UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OriginClear, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2860	26-0287664
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

13575 58th Street North, Suite 200

Clearwater, Florida 33760

(727) 440-4603
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copies to:

J. Martin Tate, Esq. Kunzler Bean & Adamson, PC 50 W Broadway, Suite 1000 Salt Lake City, Utah 84101 (801) 792-5002

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2022

ORIGINCLEAR, INC.

Up to 909,090,909 Shares of Common Stock

This prospectus relates to the resale of up to 909,090,909 shares of common stock of OriginClear, Inc. (“we” or the “Company”), par value $0.0001 per share, issuable to GHS Investments, LLC (“GHS”) pursuant to that certain Equity Financing Agreement between the Company and GHS dated October 20, 2022 (the “Financing Agreement”). The Financing Agreement permits us to “put” up to $25,000,000 in shares of our common stock to GHS over a period of up to twenty-four (24) months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

GHS is an “underwriter” within the meaning of the Securities Act, in connection with the resale of our common stock under the equity line Financing Agreement, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the resale of the Common Stock by GHS (referred to herein as the “Selling Stockholder”). We will pay for expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account.

The Common Stock is quoted on the OTC Markets, under the symbol “OCLN.” On November 29, 2022, the last reported sale price of the Common Stock on the OTC Markets was $0.018 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2022.

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “OCLN,” the “Company,” “we,” “us,” and “our” refer to OriginClear, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

OriginClear, Inc. (“we”, “us”, “our”, the “Company” or “OriginClear”) was incorporated on June 1, 2007, under the laws of the State of Nevada. We have been engaged in business operations since June 2007. In 2015, we moved into the commercialization phase of our business plan having previously been primarily involved in research, development and licensing activities. Our principal offices are located at 13575 58th Street North, Suite 200, Clearwater, FL 33760. Our main telephone number is (727) 440-4603. Our website address is www.OriginClear.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

OriginClear is a water technology company which has developed in-depth capabilities over its 14-year lifespan. Those technology capabilities have now been organized under the umbrella brand of OriginClear Tech Group™ (www.originclear.tech). OriginClear, under the brand of OriginClear Tech Group (“OTG”), designs, engineers, manufactures, and distributes water treatment solutions for commercial, industrial, and municipal end markets.

OriginClear’s assets, subsidiaries and product offerings consist of:

●	The intellectual property of Daniel M. Early, consisting of five patents and related intellectual property, know-how and trade secrets (“Company IP”), which are intended to take the place of the applications for the company’s original technology developments.

●	Progressive Water Treatment Inc. (“PWT”) is a wholly-owned subsidiary based in Dallas, Texas, which is responsible for the bulk of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems.

●	OriginClear is also developing a new outsourced water treatment business called Water On Demand (“WOD”) as a potential revenue source. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. Four subsidiaries have been established to house capital dedicated to this program.

●	Modular Water Systems (“MWS”), is a division of PWT, which implements other Company IP.

Covid-19

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business, including the novel COVID-19 outbreak.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Shares and our Investors or prospective Investors financial condition, resulting in reduced demand for the Shares generally. Further, such risks could cause a limited attendance at membership experience events that we might sponsor or in which we might participate, or result in persons avoiding holding or appearing at in-person events. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work.

Specific to our company operations, during the pandemic period, we have enacted precautionary measures to protect the health and safety of our employees and partners. These measures include closing our office, having employees work from home, and eliminating all travel. While having employees work from home may have a negative impact on efficiency and may result in negligible increases in costs, it does have an impact on our ability to execute on our agreements to deliver our core products.

We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, partners, or vendors, or on our financial results.

Description of the Equity Financing Agreement

On October 20, 2022, the Company entered into an Equity Financing Agreement (“Financing Agreement”) and Registration Rights Agreement (“Registration Agreement”) with GHS. Under the terms of the Financing Agreement, GHS agreed to provide the Company with up to Twenty-Five Million ($25,000,000) upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”)

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed three hundred percent (200%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, in an amount equaling less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000). Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Equity Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean ninety percent (90%) of the Market Price, subject to a floor of $.0001 per share. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the Registration Statement or the date on which GHS has purchased an aggregate of $25,000,000 worth of Common Stock under the terms of the Equity Financing Agreement.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

THE OFFERING

Common stock to be offered by the Selling Stockholder	Up to 909,090,909 shares.

Shares of Common Stock outstanding before this offering	943,954,910 shares.

Shares of Common Stock outstanding after this offering	1,853,045,819 shares.

Offering Price Per Share	The Selling Stockholder GHS identified in this prospectus may sell all or a portion of the shares being offered under the Financing Agreement at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

Duration of Offering	The offering shall terminate on the earlier of (i) the date when the sale of all shares being registered is completed, or (ii) a year from the date of effectiveness of this Prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets symbol	“OCLN.”

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have not been profitable.

We were formed in June 2007 and are currently developing Water On Demand, a new business model to respond to identified market demand. Since we have not been profitable, there are substantial risks, uncertainties, expenses and difficulties that we are subject to. To address these risks and uncertainties, we must do among the following:

●	Successfully execute our business strategy;

●	Respond to competitive developments; and

●	Attract, integrate, retain and motivate qualified personnel.

There can be no assurance we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have a history of losses and can provide no assurance of our future operating results.

We have experienced net losses and negative cash flows from operating activities since inception and we expect such losses and negative cash flows to continue in the foreseeable future. For the nine months ended September 30, 2022, we had net losses of $(33,894,246) and a shareholder’s deficit of $(50,482,442). For the years ended December 31, 2021 and 2020, we incurred net (loss)/income of $(2,117,781) and $13,261,365, respectively and a shareholder’s deficit of $(22,321,917) and $(29,645,300), respectively. For the nine months ended September 30, 2022, we had a loss from operations of $3,472,921 as compared to a loss from operations of $5,929,452 for the year ended December 31, 2021. As of September 30, 2022, we had an aggregate accumulated deficit of $(132,070,171) as compared to an aggregate accumulated deficit of $(98,175,924) as of December 31, 2021. We may never achieve profitability. The opinion of our independent registered public accountants on our audited financial statements as of and for the year ended December 31, 2021 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future sales.

We will need significant additional capital, which we may be unable to obtain.

Revenues generated from our operations are not presently sufficient to sustain our operations. Therefore, we will need to raise additional capital to continue our operations. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations. In addition, we have outstanding convertible preferred stock that are convertible into common stock at variable conversion prices and in addition, in some cases entitle certain prior investors to certain make-good shares. Our issuance of common stock upon conversion of such preferred stock will result in further dilution to our stockholders.

We have incurred substantial indebtedness.

As of September 30, 2022, we had outstanding convertible promissory notes in the amount of $2,926,755. All such debt is payable within the following thirty-six months and is convertible at a significant discount to our market price of stock. Our level of indebtedness and insufficient cash on hand increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of the indebtedness. Our indebtedness, combined with other financial obligations and contractual commitments, could:

●	in the case of convertible debt that is converted into equity, result in a reduction in the overall percentage holdings of our stockholders, put downward pressure on the market price of our common stock, result in adjustments to conversion and exercise prices of outstanding notes and warrants and obligate us to issue additional shares of common stock to certain of our stockholders;

●	make it more difficult for us to satisfy our obligations with respect to the indebtedness and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in events of default under the loan agreements and instruments governing the indebtedness;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other corporate purposes;

●	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to competitors that have relatively less indebtedness;

●	limit our flexibility in planning for, or reacting to, changes in business and the industry in which we operate; and

●	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

We may incur significant additional indebtedness in the future. If we incur a substantial amount of additional indebtedness, the related risks that we face could become more significant. Additionally, the terms of any future debt that we may incur may impose requirements or restrictions that further affect our financial and operating flexibility or subject us to other events of default.

Our revenues are dependent upon acceptance of our technology and products by the market; the failure of which would cause us to curtail or cease operations.

We believe that most of our future revenues will come from the sale or license of our technology and systems. As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our technology and systems. There can be no assurance that businesses and prospective customers will adopt our technology and systems, or that businesses and prospective customers will agree to pay for or license our technology and systems. In the event that we are not able to develop a customer base that purchases or licenses our technology and systems, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

We will need to increase the size of our organization and may experience difficulties in managing growth.

We are a small company with a minimal number of employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We may not be able to successfully license our technology and commercialize our products which would result in continued losses and may require us to curtail or cease operations.

We are currently developing our new business model, Water On Demand. We are unable to project when we will achieve profitability, if at all. We cannot assure that our executive resources will be able to develop our systems fast enough to meet market requirements. We can also not assure that our systems will gain market acceptance and that we will be able to successfully commercialize the business model. The failure to successfully develop and commercialize the business model would result in continued losses and may require us to curtail or cease operations.

If a competitor were to achieve a business breakthrough, our operations and business could be negatively impacted.

There currently exist a number of businesses that are in the business of delivering turnkey “water-as-a-service” systems. Should a competitor achieve a breakthrough, we may have difficulty attracting sales. Furthermore, competitors may have access to larger resources (capital or otherwise) that provide them with an advantage in the marketplace, which could result in a negative impact on our business.

In addition, because we are the master licensee of only five issued patents, we may not be able to preclude development of even directly competing technologies using the same methods, materials and procedures as we use to achieve our results. Any of these competitive forces may inhibit or materially adversely affect our ability to attract customer licensees, or to obtain royalties or other fees from our customer licensees. This could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our long-term success depends on developing a novel outsourcing model, and we face the risks inherent in a performance-based business model.

While our engineering and technology divisions are profitable, we are developing a new business in the Design-Build-Own-Operate sector, known as Water On Demand. We may to generate revenue through the financing and management of these systems, and our long-term success depends on the performance and oversight of these systems. We expect that the amount of payments we may receive will be based upon the performance of our operating partners, and so we will be dependent on the successful operations of these partners for a significant portion of our revenues. We face risks inherent in such a delegated business model, many of which are outside of our control, including those arising from our reliance on the management and operating capabilities of our operating partners and the cyclicality of supply and demand for end-products produced using this business model. Should our managed contracts fail to achieve sufficient profitability in their operations, our payments would be diminished and our results of operations, cash flows and financial condition could be adversely affected, and any such effects could be material.

We rely on strategic partners.

We rely on strategic partners to manage our planned outsourced systems. Should our strategic partners not regard us as significant to their own businesses, they could reduce their commitment to us or terminate their relationship with us, pursue competing relationships or attempt to develop or acquire processes that compete with ours. Any such action could materially adversely affect our business.

A lack of government subsidies may hinder the usefulness of our technology.

We assemble and sell complete engineered solutions, and products, using the expertise and knowhow of PWT and MWS. Subsidies of any of the industries vary and may be reduced or eliminated, which could have a material adverse effect on our business. Likewise, regulations may become more onerous which also could have a material adverse effect on our business.

The industries in which we operate may endure deflationary cycles, affecting our ability to sell and license our systems.

It is possible that industry sector collapses and other deflationary events may impact our business materially and adversely.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific, engineering and management personnel. We are highly dependent on our management, including T. Riggs Eckelberry, who has been critical to the development of our technology and business. The loss of the services of Mr. Eckelberry would have a material adverse effect on our operations. We do not have an employment agreement with Mr. Eckelberry. Accordingly, there can be no assurance that he will remain associated with us. His efforts will be critical to us as we continue to develop our technology and as we attempt to transition to a company with profitable commercialized products and services. If we were to lose Mr. Eckelberry, or any other key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

Competition from other companies in our market may affect the market for our technology.

New companies are constantly entering the market, thus increasing the competition. Larger foreign owned and domestic companies which have been engaged in prefabricated or modular water systems or Design-Build-Own-Operate (DBOO) for substantially longer periods of time may have access to greater financial and other resources. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own manufacturing and marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we or our customers are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition.

Risks Related to Our Intellectual Property

If we fail to establish, maintain and enforce intellectual property rights with respect to our technology, our financial condition, results of operations and business could be negatively impacted.

Our ability to establish, maintain and enforce intellectual property rights with respect to the technology that we have acquired under master license will be a significant factor in determining our future financial and operating performance. We seek to protect our intellectual property rights by relying on a combination of trade secret and copyright laws, and the licensing of external patents. We also use confidentiality and other provisions in our agreements that restrict access to and disclosure of our confidential know-how and trade secrets.

Outside of licensed patents, we seek to protect our technology and business model as trade secrets and technical know-how. However, trade secrets and technical know-how are difficult to maintain and do not provide the same legal protections provided by patents. In particular, only patents will allow us to prohibit others from using independently developed technology that is similar. If competitors develop knowledge substantially equivalent or superior to our trade secrets and technical know-how, or gain access to our knowledge through other means such as observation of our technology that embodies trade secrets at customer sites which we do not control, the value of our trade secrets and technical know-how would be diminished.

While we strive to maintain systems and procedures to protect the confidentiality and security of our trade secrets and technical know-how, these systems and procedures may fail to provide an adequate degree of protection. For example, although we generally enter into agreements with our employees, consultants, advisors, and strategic partners restricting the disclosure and use of trade secrets, technical know-how and confidential information, we cannot provide any assurance that these agreements will be sufficient to prevent unauthorized use or disclosure. In addition, some of the technology deployed at customer sites in the future, which we do not control, may be readily observable by third parties who are not under contractual obligations of non-disclosure, which may limit or compromise our ability to continue to protect such technology as a trade secret.

Monitoring and policing unauthorized use and disclosure of intellectual property is difficult. If we learned that a third party was in fact infringing or otherwise violating our intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

From our customer licensees’ standpoint, the strength of the intellectual property under which we intend to grant licenses can be a critical determinant of the value of these licenses. If we are unable to secure, protect and enforce our intellectual property, it may become more difficult for us to attract new customers. Any such development could have a material adverse effect on our business, prospects, financial condition and results of operations.

Although we have filed various patent applications for some of our original technologies, we have opted to abandon or transfer them, in favor of a trade secrets policy.

Even if we do pursue patent protection for our inventions, these patents may not provide meaningful protection or commercial advantage. In the US, patents only provide protection for a 20-year period starting from the filing date and the longer a patent application takes to issue the less time there is to enforce it. Further, the claims under any patents that issue from our applications may not be broad enough to prevent others from developing technologies that are similar or that achieve similar results. It is also possible that the intellectual property rights of others will bar us from licensing our technology and bar us or our future licensees from exploiting any patents that issue from our pending applications. Numerous U.S. and foreign issued patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any patents that issue from our applications may also be challenged by our competitors on the basis that they are otherwise invalid or unenforceable.

We may face claims that we are violating the intellectual property rights of others.

We may face claims, including from direct competitors, other water companies, scientists or research universities, asserting that our business models, technology or the commercial use of such technology infringe or otherwise violate the intellectual property rights of others. We have not conducted infringement, freedom to operate or landscape analyses, and as a result we cannot be certain that our technologies and processes do not violate the intellectual property rights of others. We expect that we may increasingly be subject to such claims as we begin to earn revenues and our market profile grows.

We may also face infringement claims from the employees, consultants, agents and outside organizations we have engaged to develop our technology. While we have sought to protect ourselves against such claims through contractual means, we cannot provide any assurance that such contractual provisions are adequate, and any of these parties might claim full or partial ownership of the intellectual property in the technology that they were engaged to develop.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our current technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all. If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to license our technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if any license agreements provide that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of our technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

Any claims brought against us or any customer licensees alleging that we have violated the intellectual property of others could have negative consequences for our financial condition, results of operations and business, each of which could be materially adversely affected as a result.

Risks Related to Our Common Stock

Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

We have issued common stock, convertible securities (such as convertible debentures, convertible preferred stock, and notes) and warrants in order to raise money, some of which have anti-dilution and other similar protections. We have also issued incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, result in a reduction in the overall percentage holdings of our stockholders, could put downward pressure on the market price of our common stock, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional shares of common stock to certain of our stockholders.

Our chief executive officer owns the majority of the voting power of our shareholders.

As the holder of our outstanding shares of Series C Preferred Stock, our chief executive officer, T. Riggs Eckelberry has 51% of the voting power of the Company’s shareholders. As a result, Mr. Eckelberry has the ability to control all matters submitted to shareholders, and his interests may differ from those of other shareholders.

We have created various series of preferred stock and our articles of incorporation allow for our board to create additional new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue additional shares of our preferred stock without further stockholder approval. Our board of directors has created various series of preferred stock and may create additional series in the future with various preferential rights over the common stock.

Our issuance of common stock upon conversion of outstanding preferred stock will result in dilution to our stockholders.

We have outstanding various series of preferred stock that are convertible into common stock, including varies series that are convertible into common stock at variable conversion prices and which in some cases entitle certain prior investors to certain make-good shares (see Note 3 to the financial statements included in this prospectus). Our issuance of common stock upon conversion of outstanding preferred stock will result in dilution to holders of our common stock, which may have a negative effect on the price of our common stock.

There is a limited public market for our common stock.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is quoted on the OTC Pink, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Capital Market or other national securities exchange. These factors may have an adverse impact on the trading and price of our common stock. And our common stock may be less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market for our common stock is highly volatile and subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to us could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

Our stock is subject to the penny stock rules, which impose significant restrictions on broker-dealers and may affect the resale of our stock.

Our common stock has been subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; issued by a registered investment company; excluded from the definition on the basis of price (at least US$5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Securities and Exchange Commission (“SEC”). Our common stock is considered to be a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” As our common stock is considered to be “penny stock,” trading in our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. This may reduce the liquidity and trading volume of our shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. During the year ended December 31, 2021, we carried out an evaluation, under the supervision and with the participation of our management, including the principal executive officer and the principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation and due to the lack of segregation of duties due to small Company staff size, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective as of the end of the period covered by this prospectus. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies, if any, in our internal controls over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal controls over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

We do not intend to pay dividends on our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. In addition, we have outstanding various series of preferred stock that are entitled to dividends prior to payment of any dividends on our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by GHS (the Selling Stockholder identified in this prospectus). However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Purchase Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Purchase Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase by the Company. The shares are being registered on behalf of the Selling Stockholders identified in this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the resale of up to 909,090,909 shares of common stock of OriginClear, Inc. (“we” or the “Company”), par value $0.0001 per share, issuable to GHS Investments, LLC (“GHS”) pursuant to that certain Equity Financing Agreement between the Company and GHS dated October 20, 2022 (the “Financing Agreement”). The Financing Agreement permits us to “put” up to $25,000,000 in shares of our common stock to GHS over a period of up to twenty-four (24) months. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The following table sets forth:

●	the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;

●	the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, as of the date of this Prospectus, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

●	the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;

●	the number of shares to be beneficially owned by the Selling Stockholder and its affiliates following the sale of any shares covered by this prospectus; and

●	the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and its affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholder’s ownership of Common Stock as of the date of this prospectus.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of shares of Beneficially Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this		Number of shares of Common Stock Beneficially Owned After Offering(1)(2)
Name of Selling Stockholder	Offering(1)	Prospectus		Number	Percent
GHS Investments, LLC(3)	0	909,090,909	(4)	909,090,909	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to derivative securities exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any person.

(2)	Assumes that Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

(4)	Represents the amount of Common Stock issuable upon Purchase Notices pursuant to the Equity Financing Agreement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 909,090,909 shares of common stock, issuable to GHS, the Selling Stockholder, pursuant to a “Put Notice” under an Equity Financing Agreement, dated October 20, 2022, that we entered into with GHS. The Financing Agreement permits us to “put” up to $25,000,000 in shares of our common stock to GHS over a period of up to twenty-four (24) months. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest traded price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 4.99%.

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company is authorized to issue 16,000,000,000 shares of common stock at a par value of $0.0001 and as of November 30, 2022 had 943,954,910 shares of common stock issued and outstanding.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock outstanding at that time after payment of other claims of creditors.

Preferred Stock

We have authority to issue 550,000,000 shares of Preferred Stock at a par value of $0.0001 and had 31,547,873 shares of preferred stock issued and outstanding as of the date of this prospectus. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series C

On March 14, 2017, the Board of Directors authorized the issuance of 1,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry in exchange for his continued employment with the Company. The holder of Series C preferred stock is not entitled to receive dividends, is not entitled to any liquidation preference and shares of Series C preferred stock does not have any conversion rights. The Series C Preferred Stock entitles the holder to 51% of the total voting power of our stockholders. The purchase price of the Series C preferred stock was $0.0001 per share representing a total purchase price of $0.10 for 1,000 shares. As of September 30, 2022, there were 1,000 shares of Series C preferred stock outstanding held by Mr. Eckelberry.

Series D-1

On April 13, 2018, the Company designated 50,000,000 shares of its authorized preferred stock as Series D-1 preferred stock. The shares of Series D-1 preferred stock are not entitled to dividends and do not have a liquidation preference. Each share of Series D-1 preferred stock is convertible into 0.0005 of one share of common stock. The Series D-1 preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock, which amount may be increased to 9.99% at the holders discretion upon 61 days’ written notice. As of September 30, 2022, there were 31,500,000 shares of Series D-1 preferred stock issued and outstanding.

Series E

On August 14, 2018, the Company designated 4,000,000 shares of its authorized preferred stock as Series E preferred stock. The shares of Series E preferred stock are not entitled to dividends and not have a liquidation preference. Each share of Series E preferred stock is convertible into 0.05 shares of common stock. The shares of Series E preferred stock do not carry any voting rights. The Series E preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock which amount may be increased to 9.99% at the holder’s discretion. During the nine months ended September 30, 2022, the Company issued an aggregate of 76,865 shares of common stock upon conversion of 1,537,213 shares of Series E preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were no shares of Series E preferred stock issued and outstanding.

Series F

On August 14, 2018, the Company designated 6,000 shares as Series F preferred stock. The shares of Series F preferred stock have a liquidation preference equal to the stated value of $1,000 per share plus any accrued but unpaid dividends. The Series F preferred stock is not convertible into common stock. The holders of outstanding shares of Series F preferred stock are entitled to quarterly dividends at the annual rate of 8% of the stated value, in preference to any dividends on the common stock. The shares of Series F preferred stock do not carry any voting rights. The Company may, in its sole discretion, at any time while the Series F preferred stock is outstanding, redeem all or any portion of the outstanding Series preferred stock at a price equal to the stated value, plus any accrued but unpaid dividends. As of September 30, 2022, the Company had 60 outstanding shares of Series F preferred stock, which the Company was required to, and failed to redeem on September 1, 2020, and remains in default for an aggregate redemption price (equal to the stated value) of $60,000.

Series G

On January 16, 2019, the Company designated 6,000 shares as Series G preferred stock, each share having a stated value of $1,000 per share and holders of Series G preferred stock are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly. The Series G preferred stock does not have voting rights, except as required by law and is not convertible into common stock. The Company may, in its sole discretion, at any time while the Series G preferred stock is outstanding, redeem all or any portion of the outstanding Series G preferred stock at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem such shares of Series G preferred stock on April 30, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. Pursuant to certain subscription agreements entered into with purchasers of the Series G preferred stock, each purchaser received shares of the Company’s common stock equal to an amount of, for each share of Series G preferred stock purchased, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and purchase price from such investor. As of September 30, 2022, there were 25 shares of Series G preferred stock issued and outstanding, which the Company was required to, and failed to redeem on April 30, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series I

On April 3, 2019, the Company designated 4,000 shares of preferred stock as Series I. The Series I has a stated value of $1,000 per share. Series I holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series I is not entitled to any voting rights except as may be required by applicable law, and are not convertible into common stock. The Company has the right to redeem the Series I at any time while the Series I are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series I two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series I between May 2, 2021 and June 10, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the nine months ended September 30, 2022, the Company exchanged an aggregate of 210 shares of Series I preferred stock for 210 shares of Series W preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 25 shares of Series I preferred stock issued and outstanding which the Company was required to, and failed to redeem by June 10, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series J

On April 3, 2019, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series J preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series J COD, which includes certain make-good shares for certain prior investors. During the nine months ended September 30, 2022, the Company issued an aggregate of 512,737 shares of common stock upon conversion of 5 shares of Series J preferred stock, for a loss in the amount of $5,203. As of September 30, 2022, there were 210 shares of Series J preferred stock issued and outstanding.

Series K

On June 3, 2019, the Company designated 4,000 shares of preferred stock as Series K. The Series K has a stated value of $1,000 per share. Series K holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series K is not entitled to any voting rights except as may be required by applicable law, and is not convertible into common stock. The Company has the right to redeem the Series K at any time while the Series K are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series K two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series K between August 5, 2021 and April 24, 2022, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the nine months ended September 30, 2022, the Company exchanged an aggregate of 85 shares of Series K preferred stock for 85 shares of Series W preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 432 shares of Series K preferred stock issued and outstanding which the Company was required to, and failed to redeem by April 24, 2022, and was and remains in default for an aggregate redemption price (equal to the stated value) of $432,150.

Series L

On June 3, 2019, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series L preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series L COD, which includes certain make-good shares for certain prior investors. During the nine months ended September 30, 2022, the Company issued an aggregate of 25,145,849 shares of common stock upon conversion of 284 shares of Series L preferred stock, for a loss in the amount of $358,585. As of September 30, 2022, there were 321 shares of Series L preferred stock issued and outstanding.

Series M

On July 1, 2020, the Company designated 800,000 shares of its preferred stock as Series M. Each share of Series M has a stated value of $25. The Series M is not convertible into common stock. The holders of outstanding shares of Series M are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the common stock. The Series M is entitled to a liquidation preference in an amount equal to $25 per share plus any declared but unpaid dividends, before any payments to holders of common stock. The Series M have no pre-emptive or subscription rights, and there are no sinking fund provisions applicable to the Series M. The Series M does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series M preferred stock. To the extent it may lawfully do so, the Company may, in its sole discretion, at any time when there are outstanding shares of Series M, redeem any or all of the then outstanding shares of Series M at a redemption price of $37.50 per share (150% of the stated value) plus any accrued but unpaid dividends. As of September 30, 2022, there were 40,300 shares of Series M preferred stock issued and outstanding.

Series O

On April 27, 2020, the Company designated 2,000 shares of preferred stock as Series O. The Series O has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends (i) in cash at an annual rate of 8% of the stated value, and (ii) in shares of common stock of the Company (valued based on the conversion price as in effect on the last trading day of the applicable fiscal quarter) at an annual rate of 4% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series O has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series O has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series O. The Series O does not have voting rights except as required by law. The Series O is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series O being converted by the conversion price, provided that, the Series O may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series O at any time while the Series O are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the nine months ended September 30, 2022, the Company issued an aggregate of 1,258,812 shares of common stock upon conversion of 25 shares of Series O preferred stock and issued an aggregate of 917,821 shares of common stock in prorated 4% annualized dividends which were recorded as interest expense. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 590 shares of Series O preferred stock issued and outstanding.

Series P

On April 27, 2020, the Company designated 500 shares of preferred stock as Series P. The Series P has a stated value of $1,000 per share, and entitles holders to receive dividends on an as-converted basis with the Company’s common stock. The Series P is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Certificate of Designation of Series P preferred stock, which includes certain make-good shares for certain prior investors, and provided that, the Series P may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Series P entitles the holders to a payment on an as-converted and pari passu basis with the common stock upon any liquidation. The Series P has no preemptive or subscription rights, and there is no sinking fund or redemption provisions applicable to the Series P. The Series P votes on an as-converted basis with the common stock, subject to the beneficial ownership limitation. During the nine months ended September 30, 2022, the Company issued an aggregate of 3,527,317 shares of common stock upon conversion of 28 shares of Series P preferred stock, for a loss in the amount of $70,592. As of September 30, 2022, there were 30 shares of Series P preferred stock issued and outstanding.

Series Q

On August 21, 2020, the Company designated 2,000 shares of preferred stock as Series Q. The Series Q has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series Q has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series Q has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series Q. The Series Q does not have voting rights except as required by law. The Series Q is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series Q being converted by the conversion price, provided that, the Series Q may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series Q at any time while the Series Q are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the nine months ended September 30, 2022, the Company issued an aggregate of 12,642,226 shares of common stock upon conversion of 100 shares of Series Q preferred stock and exchanged 200 shares of Series F preferred stock for 200 shares of Series Q preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 615 shares of Series Q preferred stock issued and outstanding.

Series R

On November 16, 2020, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series R holders are not entitled to any voting rights except as may be required by applicable law. The Series R is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series R being converted by the conversion price; certain prior investors are also entitled to certain make-good shares; provided that, the Series R may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series R at any time while the Series R are outstanding at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid cash dividends, or, if paid in shares of common stock, in an amount of shares determined by dividing the stated value being redeemed by the conversion price. The subscribers were offered warrants with the purchase of Series R but all warrants expired as of September 30, 2022. During the nine months ended September 30, 2022, the Company issued an aggregate of 44,494,096 shares of common stock upon conversion of 604 shares of Series R preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 2,828 shares of Series R preferred stock issued and outstanding.

Series S

On February 5, 2021, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series S holders are not entitled to any voting rights except as may be required by applicable law. The Series S is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series S being converted by the conversion price, provided that, the Series S may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series S at any time while the Series S are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. As of September 30, 2022, there were 170 shares of Series S preferred stock issued and outstanding.

Series T

On February 24, 2021, the Company designated 630 shares of preferred stock as Series T. The Series T has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable monthly. The Series T holders are not entitled to any voting rights except as may be required by applicable law. The Series T is convertible into common stock of the Company pursuant to the Series T COD, provided that, the Series T may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company will have the right (but no obligation) to redeem the Series T at any time while the Series T are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which may be exercised at any time in whole or in part. Per the SPA, the Series T, including any convertible shares acquired pursuant to exercise of the warrants, the Company shall pay 10% annual dividends in cash, paid monthly. Purchaser may convert any portion of the Series T, including convertible shares acquired pursuant to exercise of the warrants, at any time into shares of the Company’s common stock at an agreed upon conversion rate per terms of the SPA. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company. The real property consists of residential real estate in Buenos Aires Argentina valued at $580,000, and eight undeveloped lots valued at $50,000 in Terralta private neighborhood development. The real property exchanged for 630 shares of Series T was recorded at $630,000 and reflected on the balance sheet as a long term asset for sale. The fair value of the warrants associated with acquiring 25,200,000 preferred shares were valued at $2,037,849, using the Black Scholes model and accounted for as deemed dividends and reflected in stockholder’s equity as accumulated paid in capital. The Company has actively listed the residential real property for sale since July 2021. On September 13, 2021, the Company received an offer for the property for $464,000, which was $116,000 below the original independent appraisal of $580,000. Based on that indicator of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the long term asset for sale from $630,000 to $514,000 on the balance sheet and recorded an impairment of $116,000 in the consolidated financial statements. During the nine months ended September 30, 2022, the Company issued an aggregate of 83,105,450 shares of common stock upon conversion of 612 shares of Series T preferred stock. As of September 30, 2022, there were 18 shares of Series T preferred stock issued and outstanding.

Series U

On May 26, 2021, the Company designated 5,000 shares of preferred stock as Series U. The Series U has a stated value of $1,000 per share. The Series U holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series U is convertible into common stock of the Company in an amount determined by dividing 150% of the stated value of the Series U being converted by the conversion price; certain prior investors are also entitled to certain make-good shares; provided that, the Series U may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the lesser of $0.20 or the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series U at any time at a redemption price equal to, if paid in cash, the stated value, or, if paid in shares of common stock, in an amount of shares determined by dividing 200% of the stated value being redeemed by the conversion price then in effect, and adding any applicable make-good shares. During the nine months ended September 30, 2022, the Company issued an aggregate of 30,629,247 shares of common stock upon conversion of 582 shares of Series U preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 485 shares of Series U preferred stock issued and outstanding, along with 5,965,000 Series A warrants (with an exercise price of $0.10), 2,500,000 Series A1 warrants (with an exercise price of $0.10), 6,246,000 Series B warrants (with an exercise price of $0.25), and 1,561,500 Series C warrants (with an exercise price of $1.00) issued and outstanding with a fair value of $23,053 on the original issuance. The warrants were valued using the Black Scholes model (See Note 4).

Series W

On April 28, 2021, the Company designated 3,390 shares of preferred stock as Series W. The Series W has a stated value of $1,000 per share, and Series W holders are entitled to cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly. The Series W holders are not entitled to any voting rights except as may be required by applicable law. The Series W is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series W being converted by the conversion price; provided that, the Series W may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series W at any time at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the nine months ended September 30, 2022, the Company issued 85 shares of Series W preferred stock in exchange for 85 shares of Series K preferred stock, issued 210 shares of Series W preferred stock in exchange for 210 shares of Series I preferred stock and issued an aggregate of 21,489,284 shares of common stock upon conversion of 245 shares of Series W preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 795 shares of Series W preferred stock issued and outstanding.

Series X

On August 10, 2021, the Company designated 25 shares of preferred stock as Series X. The Series X has a stated value of $10,000 per share. The Series X holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series X is convertible into common stock of the Company pursuant to the Series X COD, provided that, the Series X may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). Beginning on the one year anniversary of the subscription agreement for the Series X Preferred Stock, until the two year anniversary of the subscription agreement, the holders will have the right to require the Company to redeem all of the Series X purchased by the subscriber at a price equal to 125% of the $250,000 original purchase price, or $312,500. The holders also have the right, exercisable at any time, to require the Company to redeem all of the holder’s Series X in exchange for the issuance of shares of the Company’s common stock in an amount equal to 250% of the original $250,000 purchase price, or $625,000, divided by the closing price of the Company’s common stock as of the date the holders executed the subscription agreement. On August 10, 2021, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series X preferred stock for a purchase price of $250,000. Per the Series X COD, as of March 31, 2022, $140,000 of the $250,000 was classified as restricted cash. On August 10, 2022, holder of Series X removed that restriction. As of September 30, 2022, there were 25 shares of Series X preferred stock issued and outstanding.

Series Y

On December 6, 2021, the Company designated 3,000 shares of preferred stock as Series Y. The Series Y has an original issue price of $100,000 per share, and holders are entitled to receive, on a pro rata and pari passu basis, annual distribution of up to 25% of annual net profits of newly established, wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series Y holders are not entitled to any voting rights except as may be required by applicable law. The Series Y is convertible into common stock of the Company pursuant to the Series Y COD, provided that, the Series Y may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Y at any time at a redemption price equal to, if paid in cash, the original issue price plus any accrued but unpaid distributions of 25% of the subsidiary’s annual net profits. In addition, the Series Y holders are entitled to receive shares of Series A preferred stock in the Company’s subsidiary Water On Demand, Inc. Between January 20, 2022 and January 25, 2022, the Company issued 4 shares of Series Y preferred stock in exchange for 4 shares of Series V preferred stock for an aggregate value of $400,000, and issued an aggregate of 3,200,000 warrants with a fair value of $93,915 upon original issuance to the Series Y investors. During the nine months ended September 30, 2022, the Company issued an aggregate of 108,238,078 shares of common stock upon conversion of 15 shares of Series Y preferred stock. Per the Series Y COD, $2,604,639 of the $5,209,277 aggregate received for Series Y was classified as restricted cash. As of September 30, 2022, there were 37.1 shares of Series Y preferred stock along with 41,674,216 warrants with a fair value of $1,160,266 (with exercise prices between $0.13 and $0.25) issued and outstanding. The warrants were valued using the Black Scholes model (See Note 4).

Series Z

On February 11, 2022, the Company designated 25 shares of preferred stock as Series Z. The Series Z has an original issue price of $10,000 per share. The Series Z holders are not entitled to dividends or any voting rights except as may be required by applicable law. The Series Z is convertible into common stock of the Company pursuant to the Series Z COD, provided that, the Series Z may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Z at any time at a redemption price equal to the original issue price plus any accrued but unpaid distributions of 25% of Subsidiary’s annual net profits. On February 18, 2022, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series Z preferred stock for a purchase price of $250,000 and issued an aggregate of 2,500,000 warrants with a fair value of $69,823 (with an exercise price of $0.10) to Series Z holders. As of September 30, 2022, there were 25 shares of Series Z preferred stock issued and outstanding.

As of September 30, 2022, the Company accrued aggregate dividends in the amount of $393,228 for all series of preferred stock.

The Series J, Series L, Series M, Series O, Series P, Series Q Series R, Series S, Series T, Series U, Series V, Series W, Series X, Series Y, and Series Z preferred stock are accounted for outside of permanent equity due to the terms of conversion at a market component or stated value of the preferred stock.

Transfer Agent

The transfer agent for our capital stock is Colonial Stock Transfer with an address of 7840 S 700 E, Sandy, UT 84070. The telephone number is 801-355-5740.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

●	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

●	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Undesignated Preferred Stock

We are authorized to issue 550,000,000 shares of preferred stock, of which 1,000 shares are designated as Series C Preferred Stock, 50,000,000 are designated as Series D-1 Preferred Stock, 4,000,000 are designated as Series E Preferred Stock, 6,000 are designated as Series F Preferred Stock, 6,000 are designated as Series G Preferred Stock, 4,000 are designated as Series I Preferred Stock, 100,000 are designated as Series J Preferred Stock, 4,000 are designated as Series K Preferred Stock, 100,000 are designated as Series L Preferred Stock, 800,000 are designated as Series M Preferred Stock, 2,000 are designated as Series O Preferred Stock, 5,000 are designated as Series R Preferred Stock, 430 are designated as Series S Preferred Stock, 630 are designated as Series T Preferred Stock, 5,000 are designated as Series U Preferred Stock, 3,000 are designated as Series V Preferred Stock, 3,390 are designated as Series W Preferred Stock, 25 are designated as Series X Preferred Stock, and 3,000 are designated as Series Y Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

The provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our officers and directors. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
T. Riggs Eckelberry	70	Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President

Prasad Tare	47	Chief Financial Officer

Tom Marchesello	52	Chief Operating Officer

Anthony Fidaleo	63	Director

Jean-Louis Kindler	59	Director

Byron Elton	67	Director

T. Riggs Eckelberry - Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President

Mr. Eckelberry has served as our Chief Executive Officer, Chairman, Secretary, Treasurer, and President since our inception in June 2007. As co-founder, Mr. Eckelberry brings his veteran technology management skills to the Blue Technology sector. As President and COO of CyberDefender Corporation from 2005 to 2006, he was instrumental in building the company and its innovative product line, helping to achieve initial funding and a NASDAQ IPO. From 2001 to mid-2005, he helped launch and turn around technology companies as founder and President of TechTransform, a technology consulting firm. In 2004, he was a key member of the team that commercialized YellowPages.com, resulting in its sale for $100 million to SBC/BellSouth. In 2003, he helped make Panda Software a key player in the US market as the General Manager of its US unit. During the high-tech boom of the 1990s, he was responsible for the global brand success of the software product, CleanSweep; as Chief Operating Officer of MicroHouse Technologies, he helped to achieve a successful sale of the company to Earthweb; and he was a key member of the team that sale of venture-backed TriVida to what is now a division of ValueClick: (VCLK). During Mr. Eckelberry’s early career in the non-profit sector, he received a master’s license for oceangoing vessels. As one of the founders of the Company and a veteran executive, Mr. Eckelberry’s experience and qualifications are essential to the board of directors.

Prasad Tare – Chief Financial Officer

Mr. Tare was named CFO in June 2021. Mr. Tare brings 15+ years of experience in public accounting, financial reporting, risk and internal controls advisory services. His skillset includes company-wide risk assessments to improve focus to critical areas as well as more efficient and effective audit activities. Mr. Tare started his career with PwC India, where he was part of the financial statements’ assurance teams for various multi-national companies. In 2004, he moved to the United States where he has worked for top regional and national public accounting and consulting firms. He also led external audit engagements for large public companies like Steve Madden, The United Retail Group, and Double-Take Software.

Tom Marchesello – Chief Operating Officer

Mr. Marchesello was named COO in June 2019. For the five years prior to joining the Company, Mr. Marchesello operated as an executive-level Business Consultant, specializing in environmental, social and governance (ESG) corporate strategy, operations, & investor relations to private-equity funded portfolio companies in high technology & industrial manufacturing industries. Prior to that, he was Director of M&A with Bainbridge. Mr. Marchesello served in the U.S. Air Force as a Captain at Air Force Space Command headquarters, leading aerospace operations and strategic planning for satellite communications, earth science monitoring and Geographic Information (GIS) and Positioning (GPS) Systems. After leaving the service, Mr. Marchesello worked in finance and high technology operations for 20 years with such companies as Sony Electronics, Thompson Reuters, Morgan Stanley, Bainbridge and CME Group. Mr. Marchesello holds a BS in Finance from Pennsylvania State University and an MBA from San Diego State University and holds US Patent #7,613,634, for performing Electronic Retailing. He received two Air Force Achievement Medals, two Air Force Commendation Medals and a Gulf War Service Medal.

Anthony Fidaleo – Director

Mr. Fidaleo has served as our director since June 2012. Mr. Fidaleo has run his own accounting and consulting practice since 1992, primarily as an acting Chief Financial Officer or Senior Consultant for publicly traded companies ranging from start-ups to Fortune 500 companies. From November 2005 to February 2009 Mr. Fidaleo was the Chief Financial Officer, Chief Operating Officer, Executive Vice President and Member of the Board of Directors and Operating Committee for iMedia International, Inc. an early stage publicly traded interactive content solutions company. Mr. Fidaleo is a California CPA (inactive) and was in public accounting from 1982 through 1992, primarily with BDO Seidman, LLP where he attained the level of audit senior manager. Mr. Fidaleo holds a B.S. degree in Accounting from California State University at Long Beach. Mr. Fidaleo’s accounting and financial experience qualifies him to serve as a member of our board of directors.

Jean-Louis Kindler – Director

Mr. (“JL”) Kindler has served as our director since December 2013. As President of OriginClear Technologies, he led the commercialization of OriginClear’s breakthrough water treatment technology. Since 2019, he has been the CEO of Clean Energy Enterprises Inc., established to commercialize the Blue Tower biomass-to-hydrogen system he helped develop two decades ago in Japan. Mr. Kindler is a veteran of 25 years as both a top executive and engineer in environmental technologies. Before OriginClear, JL was co-founder and Chief Technology Officer of Ennesys, the company’s French joint venture, where he designed its patent-pending waste-to-energy system. Earlier, as founding CEO of MHS Equipment, a French nanotechnologies equipment manufacturing firm (42 M€, 360 employees in 2008), he led the development of a breakthrough fuel cell process. And earlier still, his twenty-year career in Japan gave him unique insight into fast-growing Asian markets. There, as principal of technology incubator Pacific Junction, JL completed various assignments. These included technology sourcing for the French industrial group GEC-Altshom, building the first commercial unit of the Blue Tower (to which he has recently returned in its now-fourth generation), and market development for a fluids mixing technology that helped inspire early OriginClear inventions. Mr. Kindler holds a Master’s in Economics and Public Policy from the Institute of Political Science in Lyon, France, and an MBA in International Management in Paris. Mr. Kindler’s executive and management experience, and past involvement in the company’s technology and operations, qualifies him to serve as a member of our board of directors.

Byron Elton – Director

Mr. Elton has served as our director since January 2014. Mr. Elton is an experienced media and marketing executive with a proven record in pioneering new business development strategies and building top-flight marketing organizations. Since June 2018, he has been President of Elton Enterprises, Inc., which is involved in the wellness, fitness and health sector. Elton is currently opening six StretchLab Studios in the Los Angeles and Seattle markets (stretchlab.com). He is a co-founder since June 2017 of Pardue Associates, operating monsho, a brand-centric, creative communications agency focused on delivering results. From 2013 to 2017, Mr. Elton was a partner of Clear Search, an executive search firm. Prior to that, from 2009 until 2013, Mr. Elton served as President and Chief Executive Officer of Carbon Sciences, Inc. (“Carbon Sciences”) (OTCBB: CABN) and has served as Chairman of Carbon Sciences since March 2009. Carbon Sciences is an early stage company developing a technology to convert earth destroying carbon dioxide into a useful form that will not contribute to greenhouse gas. Mr. Elton previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California in 1995 to 2000 and the CBS affiliate in Monterrey, California, from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999. Mr. Elton studied Advertising and Marketing Communications at Brigham Young University. Mr. Elton’s executive and management experience qualifies him to serve as a member of our board of directors.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Election of Directors

Our directors hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

Board Independence

We currently have four directors serving on our board of directors. We are not a listed issuer and, as such, are not subject to any director independence standards. Using the definition of “independent director,” as defined by Section 5605(a)(2) of the rules of the NASDAQ Capital Market, Anthony Fidaleo, Jean-Louis Kindler and Byron Elton would be considered independent directors.

Board of Directors Meetings and Attendance

The Board of Directors held four meetings in 2021, as well as acted by unanimous written consent.  All Board members were present at all of the meetings. We have no formal policy regarding director attendance at the annual meeting of stockholders.

Committees of the Board of Directors

We have established an audit committee and compensation committee however we have not yet nominated any members to such committees. To date, our entire board has performed all of the duties and responsibilities which might be contemplated by a committee.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all our directors, officers (including our Chief Executive Officer, Chief Financial Officer and any person performing similar functions) and employees. Our Code of Ethics was filed previously with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on May 21, 2021. We have made our Code of Ethics available on our website at https://www.originclear.com/investing#codeofethics.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in our best interests and our shareholders to combine these roles. Mr. Eckelberry has served as our Chairman since our inception in 2007. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined. Our board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks.

Our board of directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Riggs Eckelberry,	2021	360,000	32,500	-	-	-	-	3,000	395,500
Chairman of the Board, Secretary & Treasurer, President and CEO	2020	360,000	-	-	-	-	-	3,000	363,000

Prasad Tare, (1)	2021	98,864	15,000	-	-	-	-	1,250	115,114
Chief Financial Officer	2020	-	-	-	-	-	-	-	-

Tom Marchesello,	2021	150,000	-	-	-	-	-	-	150,000
Chief Operating Officer	2020	150,000	-	-	-	-	-	-	150,000

(1)	Mr. Tare was appointed Chief Financial Officer in June 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

There were no stock option plans outstanding as of December 31, 2021.

Employment Agreements

We currently do not have an employment agreement with our Chief Executive Officer, Mr. Eckelberry, who is paid an annual salary of $360,000. Bonus payments, if any, are determined by the Board of Directors. For the year ended 2021, our Chief Executive Officer received a bonus in the amount of $32,500. We currently do not have an employment agreement with our Chief Financial Officer, Mr. Tare who is paid an annual salary of $180,000. For the year ended 2021, our Chief Financial Officer received a bonus in the amount of $15,000. We currently do not have an employment agreement with our Chief Operating Officer, Mr. Marchesello, who is paid an annual salary of $150,000.

Employee Benefit Plans

Beginning June 1, 2008, we implemented a company health plan for our employees.

Compensation of Directors

Our current directors presently do not receive monetary compensation for their service on the board of directors. Directors may receive compensation for their services in the future and reimbursement for their expenses as shall be determined from time to time by resolution of the board of directors.

BUSINESS

Organizational History

OriginClear, Inc. (“we”, “us”, “our”, the “Company” or “OriginClear”) was incorporated on June 1, 2007 under the laws of the State of Nevada. We have been engaged in business operations since June 2007. In 2015, we moved into the commercialization phase of our business plan having previously been primarily involved in research, development and licensing activities. Our principal offices are located at 13575 58th Street North, Suite 200, Clearwater, FL 33760. Our main telephone number is (727) 440-4603. Our website address is www.OriginClear.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

Overview of Business

OriginClear is a water technology company which has developed in-depth capabilities over its 14-year lifespan. Those technology capabilities have now been organized under the umbrella brand of OriginClear Tech Group™ (www.originclear.tech). OriginClear, under the brand of OriginClear Tech Group (“OTG”), designs, engineers, manufactures, and distributes water treatment solutions for commercial, industrial, and municipal end markets.

OriginClear’s assets, subsidiaries and product offerings consist of:

●	The intellectual property of Daniel M. Early, consisting of five patents and related intellectual property, know-how and trade secrets (“Company IP”), which are intended to take the place of the applications for the company’s original technology developments.

●	The brand, Modular Water Systems (MWS), featuring products differentiated by the Early IP and complemented with additional knowhow and trade secrets. MWS is in commercial operation and operates as a division of Progressive Water Treatment, Inc. (“PWT”), a wholly owned subsidiary of the Company based in McKinney, Texas. The Company is currently developing MWS as a discrete line of business for an eventual spinoff. In addition, the Company intends to separate the EveraMOD Pump Station product line as a standalone business.

●	Progressive Water Treatment Inc. (“PWT”) is a wholly-owned subsidiary based in Dallas, Texas, which is responsible for a significant percentage of the Company’s revenue, specializing in engineered water treatment solutions and custom treatment systems.

●	OriginClear has incubated a new outsourced water treatment business called Water On Demand (“WOD”). The WOD model intends to offer private businesses water self-sustainability as a service - the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”.

●	On April 13, 2022, the Company’s Board of Directors approved the plan to spin off its Water On Demand business into a newly formed wholly-owned subsidiary, Water On Demand Inc. (“WODI”), which will hold the assets, liabilities, intellectual property and business operations of the Water On Demand business. WODI is designed to select projects, fully qualify them, provide financing for DBOO service contracts, and thereafter manage assets, contracts, clients, investors, strategic partners and vendors.

Water Businesses

The Company develops and incubates businesses in its role as the Clean Water Innovation Hub™ (“CWIB”). The mission of CWIB in general, is to create valuable properties through an incubation process that results in the launching of valuable spinoffs that add value to the world’s water industry.

The first such spinoff was on April 13, 2022, when the Company’s Board of Directors approved the plan to spin off its Water On Demand business into a newly formed wholly-owned subsidiary, Water On Demand Inc., which will hold the assets, liabilities, intellectual property and business operations of the Water On Demand business.

Further businesses can be expected to be spun off, as the Company announced on April 26, 2022:

“The launch of Water on Demand is the first of several anticipated business property spinoffs. Other Company business properties include Modular Water Systems, which owns a master license to five key international patents for prefabricated, highly-durable modular water treatment and pumping products. Being a proprietary technology, MWS frequently qualifies as “Basis of Design” for projects, which means that competitors cannot easily undercut MWS.”

(https://www.originclear.com/company-news/originclear-to-launch-water-on-demand-fintech-startup)

CWIB’s ongoing operations include:

1.	Building a line of customer-facing water brands to expand global market presence and technical expertise. These include the wholly-owned subsidiary, Progressive Water Treatment, Inc., and the Modular Water Systems brand.

2.	Managing relationships with partners worldwide who are licensees and business partners.

3.	Developing the capability of partners to build systems and to deliver Operation & Maintenance (“O&M”) capability at scale, to support Water On Demand outsourced treatment and purification programs.

4.	Continue to study the streamlining of water assets and royalties through the blockchain, as part of the $H2O™ concept. At this time there is no plan to actively develop a blockchain-based asset.

5.	Prepare properties for eventual spinoff.

Milestones

Daniel M. Early/Modular Water Systems™

On June 22, 2018, OriginClear signed an exclusive worldwide licensing agreement with Daniel “Dan” Early for his proprietary technology for prefabricated water transport and treatment systems. On July 19, 2018, the Company began incubating its Modular Water Treatment Division (MWS) around Mr. Early’s technology and perspective customers. The Company has funded the development of this division with internal cash flow. In Q1 of 2020, the Company fully integrated MWS with wholly-owned Progressive Water Treatment Inc. Mr. Early currently serves as Chief Engineer for OriginClear.

Progressive Water Treatment Inc.

On October 1, 2015, the Company completed the acquisition of Dallas-based Progressive Water Treatment Inc. (“PWT”), a designer, builder and service provider for a wide range of industrial water treatment applications. PWT, together with MWS, other proprietary technologies and potential future acquisitions, aims to offer a complementary, end-to-end offering to serve growing corporate demand for outsourced water treatment.

PWT’s Business

Since 1995, PWT has been designing and manufacturing a complete line of water treatment systems for municipal, industrial and pure water applications. PWT designs and manufactures a complete line of water treatment systems for municipal, industrial and pure water applications. Its uniqueness is its ability to gain an in-depth understanding of customer’s needs and then to design and build an integrated water treatment system using multiple technologies to provide a complete solution for its customers.

PWT utilizes a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems. PWT also offers a broad range of services including maintenance contracts, retrofits and replacement assistance. In addition, PWT rents equipment in contracts of varying duration. Customers are primarily served in the United States and Canada, with the company’s reach extending worldwide from Siberia to Argentina to the Middle East.

PWT Milestones

In the first quarter of 2019, the Company increased the number of the manufacturer’s representatives for its operating units, PWT and Modular Water Systems (“MWS”).

On Nov 7, 2019, the Company published a case study showing how its Modular Water System may help automotive dealerships expand into rural land. The case study shows how point-of-use treatment solves lack of access to the public sewer system.

On March 5, 2020, the Company announced disruptive pump and lift station pricing, stating that its prefabricated modules with a lifespan of up to 100 years now compete with precast concrete.

On April 15, 2021, the Company announced that its Progressive Water Treatment division is now shipping BroncBoost™, its workhorse Booster Pump Station equipment line. Engineered and built in Texas, BroncBoost allows customers to control water flow rates and pressure for mission critical water distribution systems.

On August 25, 2021, PWT entered into a Master Services Agreement (MSA) with a large US public utility company for water filtration systems that will provide process water at three power plants. The utility issued a purchase order for approximately $1.8 million, for the first power plant. The total purchase price payable to PWT under the MSA is approximately $5 million, subject to certain conditions, including receipt and acceptance by PWT of additional purchase orders. We expect the overall contract to take up to two years to deliver from the date of the MSA.

In 2021, PWT received $11,319,541 in firm orders. This contrasts with $3,506,020 received in firm orders by PWT for the entirety of 2020. Orders are only a potential indication of future sales and revenue.

Modular Water Systems

On June 22, 2018, OriginClear signed an exclusive worldwide licensing agreement with Daniel “Dan” Early P. E. for his proprietary technology for prefabricated water transport and treatment systems. On July 19, 2018, the Company began incubating its Modular Water Treatment Division (MWS) around Mr. Early’s technology and perspective customers. The Company has funded the development of this division with internal cash flow. In Q1 of 2020, the Company fully integrated MWS with wholly-owned Progressive Water Treatment Inc. The Company is currently developing MWS as a discrete line of business for an eventual spinoff. Mr. Early currently serves as Chief Engineer for OriginClear.

On July 19, 2018, the Company launched its Modular Water Treatment Division, offering a unique product line of prefabricated water transport and treatment systems. Daniel “Dan” Early P.E. (Professional Engineer) heads the Modular Water Systems (“MWS”) division. On June 25, 2018, Dan Early granted the Company a worldwide, exclusive non-transferable license to the technology and knowhow behind MWS (See “Intellectual Property”). A ten-year renewal on May 20, 2020 added the right to sublicense and create manufacturing joint ventures. On July 25, 2018, MWS received its first order, for a brewery wastewater treatment plant.

With PWT and other companies as fabricators and assemblers, MWS designs, manufactures and delivers prefabricated water transport (pump and lift stations) under the EveraMOD™ brand; and wastewater treatment plant (“WWTP”) products under the EveraSKID™ and EveraTREAT™ brands to customers and end-users which are required to clean their own wastewater, such as schools, small communities, institutional facilities, real estate developments, factories, and industrial parks.

On September 28, 2021, the Company announced that MWS deployed its first Pondster™ brand modular lagoon treatment system at a Mobile Home Park (MHP) or trailer park, in Troy, Alabama. At the heart of the system is an innovative biofilm treatment process which holds promise as a core technology offering of the Company.

After just eight days, the lagoon exhibited rapid improvement in water quality (see before and after image), which is continuing. As of December 31, 2021, the Troy, Alabama project had not completed its water testing requirements and the Company continues to enhance the Pondster operation in light of lessons learned in the field. The Company regards these efforts and additional expenses as intrinsic to the commercial pilot process.

On June 16, 2022 the Company announced that MWS received purchase orders for approximately $1.5 Million in May of 2022. This compared to $1,774,880 in purchase orders for the entire year 2021.

On July 25, 2022 the Company announced that decentralized water treatment, long pioneered by OriginClear’s Modular Water Systems™(MWS), is now being mandated by major US cities to recycle water in large new buildings.

On August 12, 2022 the Company announced the inaugural delivery and installation of its pre-engineered EveraBOX™ to implement a low-risk Liquid Ammonium Sulfate (LAS) disinfectant system for Pennsylvania’s Beaver Falls Municipal Water Authority (BFMA). Typical of MWS products, EveraBOX is manufactured using inexpensive, long-lasting High-Density Polyethylene (HDPE) or Polypropylene (PP) materials. These materials have proven to be less affected by supply chain issues currently impacting metal and fiberglass construction.

Water on Demand™: a new strategic direction.

OriginClear is also developing a new outsourced water treatment business called “Water On Demand”: or “WOD” as a potential revenue source. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. On April 13, 2021, we announced formation of a wholly-owned subsidiary called Water On Demand #1, Inc. (“WOD #1”) to pursue capitalization of the equipment required. The WOD Subsidiaries, Water On Demand #2, Inc. (“WOD #2”), Water On Demand #3, Inc. (“WOD #3”), Water On Demand #4, Inc. (“WOD #4”) were separately created to permit optional segmenting of capital pools according to strategic partnerships. The Company is now simplifying this structure by placing all funds in WOD #1 and tracking the partnerships within that company. As they are subject to a security guaranty by the Company, the WOD Subsidiaries, and the capital raised for them through the Company’s Series Y offering, shall continue to be held by the Company. This capital will be made available to WODI to be deployed, subject to a planned management contract.

The Company intends to pilot a first DBOO contract and thereafter, work with regional water service companies to build and operate the water treatment systems it finances. Additional financing hubs could be set up in world financial centers.

Delegating the building and operating of WOD-financed systems to regional water companies under performance contract, with the aim of developing a network of such partners, is expected to enable rapid scale-up of the WOD program, and the partner network would create a high barrier to entry for competitors.

On April 13, 2022, the Company’s Board of Directors approved the plan to spin off its Water On Demand business into a newly formed wholly-owned subsidiary, Water On Demand Inc., which will hold the assets, liabilities, intellectual property and business operations of the Water On Demand business.

The Company stipulates that it has excluded the WOD Subsidiaries, and all capital already raised and to be raised in the future in its Series Y offering, from this assignment of assets and will make the capital available as part of a planned management contract. The Company intends to also register a Regulation A offering by WODI which is intended to accumulate capital for WODI to direct toward WOD projects.

To enable rapid scaling, WODI does not initially intend to build, maintain or service the water treatment systems it finances, but instead contract with regional water service companies to carry out these functions. On April 6, 2022, an agreement in principle was reached to work with the first of these intended contractors, Envirogen Technologies (www.envirogen.com), a 30-year international provider of environmental technology and process solutions (www.originclear.com/company-news/originclear-and-envirogen-to-partner-on-water-on-demand). Future resources to build, maintain and service these financed systems may come from acquisitions; however, these are not actively being planned.

At the time of this filing, WODI had no staff or independent resources. Under a prospective management services contract, OCLN is providing all staffing and administrative resources, as well as access to the funds it has raised for WOD investments.

Reducing Risk through Outsourcing

Inflation of water rates greatly exceeds core inflation (see Figure 2), creating a risk for managers of businesses served by municipalities. We believe this creates an incentive for self-treatment; but these businesses may lack the capital for large water plant expenditures, and the in-house expertise to manage them. Outsourcing through Water on Demand means that these companies do not have to worry about financing or managing the project.

As an example, in information technology sector, a limited number of companies operate their own server in-house powering their website. Rather, such servers are typically managed by professionals through a service level agreement. We believe this same concept can be applied towards water treatment, using outsourced water treatment solutions whereby the vendor retains ownership of the equipment. This concept is expanded to “Own and Operate”, an extension of the basic “Design and Build”, for a full offering known as “Design Build Own and Operate” or “DBOO”, which is very similar to the solar energy programs known as Power Purchase Agreements (PPAs).

Under such a plan, a business can outsource its wastewater treatment and avoid significant capital expenses and management responsibilities which can be a distraction from their core business.

We believe this is financially and operationally attractive to industrial, agricultural and commercial water users and can potentially drive additional revenue streams for OriginClear by providing water treatment as a service.

The Decentralization Megatrend

An updated report of October 2018, “Public Spending on Transportation and Water Infrastructure, 1956 to 2017” (https://www.cbo.gov/system/files?file=2018-10/54539-Infrastructure.pdf), stated that The Federal Government’s and State and Local Governments’ Spending on Water Utilities, including water supply and wastewater treatment facilities, was $4 billion in 2016.

As municipalities continue to be underfunded (Figure 1) with rising water rates (Figure 2), businesses are increasingly choosing to treat and purify their own water, in a trend known as Decentralized Water, first described in the Lux Research presentation of June 28, 2016. (https://members.luxresearchinc.com/research/report/20060).

Figure 2: Even before 2020, water and sewer rates were rising fast.
www.cbsnews.com/news/water-bills-rising-cost-of-water-creating-big-utility-bills-for-americans/

Figure 2: Even before 2020, water and sewer rates were rising fast.
www.cbsnews.com/news/water-bills-rising-cost-of-water-creating-big-utility-bills-for-americans/

Figure 2

According to the Lux Research data, the unmet infrastructure needs of America’s 150,000+ water systems will exceed $100 billion per year by 2025. And the recent Infrastructure Investment and Jobs Act only provided one-time funding of $55 billion, which is less than one year’s deficit.

It is this underfunding that is creating the water quality problems we are seeing in places like Flint, Michigan and Jackson, Mississippi.

It is not realistic to expect this underfunding of central water to be resolved anytime soon. The alternative is to simply reduce the load on these central systems. Since industry and agriculture together account for 89% of all water demand in the United States (https://ourworldindata.org/water-use-stress), we can enable commercial users to purify their own wastewater, thereby enabling water districts to focus on serving residential users – achieving a major social justice victory by simply unburdening the central facilities.

Self-treatment is a win-win, too – because businesses can do better by treating their own water; for instance, implementing recycling of the water they pay for, and controlling their own costs.

But to make such a decentralization program work, capital is needed. Most businesses simply do not have it in their capital plan to treat their own water. Now, with Water On Demand, they can forget about investing in capital and expertise: they can simply continue to pay on the meter as they always have, but to a micro-utility that sits on their own premises.

Technology specifically developed for decentralization.

In 2018, OriginClear launched its Modular Water Systems (MWS) division (www.modularwater.com), headed by Daniel M. Early, P.E., a pioneer of on-site or decentralized water treatment in this country. Supported by its proprietary technology, this division already serves businesses doing their own water treatment. These modular systems can be easily put to work for pre-funded, pay-per-gallon applications, potentially creating a barrier to entry for other companies wanting to do the same.

Also, the portable nature of some of these prefabricated, drop-in-place Modular Water Systems may provide a competitive benefit for a pure service model where the equipment remains the property of the Company, because their mobility enables some degree of repossession in the event the client fails to pay their monthly bill. We believe this is a key competitive advantage.

Finally, we could license MWS technology to Water On Demand operating partners under contract to design, build and operate systems, thus achieving both acceptance of such technology and a standardized “fleet” of installed systems.

Implementation of Water On Demand

On March 17, 2021, OriginClear incorporated Water On Demand #1 Inc. (“WOD#1”) in Nevada as a wholly owned subsidiary to operate and manage our Water on Demand business.

In November 2021, the Company created additional Water on Demand subsidiaries – Water on Demand # 2, Inc. (WOD # 2), Water on Demand # 3, Inc. (WOD # 3) and Water on Demand # 4, Inc. (WOD # 4) were separately created to permit optional segmenting of capital pools according to strategic partnerships. The Company is now simplifying this structure by placing all funds in WOD #1 and tracking the partnerships within that company. As they are subject to a security guaranty by the Company, the WOD Subsidiaries, and the capital raised for them through the Company’s Series Y offering, shall continue to be held by the Company. This capital will be made available to WODI to be deployed, subject to a planned management contract.

As of the period ended September 30, 2022, the Company received aggregate funding in the amount of $2,604,639 through the sale of its Series Y Preferred Stock dedicated to the Water on Demand program. (see Notes to Financial Statements- Sale of Preferred Stock).

The Company is now actively evaluating potential clients for a test of water treatment and purification services on a pay-per-gallon basis, but a first agreement has not been reached. Also, the Company is in early stage talks with partners to deliver DBOO services, with the Company handling contract management, finance and ownership. In the event such talks do not succeed, the Company would need to implement its own resources for such DBOO services.

Advisory Support for OriginClear

In September 2020 OriginClear announced that Philanthroinvestors had entered a strategic agreement with OriginClear and had listed the Company on its new Water Philanthroinvestors program. At the same time, OriginClear appointed Philanthroinvestors Founder, Ivan Anz and CEO, Arte Maren to OriginClear’s Board of Advisors.

$H2O™

On May 10, 2021, OriginClear filed a patent application for its “System And Method For Water Treatment Incentive”, which includes blockchain technology and non-fungible tokens (“NFT(s)”) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation, or Water On Demand.

On May 16, 2021, the Company applied for a registered trademark for the mark $H2O (also referred to as H2O) as the blockchain system representing this activity. The current filing basis is “Intent-to-use basis” (under Trademark Act Section 1(b)).

On June 10, 2021, the Company named Ricardo Fabiani Garcia, an OriginClear investor and veteran technologist, to the Company’s Board of Advisors. Mr. Garcia helping to plan the eventual rollout of $H2O.

There is no active development effort for $H2O. Depending on the final form that $H2O takes, we may encounter regulatory concerns that we cannot guarantee we will overcome. In that event, we would fall back on ordinary financial payment systems. Neither our Water on Demand or other current business models rely on any blockchain system for operation, and we can accomplish our operational goals using ordinary financial and currency channels. The Company does not intend to incorporate a blockchain system in any registered offering.

ClearAqua™

OriginClear is currently exploring a prospective utility coin, or token, named ClearAqua, It is the Company’s intent that ClearAqua will be used to create a grassroots network of users which will be able to govern actionable proposals for water projects. There is no assurance this token will be issued or if issued, will be successful.

“In 2019, J.P. Morgan became the first global bank to design a network to facilitate instantaneous payments using blockchain technology - enabling 24/7, business-to-business money movement by unveiling JPM Coin.” (https://www.jpmorgan.com/solutions/cib/news/digital-coin-payments).

We have filed, on an intent-to-use basis, US Trademark applications on July 21, 2021, for the Mark, CLEARAQUA, and the phrase “THE WATER COIN FOR THE WORLD”. We have also engaged San Diego-based Baja Technologies Inc. (“Baja”) to develop and help launch ClearAqua but no other action has been taken and ClearAqua is not in active development at this time.

Patents and Intellectual Property

On May 10, 2021, OriginClear announced that it had filed “System And Method For Water Treatment Incentive”, a patent application for using blockchain technology and non-fungible tokens (NFT) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation.

On June 25, 2018, Dan Early granted the Company a worldwide, exclusive non-transferable license to intellectual property consisting of five issued US patents, and design software, CAD, marketing, design and specification documents (“Early IP”).

On May 20, 2020, we agreed on a renewal of the license for an additional ten years, with three-year extensions. We also gained the right to sublicense, and, with approval, to create ISO-compliant manufacturing joint ventures.

The Early IP consists of combined protection on the materials and configurations of complete packaged water treatment systems, built into containers. The patents consist of the following:

#	Description	Patent No.	Date Patent Issued	Expiration Date
1	Wastewater System & Method	US 8,372,274 B2 Applications: WIPO, Mexico	02/12/13	07/16/31
2	Steel Reinforced HDPE Rainwater Harvesting	US 8,561,633 B2	10/22/13	05/16/32
3	Wastewater Treatment System CIP	US 8,871,089 B2	10/28/14	05/07/32
4	Scum Removal System for Liquids	US 9,205,353 B2	12/08/15	02/19/34
5	Portable, Steel Reinforced HDPE Pump Station CIP	US 9,217,244 B2	12/22/15	10/20/31

With the rising need for local, point-of-use or point-of-discharge water treatment solutions, the Modular Water Systems licensed IP family is the core to a portable, integrated, transportable, plug-and-play system that, unlike other packaged solutions, can be manufactured in series, have a longer life and are more respectful of the environment.

The common feature of this IP family is the use of a construction material (Structural Reinforced ThermoPlastic), for the containers that is:

●	more durable: an estimated 75 to 100-year life cycle as opposed to a few decades for metal, or 40 to 50 years maximum for concrete;

●	easier to manufacture: vessels manufacturing process can be automated; and

●	recyclable and can be made out of biomaterials

In addition, patents US 8,372,274 and US 8,871,089 (1 and 3) relate to the use of vessels or containers made out of this material combined with a configuration of functional modules, or process, for general water treatment.

Other subsequent patents, which build upon the original claims, focus on more targeted applications. These patents outline a given combination of modules engineered inside the vessel to address a specific water treatment challenge.

Expansion of the PWT and MWS Business-Lines

Beginning with its first installation, PWT built MWS components. PWT and MWS are now fully integrated as a single profit and manufacturing center.

In April 2019, we completed the expansion of our manufacturer’s representative network to serve both PWT and MWS for customer lead generation.

PRODUCTS, TECHNOLOGY AND SERVICES

The Company deploys advanced technologies at the point of use, with modular, prefabricated systems that create durable assets and water independence for industry, commerce and agriculture.

Failing infrastructure and the rising cost of water are driving businesses to treat their own water. The Company provides on-premise systems enabling very high purification and recycling levels that centralized systems cannot achieve. Systems installed at the point of use become productive assets for businesses that also increase property values. Furthermore, the Company’s products help corporations improve their environmental, social and governance (ESG) standings with water management services.

Operations & Markets

The Company focuses on meeting the needs of businesses looking for compact, advanced water treatment technologies that can be shipped to and installed at the point of use. The Company manufactures and distributes its professional-grade water treatment and conveyance products to commercial and industrial customers, fielding both direct and indirect sales channels to reach end-market clients such as hotels and resorts, real estate housing developments, office buildings, military installations, schools, farms, food and beverage manufacturers, industrial warehouse, oil and gas producers, and medical and pharmaceutical facilities.

From its Texas-based factory, the Company designs and prefabricates an entire line of plug-n-play containerized units called Modular Water Systems that enable water purification, recycling and wastewater management.

These onsite modular products provide clients with water independence through ownership and operational control over water quality, enabling them to increase productivity while reducing environmental, health and safety risks from pollution, contamination and corrosion. Modular water products are trusted to balance performance with cost-effectiveness, enabling business users to go well beyond municipal standards for water quality, therefore achieving high levels of satisfaction for their own customers, and improved sustainability for their properties.

The Company’s water treatment equipment can boost real estate asset value as a fundamental capital improvement, combined with long-lasting water savings for the corporate bottom line.

Product Portfolio

The Company groups its products into three main categories:

●	Water Treatment: achieving high grade purification;

●	Water Conveyance: water transportation and pumping; and

●	Advanced Technologies: commercialization of innovative technologies.

The Company’s complete line of compact, on-site, point-of-use products include: advanced purification systems that are skid, rack-mounted and containerized for reverse osmosis, ultrafiltration, media filtration, disinfection, water softening, ion exchange and electrodeionization (EDI), combined as needed in small to medium commercial and industrial applications, and custom-build projects. Water conveyance products include pump and lifting stations, modular storage tanks, and control monitoring panels.

 The Company’s line of modular water products and systems create “instant infrastructure” – fully engineered, prefabricated and prepackaged systems that use durable, sophisticated materials. The units are available in standard capacities for onsite closed-loop systems at commercial business locations.

The Company’s rugged wastewater treatment plants, highly reliable pump stations, and premium water purification units typically offer 25 percent lower initial costs over conventional systems, with greater quality and full connectivity. These pump stations and wastewater treatment products utilize high density thermo-plastics (HDPE) and proprietary, innovative prefabrication methods and materials that deliver the longest life and strongest products.

Original Technologies

Electro Water Separation™ (“EWS”) and Advanced Oxidation™ (“AOx”) were the Company’s original, filterless water treatment technologies, which originated in the Company’s invention of an algae dewatering process before its transition into the water industry.

EWS is OriginClear’s breakthrough water cleanup technology which utilizes a catalytic process to concentrate and eliminate suspended solids in the worst commercial and industrial wastewater.

AOx is OriginClear’s advanced oxidation technology which generates a dense cloud of ozone, hydrogen peroxide and hydroxyl radicals, dramatically reducing or eliminating dissolved organic microtoxins, including bacteria and viruses, hormones, drugs, pesticides such as Roundup, and synthetics. AOx has also been shown to effectively reduce harmful chemicals such as ammonia and hydrogen sulfide – the “rotten egg” smell in crude oil that reduces its value.

At this time, the Company is strictly marketing the EWS/AOx technology in the context of turnkey integrators such as India’s Permionics and Spain’s Depuporc. (Depuporc permanently terminated its operations in 2021 due to COVID-19 business disruptions and no future business is expected). In addition, US-based Algeternal is our partner for the original algae-harvesting applications of this technology, and reportedly continues to use Company equipment for this purpose. The Company does not maintain an internal technical staff to manage this technology or its implementation and has no plans to do so.

Market Opportunity

On a global basis, only twenty percent (20%) of all sewage and thirty percent (30%) of all industrial waste are ever treated. Water leakage results in the loss of thirty-five percent (35%) of all clean water across the planet. Cutting that number in half would provide clean water for 100 million people. This is a situation of great danger, but also great potential.

We believe businesses can no longer rely on giant, centralized water utilities to meet the challenge. That is why more and more business users are doing their own water treatment and recycling. Whether by choice or necessity, those businesses that invest in onsite water systems gain a tangible asset on their business and real estate and can enjoy better water quality at a lower cost, especially if treated water is recycled.

We believe self-reliant businesses are quietly building “decentralized water wealth” for themselves while also helping their communities. Environmental, social and governance (ESG) investing guidelines, which drive about a quarter of all professionally managed assets around the world, specifically include the key factor of how well corporations manage water.

The Company seeks to provide ESG compliant water management for corporations that are increasingly responsible for what was once delegated to central utilities. For example, when a corporation manages its own water, and uses OriginClear’s proprietary hybrid treatment methods, it can significantly reduce both water use and nutrient footprints (carbon, nitrogen, and phosphorus) in one compact package. These hybrid processes feature advanced blackwater treatment with advanced clean water processing. They can convert toxic nutrients to less harmful compounds, and even capture them for beneficial reuse purposes, as shown in OriginClear’s recent case study.

Integration of Operating Divisions

Since being acquired by OriginClear in 2015, Progressive Water Treatment, Inc. has evolved into the Company’s fabrication and manufacturing division for all of the Company’s endeavors. The team at Modular Water Systems, headed by OriginClear Chief Engineer Daniel M. Early, is responsible for design and high-level engineering, and is fully integrated with PWT for the fabrication and manufacturing division to add incremental revenue for its modular product line, without requiring large increases in personnel.

Supplier Relationship

PWT has been purchasing equipment from its many suppliers for over twenty years, with potential long-term benefits from the relationships.

MWS is positioned to take advantage of PWT’s supplier relationships, but certain components are unique to MWS’s product line. In particular, SRTP pipe is unique, for which the Company has four manufacturers, with the preferred SRTP supplier being approximately 40 miles south of PWT’s facility.

Water On Demand

In addition to our MWS and PWT lines of business, we also plan to expand our planned water outsourcing program known as “Design Build Own and Operate” or “DBOO”. Typically, DBOO has been done for very large municipal and national projects. If we are successful in raising the necessary capital, we plan to deliver DBOO for smaller systems in the $250,000-$2,000,000 hardware range (treating between 5,000 and 100,000 gallons per day). With a growing number of local businesses doing their own water treatment, we see this as a promising and underserved market.

CUSTOMERS AND MARKETS

Current water and wastewater treatment infrastructure faces a crisis. The prohibitive cost of repairing buried and aging infrastructure and the need to decrease energy use and waste in the water industry offers an opportunity for a complete design rethink. New technologies, often utilizing membranes, can decentralize water and wastewater infrastructure while improving water reuse by treating to a high standard at a small scale close to the source of generation. Additionally, new automated analytics offer solutions for these more complex decentralized solutions. (Lux Research: The Future of Decentralized Water, June 28, 2016). PWT has designed and fabricated water treatment systems for over twenty years. Major markets include:

●	Potable Water for Small Communities

●	Recirculated and Makeup Boiler and Cooling Tower Water

●	Produced Water & Frac Flowback Water

●	Food and Beverage Feed and Effluent Waters

●	Mining Effluent

●	Ground Water Recovery

●	Agriculture Effluent

●	Environmental Water Treatment for Reuse

Describing the water and wastewater treatment market as a pyramid, we put the major cities at the top of the pyramid, medium size cities in the middle and smaller towns, counties, cities, townships, state agencies, federal agencies, private individuals, commercial entities, industrial facilities, agriculture facilities at the base of the pyramid.

 We believe there are more opportunities at the base of the pyramid where the market opportunities are decentralized. Focusing on this market also helps us avoid the very competitive, low-profit and slow-growing market in the big city municipalities.

“The decentralized packaged/containerized water and wastewater treatment systems market, covering end users segments such as municipal, industrial, and commercial. The study forecasts the global market revenue to increase from $3.99 billion in 2016 to $6.08 billion in 2023, growing at a compound annual growth rate (CAGR) of 6.2%”.1

This is the market for MWS-engineered products and infrastructure solutions. As civil infrastructure ages and fails and as the costs for new and replacement infrastructure increase year over year, we believe engineers and end-users will search for new ways and methods of deploying water and wastewater systems that are less expensive to deliver and much less expensive to own and operate with the mission intent of substantially increasing the replacement intervals currently experienced by conventional materials of construction and conventional product delivery models.

Sales and Marketing

PWT’s sales strategy differs from MWS’s efforts. PWT sales are dependent upon relationships with past end-use customers and certain manufacturers’ representatives who have relationships with their regional end use customers. MWS’s sales strategy is based on developing relationships with consulting engineers and general contractors as opposed to end-use customers.

As MWS sales strategies develop, PWT believes it will gain recognition with various consulting engineers and general contractors. PWT and MWS are currently developing a stronger national representatives network to take advantage of the relationship the sales representatives have gained with engineers, contractors and end use customers.

[1]	Global Decentralized Packaged/Containerized Water and Wastewater Treatment Systems Market, Forecast to 2023, https://www.reportbuyer.com/product/4948731/global-decentralized-packaged-containerized-water-and-wastewater-treatment-systems-market-forecast-to-2023.html.

PWT and MWS have substantial experience in the water & wastewater market and as well as: conventional technologies and their limitations, new technologies, the size and demand of the market and how products are specified and implemented. They also have a strong customer focus throughout the organization to discover and diagnose the customer needs, design and deliver comprehensive solutions.

We believe the keys to capitalizing on the market are visibility, relationships, market understanding, and direct access to the opportunities. Strong marketing programs are also essential, and include: websites with solutions & credibility, sales support tools like literature& webinars and trade show presence.

Water industry projects move slowly. Most product lines for each of PWT and MWS are considered “pipeline” products and have a gestational period of 6 months to 3 years. We believe the best strategy to increase the pipeline of opportunities is to have more sales reps with relationships with engineers, contractors and end users.

Competition

PWT shares the market with a large number of suppliers which also provide system integration using multiple technologies. These include California’s PureAqua, Florida’s Harn RO, and Illinois’ Membrane Specialists. We believe PWT’s market share differs from those competitors in areas such as regional focus, customer loyalty, market focus, limited sales representation and other. For instance, 80%+ of PureAqua’s business in the Middle East, Harn RO focuses on drinking water systems for medium to large cities in the SE, Membrane Specialist focuses on tubular membranes and many more examples.

The Company is not aware of any direct competitors to MWS that are building complete water, wastewater treatment systems, and pump stations utilizing SRTP type materials. There are several manufacturers which build metal prepackaged systems, such as Georgia’s AdEdge; however, such companies do not offer the range of hybrid treatment processes available through MWS. The major indirect competition continues to be custom designed and on-site constructed concrete & steel systems. Some fiberglass is used but is very difficult to detail, is brittle and again, has a limited life compared to SRTP systems.

While manufacturers of SRTP pipe could be competitors, none of MWS’s suppliers, other than Contech, for a short period of time, has sold, or intends to sell, comparable systems to MWS’s. Their focus is simply to sell miles of pipe.

Growth Opportunities

National Sales Rep Network

In the first quarter of 2019, the Company worked to help PWT and MWS identify seasoned sales representatives across the country through recommendations from those with deep industry knowledge. Those particular representatives were contacted and meetings set to discuss the mutual opportunity. On February 5, 2019, the Company reported on initial positive results.

By early June of 2019, seven additional organizations had signed agreements. These additional organizations cover twenty-two additional states with about thirty new representatives. Training has been completed and new potential projects have been presented to PWT and MWS.

Additional sales managers, engineers and project managers will be needed for both PWT and MWS with additional production facilities necessary for PWT. The process of hiring additional personnel and obtaining additional facilities is underway.

Domestic versus International

The market opportunity for each of PWT and MWS is not limited to the United States. The US only represents 5% of the world’s population. In addition, a great deal of that population resides in undeveloped regions or regions with poor treatment systems. We believe implementing MWS’s and PWT’s decentralized technology throughout the world with joint ventures has the potential to have a significant effect on our revenue growth.

Standardization

MWS is developing standardized designs and commoditized product engineering (eliminating the custom consulting engineering work reduces overall project costs), the goal being to design a single product once and use said design as a blueprint for future products. Our goal is to continue driving the standardization and completion of each product’s engineer technical package, using computer design algorithms and standard design approaches, so that engineering costs may potentially decrease to less than 1% for each unit sold, with a long-term goal of less than 0.1%.

Sharing Technology & Projects

PWT’s systems remove suspended solids, oils, metals, and dissolved chemicals & salts. MWS’s focus is on the removal of organic contaminants. It is not uncommon for a waste stream of water to be contaminated with both inorganics and organics, for example, many current animal farms with large amounts of waste effluent that currently is pumped to lagoons that are no longer meeting environmental standards. In the alternative, the water can be treated in-line with MWS products to remove the organics, then PWT’s systems used to remove dissolved inorganics to create water suitable for irrigation or drinking water for the animals. In addition, OriginClear’s proprietary technologies have been shown to successfully treat problems such as animal farm effluents.

By combining these technologies, the offering to customers becomes stronger and more effective. And both companies benefit from a new opportunity.

More Specific Opportunities for PWT

We are interested in exploring the following opportunities, but we have no timeline for their implementation:

●	Build and promote a fleet of rental treatment systems mounted on trailers or containers. It is very common for a rental to be purchased outright. As a result, PWT’s rental fleet must be continuously replenished.

●	Develop a standard digital product line through 3-D CAD programs and market it as virtual inventory, with components on hand and engineering already done.

●	Expand production capabilities with new equipment that would lower the labor cost of production. For instance, acquire tooling that would minimize the hand tool labor.

●	Develop more services business such as membrane cleaning or resin regeneration.

More Specific Opportunities for MWS

MWS has developed a grey/black water treatment system for forward operating basis called Expeditionary Wastewater Recycling Systems (EWRS): Patent pending, US Army Human Health Command approved, fully automated, certified wastewater recycling solution which can be sold to all DOD divisions, FEMA and NGOs.

Another new product still being incubated is building manholes utilizing SRTP versus the current precast concrete approach.

Organization

MWS is now fully integrated with PWT. MWS personnel are primarily located in Virginia remote locations.

The Company supports MWS, PWT, and other subsidiaries with various administrative, accounting and marketing functions, from the Company’s headquarters in Florida.

Facilities and Equipment

Manufacturing

PWT currently leases its facility. The facility is located at 2535 E. University Drive, McKinney, Texas 75069. There are five buildings totaling 12,400 square feet on the 1.7 acres of land. There is additional expansion space for several more assembly buildings when and if needed.

PWT’s in-house engineers and designers utilize modern 3-D CAD programs to design all of the systems sold by PWT. They also design, program and build all of the control systems and the Internet-connected Process Logic Control (PLC) video screen interfaces.

PWT in-house craftsmen complete the metal and plastic machining, welding and assembly of PWT’s and MWS’s systems.

MWS engineering resources are provided both internally and externally. Daniel Early leads the engineering program and relies on support from engineering personnel and PWT to assist with manufacturing and engineering. MWS subcontracts engineering support to PWT, which employs its own established and experienced engineering team. MWS also subcontracts 2D and 3D engineering design work to outside vendors to assist in the development of standardized drawings and proposals.

MWS’s specialized manufacturing is currently outsourced to PWT and others. PWT provides substantial critical manufacturing support to MWS; this support takes the form of various sub assembly fabrication (membrane modules, equipment skids, MWS equipment buildings, etc.). PWT is the sole source provider for MWS’s integrated control panels. In addition to PWT, heavy plastic and or custom plastic manufacturing is provided by a company in Roanoke, Virginia and another in Ontario, Canada. Additional sub-contract manufacturing is available through fabricators in Hopkins, MO, Corsicana, TX, and Vernon Hills, IL.

The Company plans to transition the plastic fabrication of MWS’s pump stations and wastewater treatment systems to PWT from current subcontractors. There is no timeline for this, as it will require an additional 2,400 to 3,000 square foot building for assembly, engineers and project managers.

The components such as pumps, membranes and instruments will be acquired either through PWT’s or MWS’s normal vendors. The large diameter SRTP pipe will be acquired from a fabricator located about 40 miles south of Dallas.

The building blocks of all systems are metal reinforced or structural profile wall reinforced thermoplastics pipe (SRTP) available from one of over a half dozen pipe suppliers. Being pipes they are manufactured to be sold into high volume applications and are very economical for MWS’s high value applications. MWS purchases these plastic cylinders up to 11’ in diameter and are utilized as the vessel or housing part of the water treatment systems.

More efficient fabrication and assembly equipment are available at relatively little cost to expedite the fabrication time and improve the quality. Some of that equipment includes CNC waterjet, large diameter core drills, fusion welders and roto molders.

Acquisitions

The Company’s strategy is to grow incrementally by focusing on the water treatment services market, acquiring the hands-on service suppliers in this market. It intends to continue to develop a network of wholly owned water treatment companies to meet the needs of end users from all industries with a full range of treatment technologies. Due to increased regulation, water treatment recycling challenges and a need to focus on their own core business, many water users today are outsourcing their water treatment needs to outside experts. In addition, we have identified a major trend in decentralization of water treatment, which we believe will cause small water service companies to grow. There will be significant synergies within OTG as technology, manufacturing expertise, market knowledge, projects and opportunities are shared. The target acquisitions must be accretive in nature with solid sales growth and profitability. The acquired companies must have a solid management team to accelerate their previous growth with excellent customer service. Initially, the acquisition focus is in the U.S. but will be expanded internationally in a few years.

The Company believes that the policy of building business units from internal cash flow can be productive. It did so with the Daniel Early/MWS project and is now beginning the process again with Water On Demand and potentially in the future, the $H2O blockchain system.

Intellectual Property

Status of Original Inventions:

Early developments of the Company’s intellectual property focused on algae harvesting. Beginning in 2015, the Company applied this knowledge to water treatment and began development of EWS.

In 2018, OriginClear reorganized its intellectual property portfolio to focus exclusively on its electrochemical water treatment solution with advanced oxidation (EWS plus AOx).

The Company has chosen to protect certain intellectual property with trade secrets rather than patents. Accordingly, OriginClear no longer actively maintains the patent applications and patents to its EWS and AOx technologies, willingly deeding them to the water industry as an open resource. The Company intends to reserve to itself and its partners the protected communication of further discoveries and trade secrets relative to the EWS and AOx technology domains.

At this time, the Company is not actively pursuing the development of the EWS or AOx technologies.

Patents:

●	On May 10, 2021, OriginClear announced that it filed “System And Method For Water Treatment Incentive”, a patent application for using blockchain technology and non-fungible tokens (NFT) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation. The application status is provisional.

Trademarks:

●	On April 2, 2015, we filed a trademark application with the USPTO to protect the intellectual property rights for our wordmark “OriginClear”. On August 16, 2016, the wordmark was registered with Registration Number 5023444. The registration is current.

●	On April 8, 2015, we filed a trademark application with the USPTO to protect the intellectual property rights for our current company logo “OriginClear” with the stylized “O”. On August 16, 2016, the mark was registered with Registration Number 5027992. The registration is current.

●	On January 17, 2021, we filed a trademark application with the USPTO to protect the intellectual property rights for “Waterpreneur”. The current filing basis is “Use in commerce” (under Trademark Act Section 1(a)). Worldwide registration is in process of completion.

●	On May 16, 2021, we filed a trademark application with the USPTO for the mark “$H2O”. The current filing basis is “Intent-to-use basis” (under Trademark Act Section 1(b)). Worldwide registration is in process of completion.

Licensed Patents:

On June 25, 2018, Daniel Early granted the Company a worldwide, exclusive non-transferable license to intellectual property consisting of five issued US patents, and design software, CAD, marketing, design and specification documents. See “Products, Technology and Services—Patents”.

Research and Development

During the years ended December 31, 2021 and 2020, we invested $0 and $110,338, respectively, on research and development of our technologies. Research and development costs included activities related to technology development.

Employees

As of November 30, 2022, we had 34 employees, all of whom are full-time.

Summary of Significant Risk Factors

Investing in our shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our shares. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

Corporate Information

Our common stock is quoted on the OTC Pink under the symbol “OCLN”.

Our principal executive offices are located at 13575 58th Street North, Suite 200, Clearwater, FL 33760, and our telephone number is (727) 440-4603. Our website is www.originclear.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this annual report, and you should not consider information on our website to be part of this annual report.

Legal Proceedings

Except as set forth below, the Company does not have any legal proceedings for the year ended December 31, 2021 or the period ended September 30, 2022.

For the period ended December 31, 2021, all parties have fully and timely performed under the settlement agreement, and no further issues or proceedings, or fees and costs, are anticipated regarding the settlement of the dispute between OriginClear, Inc., and its developmental subsidiary, WaterChain, Inc., and RDI Financial, LLC, an alleged assignee of Interdependence, Inc., as previously disclosed. As of December 31, 2021, the Company views the aforesaid RDI matter as closed.

On January 24, 2022, OriginClear, Inc., Progressive Water Treatment, Inc., OriginClear, Inc., and T. Riggs Eckelberry, individually (collectively, the “GTR Plaintiffs”), on the one hand, and GTR Source LLC and Tzvi “Steve” Reich (collectively, the “GTR Defendants”), on the other hand, settled a dispute between the parties relating to two distinct merchant funding agreements that were entered into on July 20, 2018 and August 28, 2018, and a settlement agreement entered into on December 13, 2018. Pursuant to the terms of settlement, all of which have been performed, (i) the GTR Defendants paid $25,000 to the GTR Plaintiffs, (ii) the parties mutually released each other from all claims, controversies, etc. that could have been asserted by any party against any other party pursuant to the aforesaid merchant funding agreements and settlement entered thereunder, and (iii) the GTR Plaintiffs dismissed with prejudice the action commenced by the GTR Plaintiffs in the Supreme Court for the State of New York in and for the County of Ontario and the appeal in the United States Court of Appeals for the Second Circuit. In addition the foregoing terms of settlement, on January 11, 2022, the GTR Defendants filed a vacatur of the judgment by confession, with prejudice, that was obtained in favor of the GTR Defendants and against the GTR Plaintiffs in the Supreme Court for the State of New York in and for the County of Ontario. The Company views the aforesaid GTR matter as closed.

On March 12, 2021, OriginClear, Inc. Progressive Water Treatment, Inc. and T. Riggs Eckelberry, individually (collectively, the “C6 Plaintiffs”), and C6 Capital LLC (“C6 Capital”) agreed to settle the dispute between the parties relating to a merchant cash advance agreement entered into on July 17, 2018. Pursuant to the terms of the settlement, (i) C6 has vacated the judgment obtained by C6 Capital against the C6 Plaintiffs; (ii) C6 has released any and all bank levies, liens, security interests, powers of attorney, and other encumbrances its has against the C6 Plaintiffs; (iii) the C6 Plaintiffs have dismissed the plenary action commenced in the Supreme Court for the State of New York in and for the County of Broome against C6 Capital with prejudice and; (iv) the sister-state judgment C6 Capital obtained against the C6 Plaintiffs in California is currently in the process of being vacated by stipulation. Accordingly, the C6 Plaintiffs no longer owe any further amounts to C6 Capital with respect to the C6 Agreement.

On February 12, 2019, Auctus Fund, LLC (“Auctus”) filed a complaint against OriginClear in the United States District Court for the District of Massachusetts for numerous claims arising from two convertible promissory notes and accompanying securities purchase agreements. On March 13, 2019, Auctus and OriginClear entered into a Settlement Agreement and Mutual General Release, under which Auctus would be permitted to convert $570,000 into OriginClear securities pursuant to the terms set forth in the convertible promissory notes. On February 2, 2021, OriginClear filed a Motion to Set Aside the Settlement Agreement as Void under Section 29(b) of the Securities Exchange Act of 1934 (the “Act”) for Auctus’ violation of Section 15(a) of the Act. If granted, the Settlement Agreement would be declared void and unenforceable. As of the filing date, no decision has been rendered on OriginClear’s Motion to Set Aside the Settlement Agreement.

Smaller Reporting Company

The Company is a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. There are certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. As long as we maintain our status as a “smaller reporting company”, these exemptions will continue to be available to us.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Price for our Common Stock

There is a limited public market for our common shares. Our common shares are quoted on the OTC Pink under the symbol “OCLN”. Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Pink securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Pink securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Pink issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC on April 25, 2008 and moved to OTC Pink on November 28, 2018. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

On November 30, 2022 there were 564 holders of record of our Common Stock. The number of record holders does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts and they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Rule 10B-18 Transactions

None.

Equity Compensation Plans

We have no equity compensation plans.

Recent Sales of Unregistered Securities

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.

Exchange of Preferred Shares

During the year ended December 31, 2020, certain holders of the Company’s Series F preferred stock exchanged an aggregate of 1,309 shares of Series F preferred stock for 31 shares of the Company’s Series P preferred stock, and 1,278 shares of the Company’s Series Q preferred stock.

During the year ended December 31, 2020, certain holders of the Company’s Series G preferred stock exchanged an aggregate of 100 shares of Series G preferred stock for 100 shares of the Company’s Series K preferred stock.

During the year ended December 31, 2020, certain holders of the Company’s Series Q preferred stock exchanged an aggregate of 50 shares of Series Q preferred stock for 50 shares of the Company’s Series P preferred stock.

During the year ended December 31, 2021, certain holders of the Company’s Series F preferred stock exchanged an aggregate of 15 shares of Series F preferred stock for 15 shares of the Company’s Series Q preferred stock.

During the year ended December 31, 2021, certain holders of the Company’s Series G preferred stock exchanged an aggregate of 380 shares of Series G preferred stock for 15 shares of the Company’s Series R preferred stock, and 365 shares of the Company’s Series S preferred stock.

During the year ended December 31, 2021, certain holders of the Company’s Series I preferred stock exchanged an aggregate of 562 shares of Series I preferred stock for 317 shares of the Company’s Series R preferred stock, and 245 shares of the Company’s Series W preferred stock.

During the year ended December 31, 2021, certain holders of the Company’s Series K preferred stock exchanged an aggregate of 2,580 shares of Series K preferred stock for 1,822 shares of the Company’s Series R preferred stock, and 758 shares of the Company’s Series W preferred stock.

During the year ended December 31, 2021, certain holders of the Company’s Series M preferred stock exchanged an aggregate of 3,200 shares of Series M preferred stock for 120 shares of the Company’s Series R preferred stock, and 1.5 shares of the Company’s Series U preferred stock.

During the year ended December 31, 2021, certain holders of the Company’s Series O preferred stock exchanged an aggregate of 120 shares of Series O preferred stock for 120 shares of the Company’s Series R preferred stock.

On January 25, 2022 certain holders of the Company’s Series V preferred stock exchanged an aggregate of 4 shares of Series V preferred stock for 4 shares of the Company’s Series Y preferred stock.

Between January 3, 2022 and November 1, 2022, certain holders of the Company’s Series K preferred stock exchanged an aggregate of 110 shares of Series K preferred stock for 110 shares of the Company’s Series W preferred stock.

Between May 10, 2022 and June 22, 2022, certain holders the Company’s Series I preferred stock exchanged an aggregate of 210 shares of Series I preferred stock for 210 shares of the Company’s Series W preferred stock.

Between February 14, 2022 and June 22, 2022, certain holders of the Company’s Series F preferred stock exchanged an aggregate of 200 shares of Series F preferred stock for 200 shares of the Company’s Series Q preferred stock.

Sales of Preferred Shares

During the year ended December 31, 2020, the Company issued an aggregate of 8,532 shares of Series M preferred stock for an aggregate purchase price of $213,300. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2020, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,995 shares of the Company’s Series O preferred stock for an aggregate purchase price of $1,995,000. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2020, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 490 shares of the Company’s Series R preferred stock for an aggregate purchase price of $490,000. The Company also issued an aggregate of 15,800,000 warrants to these investors. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2020, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,160 shares of the Company’s Series K preferred stock for an aggregate purchase price of $1,159,767. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2021, the Company issued an aggregate of 1,177 shares of Series M preferred stock for an aggregate purchase price of $29,425. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 2,481 shares of the Company’s Series R preferred stock for an aggregate purchase price of $2,480,750. The Company also issued an aggregate of 150,676,010 warrants to these investors. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,560 shares of the Company’s Series U preferred stock for an aggregate purchase price of $1,560,000. The Company also issued an aggregate of 14,475,000 warrants to these investors. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 4 shares of the Company’s Series V preferred stock for an aggregate purchase price of $400,000. The Company also issued an aggregate of 3,200,000 warrants to these investors. Per the Series V COD, the proceeds of this offering were classified as restricted cash.

During the year ended December 31, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 25 shares of the Company’s Series X preferred stock for an aggregate purchase price of $250,000. The Company also issued an aggregate of 1,798,562 shares of common stock to these investors. The proceeds of this offering have been used by the Company for general working capital.

During the year ended December 31, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 4.7 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $470,000. The Company also issued an aggregate of 3,760,000 warrants to these investors. Per the Series Y COD, one half of the proceeds of this offering were classified as restricted cash and one half of the proceeds have been used by the Company for general working capital.

During the year ended December 31, 2021, the Company issued 1,000,000 shares of common stock upon exercise of 1,000,000 warrants at an exercise price of $0.05 per share for $50,000. These proceeds have been used by the Company for general working capital.

Between January 4, 2022 and November 4, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 46.2 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $4,616,277. The Company also issued an aggregate of 36,930,216 warrants to these investors. Per the Series Y COD, one half of the proceeds of this offering have been classified as restricted cash and one half of the proceeds have been used by the Company for general working capital.

On February 18, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 25 shares of the Company’s Series Z preferred stock for an aggregate purchase price of $250,000. The proceeds of this offering have been used by the Company for general working capital. The Company also issued an aggregate of 2,500,000 warrants to these investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Notes

During the year ended December 31, 2020, holders of convertible promissory notes converted an aggregate principal and interest amount of $188,448, and a default settlement of $204,402, into an aggregate of 19,276,917 shares of the Company’s common stock.

During the year ended December 31, 2021, holders of convertible promissory notes converted an aggregate principal and interest amount of $133,705 into an aggregate of 13,927,622 shares of the Company’s common stock.

Between January 7, 2022 and July 29, 2022, holders of convertible promissory notes converted an aggregate principal and interest amount of $270,547 into an aggregate of 39,900,514 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Preferred Shares

During the year ended December 31, 2020, the Company issued 295,141 shares of common stock upon conversion of 6,000,000 shares of Series D-1 preferred stock.

During the year ended December 31, 2020, the Company issued 30,124 shares of common stock upon conversion of 602,436 shares of Series E preferred stock.

During the year ended December 31, 2020, the Company issued 2,484,865 shares of common stock upon conversion of 127 shares of Series J preferred stock.

During the year ended December 31, 2020, the Company issued 18,486,913 shares of common stock upon conversion of 450 shares of Series L preferred stock.

During the year ended December 31, 2020, prior to the terms of the Series M preferred stock being amended, the Company issued 137,052 shares of common stock upon conversion of 320 shares of Series M preferred stock.

During the year ended December 31, 2020, the Company issued 3,140,140 shares of common stock upon conversion of 53 shares of Series Q preferred stock.

During the year ended December 31, 2020, the Company issued 8,079,477 shares of common stock upon conversion of 143 shares of Series P preferred stock.

During the year ended December 31, 2021, the Company issued 68,571 shares of common stock upon conversion of 1,000,000 shares of Series D-1 preferred stock.

During the year ended December 31, 2021, the Company issued 1,705,023 shares of common stock upon conversion of 57.5 shares of Series J preferred stock.

During the year ended December 31, 2021, the Company issued 18,624,403 shares of common stock upon conversion of 522 shares of Series L preferred stock.

During the year ended December 31, 2021, the Company issued 36,868,798 shares of common stock upon conversion of 1,260 shares of Series O preferred stock.

During the year ended December 31, 2021, the Company issued 10,191,611 shares of common stock upon conversion of 299 shares of Series P preferred stock.

During the year ended December 31, 2021, the Company issued 15,064,168 shares of common stock upon conversion of 525 shares of Series Q preferred stock.

During the year ended December 31, 2021, the Company issued 79,112,450 shares of common stock upon conversion of 1,933 shares of Series R preferred stock.

During the year ended December 31, 2021, the Company issued 5,495,406 shares of common stock upon conversion of 195 shares of Series S preferred stock.

During the year ended December 31, 2021, the Company issued 16,169,815 shares of common stock upon conversion of 495 shares of Series U preferred stock.

During the year ended December 31, 2021, the Company issued 7,538,432 shares of common stock upon conversion of 259 shares of Series W preferred stock.

Between January 4, 2022 and September 30, 2022, holders of the Company’s Series R preferred stock converted an aggregate of 604 Series R shares into an aggregate of 44,494,096 shares of the Company’s common stock.

Between January 4, 2022 and October 25, 2022, holders of the Company’s Series U preferred stock converted an aggregate of 682 Series U shares into an aggregate of 36,497,792 shares of the Company’s common stock.

Between January 4, 2022 and September 6, 2022, holders of the Company’s Series W preferred stock converted an aggregate of 245 Series W shares into an aggregate of 21,489,284 shares of the Company’s common stock.

Between February 22, 2022 and September 26, 2022, holders of the Company’s Series L preferred stock converted an aggregate of 284 Series L shares into an aggregate of 25,145,849 shares, including make-good shares, of the Company’s common stock.

Between February 25, 2022 and November 3, 2022, holders of the Company’s Series T preferred stock converted an aggregate of 630 Series T shares into an aggregate of 86,281,921 shares of the Company’s common stock.

Between April 19, 2022 and September 29, 2022, holders of the Company’s Series P preferred stock converted an aggregate of 28 Series P shares into an aggregate of 3,527,317 shares of the Company’s common stock.

Between April 25, 2022 and November 15, 2022, holders of the Company’s Series Y preferred stock converted an aggregate of 19 Series Y shares into an aggregate of 135,976,407 shares of the Company’s common stock.

On May 11, 2022, holders of the Company’s Series J preferred stock converted an aggregate of 5 Series J shares into an aggregate of 512,737 shares of the Company’s common stock.

On July 8, 2022, holders of the Company’s Series E preferred stock converted an aggregate of 1,537,213 Series E shares into an aggregate of 76,865 shares of the Company’s common stock.

On July 20, 2022, holders of the Company’s Series Q preferred stock converted an aggregate of 100 Series Q shares into an aggregate of 12,642,226 shares of the Company’s common stock.

On September 6, 2022, holders of the Company’s Series O preferred stock converted an aggregate of 25 Series O shares into an aggregate of 1,258,812 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Restricted Stock Grant Agreement Issuances

On August 8, 2022, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to Mr. T. Riggs Eckelberry and one consultant an aggregate of 1,023,192 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Issuance of Common Stock

During the year ended December 31, 2020, the Company issued an aggregate of 7,750,037 shares of the Company’s common stock for services.

During the year ended December 31, 2021, the Company issued an aggregate of 33,476,294 shares of the Company’s common stock for services.

Between January 21, 2022 and November 2, 2022, the Company issued an aggregate of 47,091,326 shares of the Company’s common stock for services.

Between February 23, 2022 and August 29, 2022, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 179,090,390 shares of the Company’s common stock in settlement of certain claims with such persons.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Dividends in Shares of Common Stock

During the year ended December 31, 2020, the Company issued an aggregate of 688,205 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

During the year ended December 31, 2021, the Company issued an aggregate of 790,089 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

Between March 31, 2022 and September 30, 2022, the Company issued an aggregate of 917,821 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview of our Current Business

OriginClear is a company that today, develops unique water assets for eventual launch as their own companies. This new role was indicated water technology company which has developed in-depth capabilities over the eight years since it began to operate in the water industry.

Pursuant to this new mission, OriginClear’s assets, subsidiaries and product offerings consist of:

●	The Intellectual Property of Daniel M. Early (the “Early IP”), consisting of five patents and related knowhow and trade secrets, which are intended to take the place of the applications for the company’s original technology developments.

●	The brand, Modular Water Systems (MWS), featuring products differentiated by the Early IP and complemented with additional knowhow and trade secrets. MWS is in commercial operation and operates as a division of Progressive Water Treatment, Inc. (“PWT”), a wholly owned subsidiary of the Company based in McKinney, Texas. The Company is currently developing MWS as a discrete line of business for an eventual spinoff. In addition, the Company intends to separate the EveraMOD Pump Station product line as a standalone business.

●	PWT is responsible for the bulk of the company’s revenue, specializing in engineered water treatment solutions and custom treatment systems. We believe that PWT has knowhow with intellectual property potential.

●	OriginClear has incubated a new outsourced water treatment business called Water On Demand (“WOD”).

o	The WOD model intends to offer private businesses water self-sustainability as a service.

o	Four subsidiaries have been established to house capital dedicated to this program (“the WOD Subsidiaries”).

o	On April 13, 2022, the Company’s Board of Directors approved the plan to spin off its Water On Demand business into a newly formed wholly-owned subsidiary, Water On Demand Inc. (“WODI”), which will hold the assets, liabilities, intellectual property and business operations of the Water On Demand business.

As they are subject to a security guaranty by the Company, the WOD Subsidiaries, and the capital raised for them through the Company’s Series Y offering, shall continue to be held by the Company. This capital will be made available to WODI to be deployed, subject to a planned management contract.

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined. Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2022, the amounts reported for cash, prepaid expenses, accounts payable and accrued expenses approximate the fair value because of their short maturities.

Recently Issued Accounting Pronouncements

Management adopted a recently issued accounting pronouncement during the year ended December 31, 2021, as disclosed in the Notes to the financial statements included in this prospectus.

Results of Operations for the nine months ended September 30, 2022, and 2021

The following discussion and analysis of our results of operations and financial condition for the nine months ended September 30, 2022, and 2021, should be read in conjunction with our consolidated financial statements and related notes included in this prospectus.

	Nine Months Ended
	September 30, 2022	September 30, 2021
Revenue	$7,768,133	$2,848,287
Cost of Goods Sold	6,484,235	2,237,282
Operating Expenses, Depreciation and Amortization	4,756,819	5,020,792

(Loss) from Operations before Other Income (Expense)	$(3,472,921)	$(4,409,787)

Other Income (Expense)	$(30,421,325)	$(5,954,176)

Net Income (Loss)	$(33,894,246)	$(10,363,963)

Revenue and Cost of Sales

For the nine months ended September 30, 2022, we had revenue of $7,768,133 compared to $2,848,287 for the nine months ended September 30, 2021. The cost of sales for the nine months ended September 30, 2022 was $6,484,235 compared to $2,237,282 for the nine months ended September 30, 2021. Revenue and cost of sales increased primarily due to our subsidiary’s increase in revenue.

Our gross profit was $1,283,898 and $611,005 for the nine months ended September 30, 2022 and 2021, respectively.

Selling and Marketing Expenses

For the nine months ended September 30, 2022, we had selling and marketing expenses of $1,825,170, compared to $2,201,045 for the nine months ended September 30, 2021. The decrease in selling and marketing expenses was primarily due to a decrease in marketing and investor relations expense.

General and Administrative Expenses

General and administrative expenses were $2,900,203 for the nine months ended September 30, 2022, compared to $2,785,713 for the nine months ended September 30, 2021. The increase in general and administrative expenses was primarily due to an increase in professional and legal fees.

Other Income and (Expenses)

Other income and (expenses) increased by $24,467,149 to $(30,421,325) for the nine months ended September 30, 2022, compared to $(5,954,176) for the nine months ended September 30, 2021. The increase was due primarily to an increase in loss on non-cash accounts associated with the change in fair value of the derivatives in the amount of $25,029,945, with an overall decrease in other expenses in the amount of $562,796.

Net Income/(Loss)

Our net loss for the nine months ended September 30, 2022 was $(33,894,246), compared to net loss of $(10,363,963) for the nine months ended September 30, 2021. The majority of the increase in net loss was due primarily to an increase in other expenses associated with the loss on net change in derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price, volatility, variable conversion prices based on market prices defined in the respective agreements and probabilities of certain outcomes based on managements’ estimates. These inputs are subject to significant changes from period to period, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

The condensed consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying condensed consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has not generated significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, raising additional capital and increasing sales. We obtained funds from investors during the nine months ending September 30, 2022. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of equity financing.

In connection with our sale of Series M Preferred Stock conducted under Regulation A under the Securities Act, we may be subject to claims for rescission. If this occurs, it may have a negative effect on our liquidity.

At September 30, 2022 and December 31, 2021, we had cash of $1,751,226 and $706,421, including restricted cash of $1,266,391 and $433,951, respectively and a working capital deficit of $37,858,994 and $12,826,008, respectively.  The increase in working capital deficit was due primarily to an increase in non-cash derivative liabilities, accounts payable, contract assets, cash and accrued expenses, with a decrease in convertible promissory notes, contracts liabilities, loan payable and contract receivables.

During the period ended September 30, 2022, we raised an aggregate of $4,525,782 from the sale of preferred stock in private placements. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue.

Net cash used in operating activities was $3,483,023 for the nine months ended September 30, 2022, compared to $3,560,033 for the prior period ended September 30, 2021. The decrease in cash used in operating activities was primarily due to a decrease in contract liabilities, contract assets, and prepaid expenses, with an increase in and accounts payable and accrued expenses.

Net cash flows used in investing activities was $17,138 for the nine months ended September 30, 2022, compared to $13,500 for the prior period ended September 30, 2021. The increase in cash used in investing activities was primarily due to the purchase of fixed assets during the current period.

Net cash flows provided by financing activities was $4,554,966 for the nine months ended September 30, 2022, as compared to $3,716,241 for the nine months ended September 30, 2021. The increase in cash provided by financing activities was due primarily to an increase in proceeds for issuance of preferred stock. To date we have principally financed our operations through the sale of our common and preferred stock and the issuance of debt.

We do not have any material commitments for capital expenditures during the next twelve months. Although our proceeds from the issuance of securities together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can maintain and expand our operations. Therefore, our future operations are dependent on our ability to secure additional financing, which may not be available on acceptable terms, or at all. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn, and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, growing revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Results of Operations for the Years Ended December 31, 2021 and 2020

The following discussion and analysis of our results of operations and financial condition for twelve months ended December 31, 2021 and 2020 should be read in conjunction with our audited consolidated financial statements and related notes included in this prospectus. We are in the process of completing the development of our products and services and therefore have only nominal revenues or income. Accordingly, we are completely dependent on our capital raising efforts in order to complete development and roll out our products.

	Year Ended
	December 31, 2021	December 31, 2020
Revenue	$4,143,744	$4,101,131
Cost of Goods Sold	3,574,060	3,489,356
Operating Expenses, Depreciation and Amortization	6,499,136	5,323,013

Loss from Operations before Other Income (Expense)	(5,929,452)	(4,711,238)

Other Income (Expense)	3,811,671	17,972,603

Net Income (Loss)	$(2,117,781)	$13,261,365

Revenue and Cost of Sales

Revenue for the year ended December 31, 2021 and 2020 was $4,143,744 and $4,101,131, respectively. Cost of sales for the year ended December 31, 2021 and 2020, was $3,574,060 and $3,489,356, respectively. Revenue increased slightly primarily due to our subsidiary’s increase in sales of its products.

Operating Expenses

Selling and Marketing Expenses

Selling and Marketing (“S&M”) expenses for the years ended December 31, 2021 and 2020, were $2,841,331 and $1,557,842, respectively. The increase in selling and marketing expenses was primarily due to an increase in non-cash marketing and investor relations shares for services expense.

General Administrative Expenses

General administrative (“G&A”) expenses for the years ended December 31, 2021 and 2020, were $3,612,988 and $3,602,586, respectively. General and administrative expenses remained relatively unchanged.

Research and Development Cost

Research and development (“R&D”) costs for the years ended December 31, 2021 and 2020, were $0 and $110,338. The decrease in research and development costs was primarily due to decrease in salary expense.

Depreciation Expense

Depreciation expense for the years ended December 31, 2021 and 2020, were $44,817 and $52,247, respectively.

Other Income and Expenses

Other income and (expenses) decreased by $14,160,932 to $3,811,671 for the year ended December 31, 2021, compared to $17,972,603 for the year ended December 31, 2020. The decrease was predominantly the result of a decrease in non-cash accounts associated with the fair value of the derivatives in the amount of $13,521,036, an increase in loss on conversion of preferred stock in the amount of $1,364,250, an increase in loss on exchange of preferred stock in the amount of $40,000, offset by an increase in unrealized gain on investment securities in the amount of $60,251, increase in other income in the amount of $493,285, increase in gain on write off of loans payable in the amount of $152,233, a decrease in impairment of asset for sale of $17,879, and decrease in interest expense of $40,706 which includes non-cash amortization of debt discount of $68,839.

Net Income (Loss)

Our net income decreased by $15,379,146 to $(2,117,781) for the year ended December 31, 2021, compared to net income of $13,261,365 for the year ended December 31, 2020. The majority of the decrease in net income was due primarily to an increase in other income and expenses associated with the net change in derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price, volatility, variable conversion prices based on market prices defined in the respective agreements and probabilities of certain outcomes based on managements’ estimates. These inputs are subject to significant changes from period to period, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. During the year ended December 31, 2021, total cash used in operations was $4,843,130. As of December 31, 2021, we had a working capital deficit of $12,826,008 and a shareholders’ deficit of $22,321,917. These factors, among others raise substantial doubt about our ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2021 expressed substantial doubt about our ability to continue as a going concern. The ability of us to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. We have obtained funds from investors in the year ended December 31, 2021, and have standing purchase orders and open invoices with customers and we are pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern in the medium to long term. Management believes this funding will continue from our current investors and new investors. There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company. Management believes the existing shareholders, the prospective new investors and current and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

At December 31, 2021 and December 31, 2020, we had cash of $706,421 and $416,121, respectively, and working capital deficit of $12,826,008 and $21,699,304, respectively. The decrease in working capital deficit was due primarily to a decrease in non-cash derivative liabilities.

During the year ended December 31, 2021, we raised an aggregate of $5,190,175 in offerings of preferred stock. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financings.

Net cash used in operating activities was $(4,843,130) for the year ended December 31, 2021, compared to $(3,976,198) for the year ended December 31, 2020. The increase of $866,932 in cash used in operating activities was due primarily to an increase in loss on conversion of debt and shares issued for services.

Net cash flows (used in) investing activities for the year ended December 31, 2021 and 2020 were $(18,000) and $(13,884), respectively. The net increase in cash provided in investing activities was mostly due to an increase in purchase of fixed assets.

Net cash flows provided by financing activities was $5,151,430 for the year ended December 31, 2021, as compared to $3,915,589 for the prior year ended December 31, 2020. The increase in cash provided by financing activities was primarily due to proceeds from issuances of preferred stock.

We do not have any material commitments for capital expenditures during the next twelve months. Although our proceeds from the issuance of convertible debt together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can expand our operations. Therefore, our future operations are dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, growing revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Recent Trends

Known trends, demands, commitments, events, or uncertainties that are reasonably likely to cause reported financial information not to be necessarily indicative of future operating results is set forth throughout this prospectus.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which were prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because the information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include the assumptions used to determine the value of the derivative liabilities, the valuation allowance for the deferred tax asset, and the accruals for potential liabilities.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by FASB where the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Options granted to non-employees are revalued each reporting period to determine the amount to be recorded as an expense in the respective period. As the options vest, they are valued on each vesting date and an adjustment is recorded for the difference between the value already recorded and the then-current value on the date of vesting. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Recent Accounting Pronouncements

See Note 2 of the Condensed Consolidated Financial Statement herein for management’s discussion of recent accounting pronouncements.

Selected Financial Data

Not applicable.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as provided in “Description of Business” and “Executive Compensation” set forth above, for the past two fiscal years there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Except as set forth in Item 11 under “Executive Compensation,” and Note 8 under “Loan Payable – Related Party”, since January 1, 2020 there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth the ownership of our voting securities held by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security even though they may not rightfully “own” those shares. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The mailing address for all persons is at c/o OriginClear, Inc., 13575 58th Street North, Suite 200, Clearwater, FL 33760.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2022, by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. The percentage ownership of each beneficial owner is based on 943,954,910 outstanding shares of common stock. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Title of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares
T. Riggs Eckelberry, Chief Executive Officer, Chairman, Secretary, Treasurer, President (2)	3	*

Tom Marchesello, Chief Operating Officer	1,018,198	*

Anthony Fidaleo, Director	168	*

Byron Elton, Director	166	*

Jean-Louis Kindler, Director	1	*

Directors and executive officers as a group (5 persons)	1,018,538	*

*	Less than 1%

(1)	The address of each director and named executive officer listed above is c/o OriginClear, Inc., 13575 58th Street North, Suite 200, Clearwater, FL 33760.

(2)	Mr. Eckelberry also owns all 1,000 shares outstanding shares of our Series C preferred stock which entitles Mr. Eckelberry to 51% of the total voting power on all shareholder matters of the Company. The ownership of these shares is conditioned on the holder’s continued position as CEO.

On March 15, 2017, the Company filed a Certificate of Designation for its Series C preferred stock with the Secretary of State of Nevada (the “Certificate of Designation”) designating 1,000 shares of its authorized preferred stock as Series C preferred stock. The shares of Series C preferred stock have a par value of $0.0001 per share. The Series C preferred shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock.

For so long as any shares of the Series C preferred stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing a super majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series C preferred stock.

The shares of the Series C preferred stock shall be automatically redeemed by the Company at their par value on the first to occur of the following triggering events: (i) on the date that Mr. Eckelberry ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series C preferred stock set forth in the Certificate of Designation.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.” We do not believe that our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Kunzler Bean & Adamson, PC.

EXPERTS

The consolidated financial statements for the Company as of December 31, 2021 and 2020 and for the years then ended included in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEAR ENDED DECEMBER 31, 2021

(AUDITED)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of OriginClear, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OriginClear, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Note 3 and 4 to the financial statements, the Company had complex financing transactions due to the issuance of multiple series of preferred stock during the year, attached dividends and warrants, and differing terms on each class of stock, resulting in multiple placements of the different series throughout the balance sheet.

Auditing management’s evaluation of these transactions can be complex due to the unusual nature of these transactions.

To evaluate the appropriateness of the instrument’s classification, we examined and evaluated the agreement along with management’s evaluation of the key terms and management’s disclosure of the transactions.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

April 6, 2022

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$141,421	$409,591
Restricted cash	565,000	6,530
Contracts receivable	2,150,967	438,430
Fair value investment in securities	198,918	-
Contract assets	378,932	148,734
Inventory assets	2,850	-
Other receivable	-	3,799
Prepaid expenses	13,111	52,728
TOTAL CURRENT ASSETS	3,451,199	1,059,812

NET PROPERTY AND EQUIPMENT	213,391	258,206

OTHER ASSETS
Long term assets held for sale	514,000	-
Fair value investment-securities	17,600	8,000
Trademark	4,467	4,467
TOTAL OTHER ASSETS	536,067	12,467
TOTAL ASSETS	$4,200,657	$1,330,485

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and other payable	$1,452,229	$1,304,803
Accrued expenses	1,533,404	1,542,816
Cumulative preferred stock dividends payable	356,728	256,274
Contract liabilities	1,886,946	340,551
Capital lease, current portion	7,985	9,088
Customer deposit	146,453	146,453
Warranty reserve	20,000	20,000
Loan payable, merchant cash advance	80,646	342,896
Loan payable, related party	-	94,883
Loans payable, SBA	150,000	505,000
Derivative liabilities	6,526,129	12,310,307
Series F 8% Preferred Stock, 160 and 175 shares issued and outstanding, redeemable value of $160,000 and $175,000 respectively	160,000	175,000
Series F 8% Preferred Stock, 100 shares issued and outstanding, redeemable value of $100,000 and $100,000 respectively	100,000	100,000
Series G 8% Preferred Stock, 25 and 430 shares issued and outstanding, respectively, redeemable value of $25,000 and $430,000, respectively	25,000	430,000
Series I 8% Preferred Stock, 235 and 797 shares issued and outstanding, respectively, redeemable value of $235,000 and $797,400, respectively	235,000	797,400
Series K 8% Preferred Stock, 581 and 3,160 shares issued and outstanding, respectively, redeemable value of $580,650 and $3,160,417, respectively	580,650	3,160,417
Convertible promissory notes, net of discount of $3,743 and $17,929, respectively	3,016,037	1,223,228
Total Current Liabilities	16,277,207	22,759,116
Long Term Liabilities
Capital lease, long term portion	-	7,985
Convertible promissory notes, net of discount of $0 and $0, respectively	62,275	1,877,275
Total Long Term Liabilities	62,275	1,885,260
Total Liabilities	16,339,482	24,644,376
COMMITMENTS AND CONTINGENCIES (See Note 13)	-	-

Series J Convertible Preferred Stock, 215 and 273 shares of issued and outstanding, respectively, redeemable value of $215,000 and $272,500, respectively	215,000	272,500
Series L Convertible Preferred Stock, 609.83 and 1,132 shares of issued and outstanding, respectively redeemable value of 609,825 and 1,132,084	609,825	1,132,084
Series M Preferred Stock, 40,300 and 42,213 shares issued and outstanding, respectively, redeemable value of $1,007,500 and $1,060,325, respectively	1,007,500	1,060,325
Series O 8% Convertible Preferred Stock, 615 and 1,995 shares issued and outstanding, respectively, redeemable value of $615,000 and $1,995,000, respectively	615,000	1,995,000
Series P Convertible Preferred Stock, 58 and 357 shares issued and outstanding, respectively redeemable value of $57,500 and $356,500, respectively	57,500	356,500
Series Q 12% Convertible Preferred Stock, 615 and 1,025 shares issued and outstanding, respectively, redeemable value of $515,000 and $1,025,000, respectively	515,000	1,025,000
Series R 10% Convertible Preferred Stock, 3,432.27 and 490 shares issued and outstanding, respectively, redeemable value of $3,432,267 and $490,000, respectively	3,432,267	490,000
Series S 12% Convertible Preferred Stock, 170 and 0 shares issued and outstanding, respectively, redeemable value of $170,000 and $0, respectively	170,000	-
Series T 10% Convertible Preferred Stock, 630 and 0, respectively, redeemable value of $630,000 and $0, respectively	630,000	-
Series U Convertible Preferred Stock, 1,066.5 and 0, respectively, redeemable value of $1,066,500 and $0, respectively	1,066,500	-
Series V Convertible Preferred Stock, 4 and 0, respectively, redeemable value of $400,000 and $0, respectively	400,000	-
Series W 12% Convertible Preferred Stock, 744.5 and 0, respectively, redeemable value of $744,500 and $0, respectively	744,500	-
Series X Convertible Preferred Stock, 250 and 0, respectively, redeemable value of $250,000 and $0, respectively	250,000	-
Series Y Convertible Preferred Stock, 4.7 and 0, respectively, redeemable value of $470,000 and $0, respectively	470,000	-
	10,183,092	6,331,409

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 550,000,000 shares authorized 1,000 shares of Series C issued and outstanding, respectively	-	-
31,500,000 and 32,500,000 shares of Series D-1 issued and outstanding, respectively	3,150	3,250
1,537,213 shares of Series E issued and outstanding, respectively	154	154
Subscription payable to purchase	100,000	100,000
Preferred treasury stock,1,000 and 1,000 shares outstanding, respectively	-	-
Common stock, $0.0001 par value, 16,000,000,000 shares authorized 306,883,932 and 65,052,688 equity shares issued and outstanding, respectively	30,688	6,505
Additional paid in capital - Common stock	75,720,147	64,265,217
Accumulated other comprehensive loss	(132)	(132)
Accumulated deficit	(98,175,924)	(94,020,294)
TOTAL SHAREHOLDERS’ DEFICIT	(22,321,917)	(29,645,300)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$4,200,657	$1,330,485

The accompanying notes are an integral part of these audited consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Years Ended
	December 31, 2021	December 31, 2020

Sales	$4,143,744	$4,101,131
Cost of Goods Sold	3,574,060	3,489,356
Gross Profit	569,684	611,775

Operating Expenses
Selling and marketing expenses	2,841,331	1,557,842
General and administrative expenses	3,612,988	3,602,586
Research and development	-	110,338
Depreciation and amortization expense	44,817	52,247
Total Operating Expenses	6,499,136	5,323,013

Loss from Operations	(5,929,452)	(4,711,238)

OTHER INCOME (EXPENSE)
Other income	509,806	16,521
Impairment of asset for sale	(116,000)	(133,879)
Gain on write off of loans payable	152,233	-
Gain/(Loss) on conversion of preferred stock	(1,364,250)	-
Loss on exchange of preferred stock	(40,000)	-
Unrealized gain(loss) on investment securities	58,651	(1,600)
Gain on net change in derivative liability and conversion of debt	5,838,830	19,359,866
Interest expense	(1,227,599)	(1,268,305)
TOTAL OTHER INCOME (EXPENSE)	3,811,671	17,972,603
NET INCOME (LOSS)	$(2,117,781)	$13,261,365

WARRANTS DEEMED DIVIDENDS	(2,037,849)	-

NET (LOSS) ATTRIBUTABLE TO SHAREHOLDERS INCOME	$(4,155,630)	$13,261,365

BASIC EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO SHAREHOLDERS’	$(0.02)	$0.64

DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO SHAREHOLDERS’	$(0.02)	$0.04

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	180,500,778	20,651,668

DILUTED	180,500,778	312,352,351

The accompanying notes are an integral part of these audited consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	YEARS ENDED DECEMBER 31, 2021 AND 2020
	Preferred stock		Common stock		Additional Paid-in-	Subscription	Accumulated Other Comprehensive	Accumulated		Mezzanine
	Shares	Amount	Shares	Amount	Capital	Payable	loss	Deficit	Total	Equity
Balance at December 31, 2019	40,640,649	$4,067	4,854,993	$486	$62,711,339	$-	$(134)	$(107,281,659)	$(44,565,901)	$2,204,025
Rounding	-	(3)	-	(1)	(1)	-	-	-	(5)	-
Common stock issuance for conversion of debt and accrued interest	-	-	19,276,917	1,928	390,922	-	-	-	392,850	-
Common stock issued at fair value for services	-	-	7,750,037	774	414,262	-	-	-	415,036	-
Common stock issued for conversion of Series D-1 Preferred stock	(6,000,000)	(600)	295,141	30	24,348	-	-	-	23,778	-
Common stock issued for conversion of Series E Preferred stock	(602,436)	(60)	30,124	3	57	-	-	-	-	-
Common stock issued for conversion of Series J Preferred stock	-	-	2,313,689	231	75,969	-	-	-	76,200	(76,200)
Common stock issued for conversion of Series L Preferred stock	-	-	18,486,913	1,849	446,276	-	-	-	448,125	(448,125)
Common stock issued for conversion of Series M Preferred stock	-	-	137,052	14	7,986	-	-	-	8,000	(8,000)
Common stock issued for conversion of Series O Preferred stock	-	-	688,205	69	(69)	-	-	-	-	1,670,000
Common stock issued for conversion of Series P Preferred stock	-	-	8,079,477	808	141,442	-	-	-	142,250	(142,250)
Exchange of Series F Preferred stock to Series Q Preferred stock	-	-	3,140,140	314	52,686		-	-	53,000	(53,000)
Issuance of Series M Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	213,300
Issuance of Series K Preferred stock with issuance of Series L through a private placement	-	-	-	-	-	-	-	-	-	580,000
Issuance of Series P Preferred stock with issuance of Series O through a private placement	-	-	-	-	-	-	-	-	-	417,500
Issuance of Series R Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	490,000
Exchange of Series F Preferred stock for Series Q Preferred stock	-	-	-	-	-	-	-	-	-	1,278,000
Exchange of Series F Preferred stock for Series O/P	-	-	-	-	-	-	-	-	-	206,159
Subscription payable-common stock	-	-	-	-	-	100,000	-	-	100,000	-
Comprehensive gain	-	-	-	-	-	-	2	-	2	-
Net Income	-	-	-	-	-	-	-	13,261,365	13,261,365	-
Balance at December 31, 2020	34,038,213	3,404	65,052,688	6,505	64,265,217	100,000	(132)	(94,020,294)	(29,645,300)	$6,331,409
Common stock issuance for conversion of debt and accrued interest	-	-	13,927,622	1,393	132,312	-	-	-	133,705	-
Common stock issued at fair value for services	-	-	33,476,294	3,348	2,226,347	-	-	-	2,229,695	-
Common stock issued for conversion of Series D1 Preferred stock	(1,000,000)	(100)	68,571	7	5,547	-	-	-	5,454	-
Common stock issued for conversion of Series J Preferred stock	-	-	1,705,023	170	57,330	-	-	-	57,500	(57,500)
Common stock issued for conversion of Series L Preferred stock	-		18,624,403	1,862	520,895	-	-	-	522,757	(522,757)
Common stock issued for Series O Preferred stock dividends		-	790,089	79	(79)	-	-	-	-	-
Common stock issued for conversion of Series O Preferred stock	-	-	36,868,798	3,687	1,256,313	-	-	-	1,260,000	(1,260,000)
Common stock issued for conversion of Series P Preferred stock	-	-	9,558,329	956	298,044	-	-	-	299,000	(299,000)
Common stock issued for conversion of Series Q Preferred stock	-	-	15,064,168	1,506	523,494	-	-	-	525,000	(525,000)
Common stock issued for conversion of Series R Preferred stock	-	-	79,112,450	7,911	1,924,739	-	-	-	1,932,650	(1,932,650)
Common stock issued for conversion of Series S Preferred stock	-	-	5,495,406	550	194,450	-	-	-	195,000	(195,000)
Common stock issued in conjunction with the sale of Series X Preferred stock	-	-	1,798,562	180	(180)	-	-	-	-	-
Common stock issued for conversion of Series U Preferred stock	-	-	16,169,815	1,617	493,383		-	-	495,000	(495,000)
Common stock issued for conversion of Series W Preferred stock	-		7,538,432	754	257,746		-	-	258,500	(258,500)
Common stock issued for make good shares for Series P Preferred Stock		-	633,282	63	(63)				-	-
Issuance of Series M Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	29,425
Issuance of Series R Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	2,480,750
Issuance of commons stock for the exercise of Series R warrants purchased for cash	-	-	1,000,000	100	49,900	-	-	-	50,000	-
Issuance of Series T Preferred stock in exchange for property	-	-	-	-	-	-	-	-	-	630,000
Issuance of Series U Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	1,960,000
Issuance of Series Y Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	470,000
Issuance of Series X Preferred stock through a private placement	-	-	-	-	-	-	-	-	-	250,000
Exchange of Series F Preferred Stock for Series Q Preferred stock	-	-	-	-	-	-	-	-	-	15,000
Exchange of Series G Preferred Stock for Series R Preferred stock	-	-	-	-	-	-	-	-	-	15,000
Exchange of Series G Preferred Stock for Series S Preferred stock	-	-	-	-	-	-	-	-	-	365,000
Exchange of Series I Preferred Stock for Series R Preferred stock	-	-	-	-	-	-	-	-	-	317,400
Exchange of Series I Preferred Stock for Series W Preferred stock	-	-	-	-	-	-	-	-	-	245,000
Exchange of Series K Preferred Stock for Series R Preferred stock	-	-	-	-	-	-	-	-	-	1,821,765
Exchange of Series K Preferred Stock for Series W Preferred stock	-	-	-	-	-	-	-	-	-	758,000
Exchange of Series M Preferred Stock for Series R Preferred stock	-	-	-	-	-	-	-		-	40,000
Loss on issuance of Preferred stock	-	-	-	-	125,000	-	-	-	125,000	-
Loss on conversion of Preferred Stock	-	-	-	-	1,239,250	-	-	-	1,239,250	-
Adjustment to Series L Preferred stock	-	-	-	-	(500)	-	-	-	(500)	500
Issuance of common stock warrants deemed dividends	-	-	-	-	2,037,849	-	-	(2,037,849)	-	-
Adjustment to Series M Preferred stock	-	-	-	-	750	-	-	-	750	(750)
Stock based compensation	-	-	-	-	112,403	-	-	-	112,403	-
Net Loss	-	-	-	-	-	-	-	(2,117,781)	(2,117,781)	-
Balance at December 31, 2021	33,038,213	$3,304	306,883,932	$30,688	$75,720,147	$100,000	$(132)	$(98,175,924)	$(22,321,917)	$10,183,092

The accompany notes are an integral part of these audited consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Years Ended
	December 31, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(2,117,781)	$13,261,365
Adjustment to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	44,817	52,247
Interest expense associated with preferred stock issuance	-	1,078,659
Stock compensation expense	112,403	-
Gain on convertible note receivable	(149,867)	-
Common and preferred stock issued for services	2,229,695	438,814
(Gain) Loss on net change in valuation of derivative liability	(5,838,830)	(19,359,866)
Debt discount recognized as interest expense	68,839	11,774
Net unrealized (gain)loss on fair value of securities	(58,651)	1,600
Loss on exchange of preferred stock	40,000	-
Loss on issuance of preferred stock	125,000	-
SBA loans forgiven	(355,000)	-
Impairment of assets held for sale	116,000	-
Impairment expense for convertible note receivable	-	133,879
(Gain) Loss on conversion of preferred stock	1,239,250	-
(Gain) on write off of other payables	(152,233)	-
Interest receivable on convertible note receivable	-	(16,000)
Change in Assets (Increase) Decrease in:
Contracts receivable	(1,712,537)	84,481
Contract asset	(230,198)	(122,447)
Inventory asset	(2,850)	-
Prepaid expenses and other assets	39,617	(1,745)
Other receivable	3,797	(1,299)
Change in Liabilities Increase (Decrease) in:
Accounts payable	160,406	82,758
Accrued expenses	48,598	457,352
Contract liabilities	1,546,395	(87,458)
Customer deposit	-	9,688
NET CASH USED IN OPERATING ACTIVITIES	(4,843,130)	(3,976,198)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(18,000)	(13,884)
NET CASH USED IN INVESTING ACTIVITIES	(18,000)	(13,884)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease	(9,088)	(9,088)
Proceeds from SBA loans	-	505,000
Repayment of loans, net	(105,000)	(84,318)
Repayment of loans, related party, net	(94,883)	(92,170)
Redemption of preferred stock	(25,000)	-
Net payments on cumulative preferred stock dividends payable	100,454	163,802
Proceeds on convertible promissory notes	(15,228)	-
Proceeds for the purchase of warrants	50,000	-
Net proceeds for issuance of preferred stock for cash - mezzanine classification	5,190,175	2,373,300
Net proceeds for issuance of preferred stock for cash - liability classification	-	1,059,767
Net proceeds from convertible notes	60,000	(704)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,151,430	3,915,589

NET INCREASE IN CASH	290,300	(74,493)
CASH BEGINNING OF YEAR	416,121	490,614
CASH END OF YEAR	$706,421	$416,121

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$828,638	$23,186
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Common stock issued at fair value for conversion of debt, plus accrued interest, and other fees	$133,705	$392,850
Other payable for fixed asset with common stock subscription	$-	$179,500
Issuance of Series T preferred shares in exchange for property	$630,000	$-
Issuance of Series O dividends	$79	$69
Preferred stock converted to common stock	$5,545,409	$727,635
Exchange from liability to mezzanine	$3,537,167	$-
Warrants deemed dividends	$2,037,849	$-
Derivative discount issued on notes payable	$54,652	$-

The accompanying notes are an integral part of these audited consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

DECEMBER 31, 2021 AND 2020

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

OriginClear, Inc. (the “Company”) was incorporated in the state of Nevada on June 1, 2007. The Company, based in Los Angeles, California, began operations on June 1, 2007. The Company began its planned principal operations in December, 2010, at which time it exited the development stage.

In December 2014, the Company formed a wholly owned subsidiary, OriginClear Technologies Limited (OCT), formerly OriginClear (HK) Limited in Hong Kong, China. The Company granted OCT a master license for the People’s Republic of China. In turn, OCT is expected to license regional joint ventures for water treatment. As of December 31, 2021, OCT has limited assets and no current operations.

On October 1, 2015, the Company completed the acquisition of 100% of the total issued and outstanding stock of Progressive Water Treatment, Inc. (“PWT”) and is included in these consolidated financial statements as a wholly owned subsidiary.

On July 19, 2018, the Company announced the launch of its Modular Water Treatment Division. MWS designs, manufactures and implements advanced prepackaged wastewater treatment, pump stations and custom systems with primary focus on decentralized opportunities away from the very competitive large municipal wastewater treatment plants. These decentralized opportunities include: rural communities, housing developments, industrial sites, schools and many more.

On April 13, 2021, OriginClear announced that it had created a wholly-owned subsidiary called Water On Demand #1, Inc. (WOD #1), to offer private businesses the ability to pay for their water treatment and purification services on a pay-per-gallon basis. The Company is in the process of selecting a use case for delivering such services, commonly known as Design-Build-Own-Operate or DBOO. The program cannot move forward without capital invested into WOD #1.

On May 10, 2021, OriginClear announced that it had recently filed “System And Method For Water Treatment Incentive”, a patent application for using blockchain technology and non-fungible tokens (NFT) to simplify the distribution of payments on outsourced water treatment and purification services billed on a pay-per-gallon basis ahead of inflation. The Company is currently developing this blockchain technology and NFT under the name $H2O, and applied for a trademark for this name on May 16, 2021. The Company is aware of a high level of regulatory oversight in this area, and if implementation of $H20 is delayed or terminated altogether by reason of regulatory issues, it will employ traditional payment systems.

In November 2021, the Company created additional Water on Demand (WOD) subsidiaries – Water on Demand # 2, Inc. (WOD # 2), Water on Demand # 3, Inc. (WOD # 3) and Water on Demand # 4, Inc. (WOD # 4). Each Subsidiary is wholly owned by OriginClear, Inc. These subsidiaries were created in order to align the incentives of each strategic partner that the Company has engaged more closely with the results of their own business development activities. Each WOD subsidiary is associated with different strategic partners who are compensated based on the profitability of that WOD subsidiary.

Line of Business

OriginClear is a provider of water treatment solutions and master licensee of a breakthrough water equipment technology. This technology enables the Company to offer prefabricated, modular water systems, which are suited for local businesses. The Company also plans to deploy this technology for outsourced water treatment programs in which the customer pays by the gallon, without capital expenditure. Blockchain technology may be employed to streamline payments. Through the acquisition of Progressive Water Treatment Inc., the Company is primarily engaged in providing water treatment systems and services for a wide variety of applications and component sales.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2021 expressed substantial doubt about our ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the year ended December 31, 2021, the Company obtained funds from the issuance of convertible note agreements and from sales of its preferred stock. Management believes this funding will continue from its’ current investors and from new investors. The Company also generated revenue of $4,143,744 and has standing purchase orders and open invoices with customers, which will provide funds for operations. Management believes the existing shareholders, the prospective new investors and future sales will provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of OriginClear, Inc. and its wholly owned operating subsidiaries, Progressive Water Treatment, Inc., and OriginClear Technologies, Ltd. All material intercompany transactions have been eliminated upon consolidation of these entities.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Company (FDIC) limits. At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of December 31, 2021, the cash balance in excess of the FDIC limits was $440,954. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted earnings per share were not the same as the basic loss per share for the years ended December 31, 2021 and 2020, respectively, as the inclusion of any potential shares in the year ended December 31, 2021, would have had an anti-dilutive effect due to the Company generating a loss.

	For the Years Ended
	2021	2020
Income (Loss) to common shareholders (Numerator)	$(4,155,630)	$13,261,365

Basic weighted average number of common shares outstanding (Denominator)	180,500,778	20,651,668

Diluted weighted average number of common shares outstanding (Denominator)	180,500,778	312,352,351

The Company excludes issuable shares from warrants, convertible notes and preferred stock, if their impact on the loss per share is anti-dilutive and includes the issuable shares if their impact is dilutive.

	Anti-dilutive shares	Dilutive shares
December 31, 2021
Warrant shares	206,638,283	-
Convertible debt shares	407,916,803	-
Preferred shares	33,037,213	-

December 31, 2020
Warrant shares	9,922,044	6,000,000
Convertible debt shares	17,954,000	306,352,351
Preferred shares	34,037,213	-

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

Contract Receivable

The Company bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $0 and $0 as of December 31, 2021 and 2020, respectively. The net contract receivable balance was $2,150,967 and $438,430 at December 31, 2021 and 2020, respectively.

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2021 and 2020, and determined there was no impairment of indefinite lived intangibles and goodwill.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs were $0 and $110,338 for the years ended December 31, 2021 and 2020, respectively.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. The advertising costs were $184,017 and $211,296 for the years ended December 31, 2021 and 2020, respectively.

Property and Equipment

Property and equipment are stated at cost. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Furniture and equipment are depreciated on the straight-line method and include the following categories:

Estimated Life
Machinery and equipment	5-10 years
Furniture, fixtures and computer equipment	5-7 years
Vehicles	3-5 years
Leasehold improvements	2-5 years

	December 31,
	2021	2020
Machinery and Equipment	$383,569	$383,569
Computer Equipment	62,854	62,854
Furniture	29,810	29,810
Leasehold Improvements	26,725	26,725
Vehicles	64,276	64,276
Demo Units	36,139	36,139
	603,373	603,373
Less accumulated depreciation	(389,982)	(345,167)
Net Property and Equipment	$213,391	$258,206

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Depreciation expense during the year ended December 31, 2021 and 2020, was $44,817 and $52,247, respectively.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants vest immediately and the total stock-based compensation charge is recorded in the period of the measurement date.

Accounting for Derivatives

The Company evaluates all its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice option pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2021, the balances reported for cash, contract receivables, cost in excess of billing, prepaid expenses, accounts payable, billing in excess of cost, and accrued expenses approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s balance sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2021 and 2020.

	Total	(Level 1)	(Level 2)	(Level 3)
Investment at fair value-securities, December 31, 2021	$216,518	$216,518	$-	$-
Investment at fair value-securities, December 31, 2020	$8,000	$8,000	$-	$-

	Total	(Level 1)	(Level 2)	(Level 3)
Derivative Liability, December 31, 2021	$6,526,129	$-	$-	$6,526,129
Derivative Liability, December 31, 2020	$12,310,307	$-	$-	$12,310,307

The following is a reconciliation of the derivative liability for which level 3 inputs were used in determining the approximate fair value:

Balance as of January 1, 2020	$31,640,470
Fair value of derivative liabilities issued	29,703
Net gain on conversion of debt and change in derivative liability	(19,359,866)
Balance as of December 31, 2020	12,310,307
Fair value of derivative liabilities issued	54,652
Net gain on conversion of debt and change in derivative liability	(5,838,830)
Balance as of December 31, 2021	$6,526,129

For purpose of determining the fair market value of the derivative liability, the Company used Binomial lattice formula valuation model. The significant assumptions used in the Binomial lattice formula valuation of the derivative are as follows:

	12/31/2021	12/31/2020
Risk free interest rate	0.05% - 0.73%	0.08% - 0.13%
Stock volatility factor	94.0% - 199.0%	127.0% - 249.0%
Weighted average expected option life	6 mos - 5 yrs	6 mos - 5 yrs
Expected dividend yield	None	None

Segment Reporting

The Company’s business currently operates in one segment based upon the Company’s organizational structure and the way in which the operations are managed and evaluated.

Marketable Securities

The Company adopted ASU 2016-01, “Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 requires investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purpose, and separate presentation of financial assets and financial liabilities by measurement category and form of financial asset. It eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The Company has evaluated the potential impact this standard may have on the condensed consolidated financial statements and determined that it had a significant impact on the condensed consolidated financial statements. The Company accounts for its investment in Water Technologies International, Inc. as available-for-sale securities, and the unrealized gain on the available-for-sale securities is recognized in net income.

Licensing agreement

The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality is delivered immediately, the revenue is generally recognized when the license is delivered.

Reclassification

Certain prior period accounts and balances have been reclassified to current period presentation for comparative purposes.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

Recently Issued Accounting Pronouncements

In February 2016, the FASB established ASC Topic 842, Leases (Topic 842), by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. The Company adopted the new standard on January 1, 2019.

The new standard provides a number of optional practical expedients in transition. The Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company.

The new standard did not have a material impact on the Company’s audited consolidated financial statements.

In August 2017, FASB issued accounting standards update ASU-2017-12, “D” (Topic 815) – “Targeted Improvements to Accounting for Hedging Activities”, to require an entity to present the earnings effect of the hedging instrument in the same statement line item in which the earnings effect of the hedged item is reported. The amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods with the fiscal years beginning after December 15, 2020. Early adoption is permitted in any interim period after issuance of the update. The Company has evaluated the impact of the adoption of ASU 2017-12 on the Company’s audited consolidated financial statements, which had no material impact.

In June 2018, FASB issued accounting standards update ASU 2018-07, (Topic 505) – “Shared-Based Payment Arrangements with Nonemployees”, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. Under the ASU 2018-07, the measurement of equity-classified nonemployee share-based payments will be fixed on the grant date, as defined in ASC 718, and will use the term nonemployee vesting period, rather than requisite service period. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted if financial statements have not yet been issued. The Company adopted ASU 2018-07 on the January 1, 2019. The adoption of the new standard did not have a material impact on the Company’s audited consolidated financial statements.

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

Preferred Stock

Series C

On March 14, 2017, the Board of Directors authorized the issuance of 1,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry in exchange for his continued employment with the Company. The holder of Series C preferred stock is not entitled to receive dividends, is not entitled to any liquidation preference and shares of Series C preferred stock does not have any conversion rights. The Series C Preferred Stock entitles the holder to 51% of the total voting power of our stockholders. The purchase price of the Series C preferred stock was $0.0001 per share representing a total purchase price of $0.10 for 1,000 shares. As of December 31, 2021, there were 1,000 shares of Series C preferred stock outstanding held by Mr. Eckelberry.

Series D-1

On April 13, 2018, the Company designated 50,000,000 shares of its authorized preferred stock as Series D-1 preferred stock. The shares of Series D-1 preferred stock are not entitled to dividends and do not have a liquidation preference. Each share of Series D-1 preferred stock is convertible into 0.0005 of one share of common stock. The Series D-1 preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock, which amount may be increased to 9.99% at the holders discretion upon 61 days’ written notice. During the year ended December 31, 2021, the Company issued 68,571 shares of common stock upon conversion of 1,000,000 shares of Series D-1 preferred stock with a fair value of $5,454 using the closing stock price on April 15, 2021. The Company did not recognize any gain or loss on the conversion, as the shares were converted within the terms of the agreement. As of December 31, 2021, there were 31,500,000 shares of Series D-1 preferred stock issued and outstanding.

Series E

On August 14, 2018, the Company designated 4,000,000 shares of its authorized preferred stock as Series E preferred stock. The shares of Series E preferred stock are not entitled to dividends and not have a liquidation preference. Each share of Series E preferred stock is convertible into 0.05 shares of common stock. The shares of Series E preferred stock do not carry any voting rights. The Series E preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock which amount may be increased to 9.99% at the holder’s discretion. There were no shares of Series E preferred stock converted during the year ended December 31, 2021. As of December 31, 2021, there were 1,537,213 shares of Series E preferred stock issued and outstanding.

Series F

On August 14, 2018, the Company designated 6,000 shares as Series F preferred stock. The shares of Series F preferred stock have a liquidation preference equal to the stated value of $1,000 per share plus any accrued but unpaid dividends. The Series F preferred stock is not convertible into common stock. The holders of outstanding shares of Series F preferred stock are entitled to quarterly dividends at the annual rate of 8% of the stated value, in preference to any dividends on the common stock. The shares of Series F preferred stock do not carry any voting rights. The Company may, in its sole discretion, at any time while the Series F preferred stock is outstanding, redeem all or any portion of the outstanding Series preferred stock at a price equal to the stated value, plus any accrued but unpaid dividends. The Company was required to redeem all outstanding shares of Series F preferred stock on September 1, 2020. During the year ended December 31, 2021, the Company exchanged 15 shares of Series F preferred stock for 15 shares of Series Q preferred stock. As of December 31, 2021, there were 260 shares of Series F preferred stock issued and outstanding. As of December 31, 2021, a holder of 100 of such outstanding shares of Series F preferred stock, agreed that the Company would have no obligation to redeem such holder’s shares of Series F preferred stock prior to September 1, 2022, and the Company agreed to pay such holder, in addition to any dividends payable on such holder’s Series F preferred stock, an annual fee of 4% of the stated value of such holder’s shares of Series F preferred stock. As of December 31, 2021, the Company had 160 outstanding shares of Series F preferred stock (excluding the 100 shares mentioned above), which the Company was required to, and failed to redeem on September 1, 2020, and was in default for an aggregate redemption price (equal to the stated value) of $160,000.

Series G

On January 16, 2019, the Company designated 6,000 shares as Series G preferred stock, each share having a stated value of $1,000 per share and holders of Series G preferred stock are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly. The Series G preferred stock does not have voting rights, except as required by law and is not convertible into common stock. The Company may, in its sole discretion, at any time while the Series G preferred stock is outstanding, redeem all or any portion of the outstanding Series G preferred stock at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem such shares of Series G preferred stock on April 30, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. Pursuant to certain subscription agreements entered into with purchasers of the Series G preferred stock, each purchaser received shares of the Company’s common stock equal to an amount of, for each share of Series G preferred stock purchased, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and purchase price from such investor. During the year ended December 31, 2021, 380 shares of Series G preferred stock were exchanged for 365 shares of Series S preferred stock, and 15 shares of Series R preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. During the year ended December 31, 2021, the Company redeemed 25 shares id Series G preferred stock equal to the stated value of $25,000. As of December 31, 2021, there were 25 shares of Series G preferred stock issued and outstanding, which the Company was required to, and failed to redeem on April 30, 2021, for an aggregate redemption price (equal to the stated value) of $25,000.

Series I

On April 3, 2019, the Company designated 4,000 shares of preferred stock as Series I. The Series I has a stated value of $1,000 per share. Series I holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series I is not entitled to any voting rights except as may be required by applicable law, and are not convertible into common stock. The Company has the right to redeem the Series I at any time while the Series I are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series I two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series I between May 2, 2021 and June 10, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the year ended December 31, 2021, 562 shares of Series I preferred stock were exchanged for 317 shares of Series R preferred stock, and 245 shares of Series W preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 235 shares of Series I preferred stock issued and outstanding which the Company was required to, and failed to redeem between May 2, 2021, and June 10, 2021, for an aggregate redemption price (equal to the stated value) of $235,000.

Series J

On April 3, 2019, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series J preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series J COD, which includes certain make-good shares for certain prior investors. During the year ended December 31, 2021, the Company issued 1,705,023 shares of common stock upon the conversion of 57.5 shares of Series J preferred stock for a state value of $57,500. For the year ended December 31, 2021, the Company recognized a loss on conversion of Series J preferred stock in the amount of $75,284. As of December 31, 2021, there were 215 shares of Series J preferred stock issued and outstanding.

Series K

On June 3, 2019, the Company designated 4,000 shares of preferred stock as Series K. The Series K has a stated value of $1,000 per share. Series K holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series K is not entitled to any voting rights except as may be required by applicable law, and is not convertible into common stock. The Company has the right to redeem the Series K at any time while the Series K are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series K two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company is required to redeem such shares of Series K between August 5, 2021 and April 24, 2022, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the year ended December 31, 2021, 2,580 shares of Series K preferred stock were exchanged for 1,822 shares of Series R preferred stock, and 758 shares of Series W preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 581 shares of Series K preferred stock issued and outstanding. Of these 581 shares, the Company was required to, and failed to redeem between August 5, 2021 and December 27, 2021, an aggregate of 476 such shares for an aggregate redemption price (equal to the stated value) of $476,000.

Series L

On June 3, 2019, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series L preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series L COD, which includes certain make-good shares for certain prior investors. During the year ended December 31, 2021, the Company issued an aggregate of 18,624,403 shares of common stock upon conversion of 522 shares of Series L preferred stock, for a loss in the amount of $828,451. As of December 31, 2021, there were 610 shares of Series L preferred stock issued and outstanding.

Series M

Pursuant to the Amended and Restated Certificate of Designation of Series M Preferred Stock filed with the Secretary of State of Nevada on July 1, 2020, the Company designated 800,000 shares of its preferred stock as Series M Preferred Stock. Each share of Series M Preferred Stock has a stated value of $25. The Series M Preferred Stock is not convertible into common stock. The holders of outstanding shares of Series M Preferred Stock are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the common stock. The Series M Preferred Stock is entitled to a liquidation preference in an amount equal to $25 per share plus any declared but unpaid dividends, before any payments to holders of common stock. The Series M Preferred Stock have no pre-emptive or subscription rights, and there are no sinking fund provisions applicable to the Series M Preferred Stock. The Series M Preferred Stock does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series M Preferred Stock. To the extent it may lawfully do so, the Company may, in its sole discretion, at any time when there are outstanding shares of Series M Preferred Stock, redeem any or all of the then outstanding shares of Series M Preferred Stock at a redemption price of $37.50 per share (150% of the stated value) plus any accrued but unpaid dividends. During the year ended December 31, 2021, prior to the terms of the Series M preferred stock being amended, holders of Series M preferred stock converted an aggregate of 320 Series M shares into an aggregate of 137,052 shares of the Company’s common stock. The Company did not recognize a gain or loss since the shares were converted within the terms of the agreement. During the year ended December 31, 2021, the Company issued an aggregate of 1,177 shares of Series M preferred stock for an aggregate purchase price of $29,425 and exchanged an aggregate of 3,200 shares of Series M preferred stock for 120 shares of Series R preferred stock and 1.5 shares of Series U preferred stock and recognized a loss on the exchanges in the amount of $40,000. As of December 31, 2021, there were 40,300 shares of Series M preferred stock issued and outstanding.

Series O

On April 27, 2020, the Company designated 2,000 shares of preferred stock as Series O preferred stock. The Series O preferred stock has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends (i) in cash at an annual rate of 8% of the stated value, and (ii) in shares of common stock of the Company (valued based on the conversion price as in effect on the last trading day of the applicable fiscal quarter) at an annual rate of 4% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series O preferred stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series O preferred stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series O preferred stock. The Series O preferred stock does not have voting rights except as required by law. The Series O preferred stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series O preferred stock being converted by the conversion price, provided that, the Series O may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series O preferred stock at any time while the Series O preferred stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the year ended December 31, 2021, the Company issued an aggregate of 36,868,798 shares of common stock upon conversion of 1,260 shares of Series O preferred stock, and exchanged an aggregate of 120 shares of Series O preferred stock for 120 shares of Series R preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 615 shares of Series O preferred stock issued and outstanding, and during the year ended December 31, 2021, the Company issued an aggregate of 790,089 shares of common stock in prorated 4% annualized dividends.

Series P

On April 27, 2020, the Company designated 500 shares of preferred stock as Series P preferred stock. The Series P preferred stock has a stated value of $1,000 per share, and entitles holders to receive dividends on an as-converted basis with the Company’s common stock. The Series P preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Certificate of Designation of Series P preferred stock, which includes certain make-good shares for certain prior investors, and provided that, the Series P preferred stock may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Series P preferred stock entitles the holders to a payment on an as-converted and pari passu basis with the common stock upon any liquidation. The Series P preferred stock has no preemptive or subscription rights, and there is no sinking fund or redemption provisions applicable to the Series P preferred stock. The Series P preferred stock votes on an as-converted basis with the common stock, subject to the beneficial ownership limitation. During the year ended December 31, 2021, the Company issued an aggregate of 10,191,611 shares of common stock upon conversion of 299 shares of Series P preferred stock. For the year ended December 31, 2021, the Company recognized a loss on conversion of Series P preferred stock in the amount of $335,515. As of December 31, 2021, there were 57.5 shares of Series P preferred stock issued and outstanding.

Series Q

On August 21, 2020, the Company designated 2,000 shares of preferred stock as Series Q Preferred Stock. The Series Q Preferred Stock has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series Q Preferred Stock has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series Q Preferred Stock has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series Q Preferred Stock. The Series Q Preferred Stock does not have voting rights except as required by law. The Series Q Preferred Stock is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series Q Preferred Stock being converted by the conversion price, provided that, the Series Q may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company will have the right (but no obligation) to redeem the Series Q Preferred Stock at any time while the Series Q Preferred Stock are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the year ended December 31, 2021, the Company issued an aggregate of 15,064,168 shares of common stock upon conversion of 525 shares of Series Q preferred stock, and exchanged 15 shares of Series F preferred stock for 15 shares of Series Q preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 515 shares of Series Q preferred stock issued and outstanding.

Series R

On November 16, 2020, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series R holders are not entitled to any voting rights except as may be required by applicable law. The Series R is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series R being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series R may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company will have the right (but no obligation) to redeem the Series R at any time while the Series R are outstanding at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid cash dividends, or, if paid in shares of common stock, in an amount of shares determined by dividing the stated value being redeemed by the conversion price. The subscribers were offered warrants with the purchase of Series R. During the year ended December 31, 2021, the Company issued an aggregate of 2,481 shares of Series R preferred stock for an aggregate purchase price of $2,480,750 and exchanged an aggregate of 15 shares of Series G preferred stock, 317 shares of Series I preferred stock, 1,822 shares of Series K preferred stock, 3,200 shares of Series M preferred stock, and 120 shares of Series O preferred stock for an aggregate of 2,394 shares of Series R preferred stock, and issued an aggregate of 79,112,450 shares of common stock upon conversion of 1,933 shares of Series R preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 3,432 shares of Series R preferred stock along with 101,498,340 Series A warrants (with an exercise price of $0.05) and 49,177,670 Series B warrants (with an exercise price of $0.10) issued and outstanding with a fair value of $11,181,822 on the original issuance. The warrants were valued using the Black Scholes model (see additional information under warrants footnote).

Series S

On February 5, 2021, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series S holders are not entitled to any voting rights except as may be required by applicable law. The Series S is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series S being converted by the conversion price, provided that, the Series S may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series S at any time while the Series S are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the year ended December 31, 2021, the Company issued an aggregate 365 shares of Series S preferred stock in exchange for an aggregate of 365 Series G preferred stock and issued an aggregate of 5,495,406 shares of common stock upon conversion of 195 shares of Series S preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 170 shares of Series S preferred stock issued and outstanding.

Series T

On February 24, 2021, the Company designated 630 shares of preferred stock as Series T. The Series T has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable monthly. The Series T holders are not entitled to any voting rights except as may be required by applicable law. The Series T is convertible into common stock of the Company pursuant to the Series T COD, provided that, the Series T may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company will have the right (but no obligation) to redeem the Series T at any time while the Series T are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which may be exercised at any time in whole or in part. Per the SPA, the Series T, including any convertible shares acquired pursuant to exercise of the warrants, the Company shall pay 10% annual dividends in cash, paid monthly. Purchaser may convert any portion of the Series T, including convertible shares acquired pursuant to exercise of the warrants, at any time into shares of the Company’s common stock at an agreed upon conversion rate per terms of the SPA. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company. The real property consists of residential real estate in Buenos Aires Argentina valued at $580,000, and eight undeveloped lots valued at $50,000 in Terralta private neighborhood development. The real property exchanged for 630 shares of Series T was recorded at $630,000 and reflected on the balance sheet as a long term asset for sale. The fair value of the warrants associated with acquiring 25,200,000 preferred shares were valued at $2,037,849, using the Black Scholes model and accounted for as deemed dividends and reflected in stockholder’s equity as accumulated paid in capital.

The Company has actively listed the residential real property for sale since July 2021. On September 13, 2021, the Company received an offer for the property for $464,000, which was $116,000 below the original independent appraisal of $580,000. However, because of administrative delays due to COVID, the buyer opted out of the offer. Based on the above indicator of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the long term asset for sale from $630,000 to $514,000 on the balance sheet and recorded an impairment of $116,000 in the consolidated financial statements.

Series U

On May 26, 2021, the Company designated 5,000 shares of preferred stock as Series U. The Series U has a stated value of $1,000 per share. The Series U holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series U is convertible into common stock of the Company in an amount determined by dividing 150% of the stated value of the Series U being converted by the conversion price; certain prior investors will also be entitled to certain make-good shares; provided that, the Series U may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the lesser of $0.20 or the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series U at any time at a redemption price equal to, if paid in cash, the stated value, or, if paid in shares of common stock, in an amount of shares determined by dividing 200% of the stated value being redeemed by the conversion price then in effect, and adding any applicable make-good shares. During the year ended December 31, 2021, the Company issued 1,560 shares of Series U at a stated value of $1,560,000, issued an aggregate of 16,169,815 shares of common stock upon conversion of 495 shares of Series U preferred stock, and issued an aggregate of 14,475,000 warrants with a fair value of $603,003 to Series U holders. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 1,067 shares of Series U preferred stock issued and outstanding.

Series V

On December 1, 2021, the Company filed a certificate of withdrawal of the Company’s certificate of designation of Series V preferred stock and filed a certificate of designation for a new series of Series V preferred stock with the Secretary of State of Nevada. Pursuant to the Series V COD, the Company designated 3,000 shares of preferred stock as Series V. The Series V has an original issue price of $100,000 per share, and holders are entitled to an annual distribution of 25% of annual net profits of newly established Company wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series V holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series V is convertible into common stock of the Company pursuant to the Series V COD, provided that, the Series V may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company will have the right (but no obligation) to redeem the Series V at any time at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid distributions of 25% of subsidiary’s annual net profits. During the year ended December 31, 2021, the Company issued 4 shares of Series V at a stated value of $400,000, which was classified as restricted cash per the Series V COD, and issued an aggregate of 3,200,000 warrants with a fair value of $134,148 to Series V holders. As of December 31, 2021, there were 4 shares of Series V preferred stock issued and outstanding.

Series W

On April 28, 2021, the Company designated 3,390 shares of preferred stock as Series W. The Series W has a stated value of $1,000 per share, and Series W holders are entitled to cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly. The Series W holders are not entitled to any voting rights except as may be required by applicable law. The Series W is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series W being converted by the conversion price; provided that, the Series W may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series W at any time at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the year ended December 31, 2021, the Company issued 1,003 shares of Series W preferred stock in exchange for 245 shares of Series I preferred stock and 758 shares of Series K preferred stock, and issued an aggregate of 7,538,432 shares of common stock upon conversion of 259 shares of Series U preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of December 31, 2021, there were 745 shares of Series W preferred stock issued and outstanding.

Series X

On August 10, 2021, the Company designated 25 shares of preferred stock as Series X. The Series X has a stated value of $10,000 per share. The Series X holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series X is convertible into common stock of the Company pursuant to the Series X COD, provided that, the Series X may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). Beginning on the one year anniversary of the subscription agreement for the Series X Preferred Stock, until the two year anniversary of the subscription agreement, the holders will have the right to require the Company to redeem all of the Series X purchased by the subscriber at a price equal to 125% of the $250,000 original purchase price, or $312,500. The holders will also have the right, exercisable at any time, to require the Company to redeem all of the holder’s Series X in exchange for the issuance of shares of the Company’s common stock in an amount equal to 250% of the original $250,000 purchase price, or $625,000, divided by the closing price of the Company’s common stock as of the date the holders executed the subscription agreement. On August 10, 2021, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series X for a purchase price of $250,000, along with an aggregate of 1,798,562 shares of common stock, pursuant to a subscription agreement between the Company and the investor. The Company recognized a loss of $125,000, associated with the issuance of the common stock. Per the Series X COD, as of December 31, 2021, $80,000 of the $250,000 was classified as restricted cash. As of December 31, 2021, there were 25 shares of Series X preferred stock issued and outstanding.

Series Y

On December 6, 2021, the Company designated 3,000 shares of preferred stock as Series Y. The Series Y has an original issue price of $100,000 per share, and holders are entitled to receive, on a pro rata and pari passu basis, annual distribution of 25% of annual net profits of newly established, Company wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series Y holders will not be entitled to any voting rights except as may be required by applicable law. The Series Y will be convertible into common stock of the Company pursuant to the Series Y COD, provided that, the Series Y may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company will have the right (but no obligation) to redeem the Series Y at any time at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid distributions of 25% of the subsidiary’s annual net profits. During the year ended December 31, 2021, the Company issued 4.7 shares of Series Y at an original issue price of $470,000 and issued an aggregate of 3,760,000 warrants with a fair value of $114,983 to Series Y holders. Per the Series Y COD, $235,000 of the $470,000 received was classified as restricted cash. During the period ended December 31, 2021, $150,000 of the restricted cash was used as an intercompany loan to meet capital requirements of the Company’s PWT subsidiary. As of December 31, 2021, there were 4.7 shares of Series Y preferred stock issued and outstanding.

As of December 31, 2021, the Company accrued aggregate dividends in the amount of $356,728 for all series of preferred stock.

The Series J, Series L, Series M, Series O, Series P, Series Q Series R, Series S, Series T, Series U, Series V, Series W, Series X, and Series Y preferred stock are accounted for outside of permanent equity due to the terms of conversion at a market component or stated value of the preferred stock.

Common Stock

Year ended December 31, 2021

The Company issued 13,927,622 shares of common stock for the settlement of convertible promissory notes in an aggregate principal amount of $81,150, plus interest in the amount of $52,555, based upon a conversion price of $0.00955.

The Company issued 33,476,294 shares of common stock for services at fair value of $2,229,695 at share prices ranging from $0.0229 - $0.124.

The Company issued 790,089 shares of common stock for Series O preferred stock dividends payable.

The Company issued 190,205,395 shares of common stock upon conversion of 5,550,861 shares of preferred stocks.

The Company issued 1,000,000 shares of common stock upon exercise of 1,000,000 warrants at an exercise price of $0.05 per share for $50,000.

The Company issued 1,798,562 shares of common stock at a price of $0.0695 in conjunction with the sale of Series X preferred stock and recognized a loss of $125,000 in the financial statements.

The Company issued 633,282 shares of common stock for make good shares for Series P preferred stock.

Year ended December 31, 2020

The Company issued 19,276,917 shares of common stock for the settlement of convertible promissory notes in an aggregate principal amount of $137,262, plus interest in the amount of $51,186, and a default settlement of $204,402, based upon conversion prices of $0.00955 to $0.0394.

The Company issued 7,750,037 shares of common stock for services at fair value of $415,036.

The Company issued 688,205 shares of common stock for Series O preferred stock dividends payable.

The Company issued 32,482,536 shares of common stock upon conversion of 6,603,479 shares of preferred stock.

4.	OPTIONS AND WARRANTS

Restricted Stock to CEO

Between May 12, 2016, and August 14, 2019, the Company entered into Restricted Stock Grant Agreements (“the RSGAs”) with its Chief Executive Officer, Riggs Eckelberry, to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the RSGAs are performance based shares and none have yet vested nor have any been issued. The RSGAs provides for the issuance of up to an aggregate of 109,214 shares of the Company’s common stock to Mr. Eckelberry provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, the Company will issue up to an aggregate of 54,607 shares of its common stock; b) If the Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported in the Company’s SEC Reports, the Company will issue up to an aggregate of 101,054,607 shares of its common stock. The Company has not recognized any costs associated with the milestones, because achievement is not probable. As the performance goals are achieved, the shares shall become eligible for vesting and issuance.

Restricted Stock to Employees and Consultants

Between May 12, 2016, and August 14, 2019, the Company entered into Restricted Stock Grant Agreements (“the E&C RSGAs”) with its employees and consultants, to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the E&C RSGAs are performance based shares and none have yet vested nor have any been issued. The E&C RSGAs provide for the issuance of up to 378,750 shares of the Company’s common stock to employees and consultants provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, the Company will issue up to an aggregate of 189,375 shares of its common stock; b) If the Company’s consolidated operating profit Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported as reported in the Company’s SEC reports, the Company will issue up to an aggregate of 109,070,842 shares of its common stock. The Company has not recognized any costs associated with the milestones, because achievement is not probable. As the performance goals are achieved, the shares shall become eligible for vesting and issuance.

On August 14, 2019, the Board of Directors approved an amendment to the RSGAs and E&C RSGAs to include an alternative vesting schedule for the Grantees. The Grantees can elect to participate in the alternate vesting schedule for grants received at least two years prior to the date requested. On the first day of each calendar month, an aggregate dollar amount of restricted stock equal to an aggregate of 5% of the total dollar amount of the Company’s common stock that traded during the prior calendar month, will vest, divided equally among all RSGAs and E&C RSGAs that have duly elected to participate in the alternate vesting schedule, with value based on the fair market value under the respective RSGAs and E&C RSGAs. The fair market value shall equal the average of the trailing ten (10) closing trade prices of the Company’s common stock on the last ten (10) trading days of the month immediately prior to the date of determination as quoted on the public securities trading market on which the Company’s common stock is then traded. If the fair market value of the Company’s common stock on the date the shares are vested is less than the fair market value of the Company’s common stock on the effective date of the RSGA or E&C RSGA, then the number of vested shares issuable (assuming all conditions are satisfied) shall be increased so that the aggregate fair market value of vested shares issuable on the vesting date equals the aggregate fair market value that such number of shares would have had on the effective date. Upon the occurrence of a Company performance goal, the right to participate in the alternate vesting schedule will terminate, and the vesting of the remaining unvested shares will be as set forth under the restricted stock award agreement.

On May 18, 2020, the Company entered into Restricted Stock Grant Agreements (the “May RSGAs”) with its Chief Executive Officer, T. Riggs Eckelberry, members of the Board, employees and consultants to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the May RSGAs are performance-based shares and none have yet vested nor have any been issued. The May RSGAs provide for the issuance of up to an aggregate of 10,500,000 shares of the Company’s common stock as follows: 2,000,000 to Mr. Eckelberry, 500,000 to each of the other three members of the Board, and an aggregate of 7,000,000 to employees and consultants provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period, the Company will issue up to an aggregate of 5,250,000 shares of its common stock; b) If the Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported as reported in the Company’s SEC reports, the Company will issue up to an aggregate of 5,250,000 shares of its common stock. As the performance goals are achieved or if alternate vesting is qualified and selected, the shares shall become eligible for vesting and issuance.

During the year ended December 31, 2021, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to Mr. T. Riggs Eckelberry, one employee and one consultant an aggregate of 2,771,892 shares of the Company’s common stock with a value of $211,521, calculated using the closing share prices on the dates of the vesting agreements.

Warrants

During the year ended December 31, 2021, the Company issued 218,085,783 purchase warrants, associated with the preferred stocks. A summary of the Company’s warrant activity and related information follows for the years ended December 31, 2021 and 2020:

	2021		2020
	Number of Warrants	Weighted average exercise price	Number of Warrants	Weighted average exercise price
Outstanding - beginning of year	15,922,044	$500.03	122,044	$500.00
Granted	218,085,783	$0.0868	15,800,000	$0.03
Exercised	(1,000,000)	$(0.05)	-	-
Expired	(15,922,044)	$(500.03)	-	-
Outstanding - end of year	217,085,783	$0.0868	15,922,044	$500.03

At December 31, 2021 and 2020, the weighted average remaining contractual life of warrants outstanding:

	2021			2020
			Weighted Average			Weighted Average
			Remaining			Remaining
Exercisable	Warrants	Warrants	Contractual	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)	Outstanding	Exercisable	Life (years)
$0.02	600,000	600,000	4.67	-	-	-
$0.05	125,698,340	125,698,340	0.14 - 1.16	9,800,000	9,800,000	0.88 -1.00
$0.10	67,292,670	67,292,670	0.14 - 0.74	6,000,000	6,000,000	0.88
$0.25	13,206,000	13,206,000	1.50 - 5.00	-	-	-
$0.0275	8,727,273	8,727,273	9.41	-	-	-
$-	-	-	-	122,044	122,044	0.62
$1.00	1,561,500	1,561,500	2.50 - 2.74	-	-	-
	217,085,783	217,085,783		15,922,044	15,922,044

At December 31, 2021 and 2020, the aggregate intrinsic value of the warrants outstanding was $0.

5.	CONVERTIBLE PROMISSORY NOTES

As of December 31, 2021, the outstanding convertible promissory notes are summarized as follows:

Convertible Promissory Notes	$3,078,312
Less current portion	3,016,037
Total long-term liabilities	$62,275

Maturities of long-term debt for the next two years are as follows:

Year Ending December 31,	Amount
2022	3,019,780
2023	62,275
$3,082,055

At December 31, 2021, the $3,082,055 in convertible promissory notes and has a remaining debt discount $3,743, leaving a net balance of $3,078,312.

On various dates from 2014 through May 2015, the Company issued unsecured convertible promissory notes (the “2014-2015 Notes”), that matured on various dates and were extended sixty (60) months from the effective date of each Note. The 2014-2015 Notes bear interest at 10% per year. The 2014-2015 Notes may be converted into shares of the Company’s common stock at conversion prices ranging from the lesser of $4,200 to $9,800 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2014-2015 Notes. In addition, for as long as the 2014-2015 Notes or other convertible notes in effect between the purchaser and the Company are outstanding, if the Company issues any security with terms more favorable than the terms of the 2014-2015 Notes or such other convertible notes or a term was not similarly provided to the purchaser of the 2014-2015 Notes or such other convertible notes, then such more favorable or additional term shall, at the purchaser’s option, become part of the 2014-2015 Notes and such other convertible notes. The conversion feature of the 2014-2015 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2014-2015 Notes. During the year ended December 31, 2021, the Company issued 13,927,621 shares of common stock, upon conversion of $81,150 in principal, plus accrued interest of $52,555. As of December 31, 2021, the 2014-2015 Notes had an aggregate remaining balance of $1,200,000, which are short term.

The unsecured convertible promissory notes (the “OID Notes”) had an aggregate remaining balance of $184,124, plus accrued interest of $13,334. The OID Notes included an original issue discount and one-time interest, which has been fully amortized. The OID Notes matured on December 31, 2017, which were extended to September 30, 2018. The OID Notes were convertible into shares of the Company’s common stock at a conversion price initially of $30,620. After the amendment, the conversion price changed to the lesser of $5,600 per share, or b) fifty percent (50%) of the lowest trade price of common stock recorded since the original effective date of this note, or c) the lowest effective price per share granted to any person or entity after the effective date. The conversion feature of the notes was considered a derivative in accordance with current accounting guidelines, because of the reset conversion features of the notes. As of December 31, 2021, the remaining balance was $62,275, which is long term.

The Company issued various, unsecured convertible promissory notes (the “2015-2016 Notes”), on various dates ending on May 19, 2016. The 2015-2016 Notes matured and were extended from the date of each tranche through maturity dates ending on May 19, 2020. The 2015-2016 Notes bear interest at 10% per year. The 2015-2016 Notes may be converted into shares of the Company’s common stock at conversion prices ranging from the lesser of $1,400 to $5,600 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2015-2016 Notes. The conversion feature of the 2015-2016 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2015-2016 Notes. As of December 31, 2021, the remaining balance of the 2015-2016 Notes was $930,000, all of which is short term.

The Company issued a convertible note (the “Dec 2015 Note”) in exchange for accounts payable in the amount of $432,048, which could be converted into shares of the Company’s common stock after December 31, 2015. The Dec 2015 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Dec 2015 Note did not meet the criteria of a derivative, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Dec 2015 Note and recognized as interest expense in the financial statements. On January 1, 2016, the Dec 2015 Note met the criteria of a derivative and was accounted for under ASC 815. The Dec 2015 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. As of December 31, 2021, the remaining balance on the Dec 2015 Note was $167,048, which is short term.

The Company issued a convertible note (the “Sep 2016 Note”) in exchange for accounts payable in the amount of $430,896, which could be converted into shares of the Company’s common stock after September 15, 2016. The Sep 2016 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Sep 2016 Note met the criteria of a derivative and was accounted for under ASC 815. The Sep 2016 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. The Sep 2016 Note did not meet the criteria of a derivative at the date of the issuance, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Sep 2016 Note and recognized as interest expense in the financial statements. The conversion feature of the Sep 2016 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion feature of the Sep 2016 Note. As of December 31, 2021, the remaining balance on the Sep 2016 Note was $430,896, which is short term.

The Company issued two (2) unsecured convertible promissory notes (the “Apr & May 2018 Notes”), in the aggregate amount of $300,000 on April 2, 2018 and May 31, 2018. The Apr & May 2018 Notes had maturity dates of April 2, 2019 and May 31, 2019, respectively. The Apr & May 2018 Notes bear interest at 10% per year. The Apr & May 2018 Notes may be converted into shares of the Company’s common stock at a variable conversion price of 50% of the lesser of the lowest trading price twenty-five (25) trading days prior to conversion. The conversion feature of the Apr & May 2018 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Notes. On March 13, 2019, the Company entered into a settlement agreement with the investor in the amount of $570,000, based on the outstanding balance due and payable under the Apr & May 2018 Notes. The Company set up a reserve of 2,630,769 shares of common stock of the Company for issuance upon conversion by the investor of the amounts owed under the Notes, in accordance with the terms of the Notes, including, but not limited to the beneficial ownership limitations contained in the Notes. In addition to the foregoing, upon the sale by the investor of the settlement shares as delivered to the investor by the Company, resulting in total net proceeds less than the settlement value, the investor is entitled to additional settlement shares of the Company’s common stock. If after the investor has sold all settlement shares, the investor delivers a written notice to the Company certifying that the investor is entitled to additional settlement shares of the Company’s common stock (the “Make-Whole Shares”). The number of make-whole shares being equal to the greater of ((i) zero and (ii) the quotient of (1) the difference of (x) the settlement value with respect to each sale of shares by the Investor after the delivery of the Settlement Shares, minus (y) the aggregate net consideration received by the Investor from the resale of all shares of common stock issued by the Company, divided by (2) the average trailing closing price for ten (10) trading days for the shares immediately preceding the date of delivery of the make-whole shares. As of December 31, 2021, the remaining balance on the May 2018 Note was $218,064, which is short term.

The Company entered into an unsecured convertible promissory note (the “Nov 20 Note”), on November 19, 2020 in the amount of $50,000. The Company received funds in the amount of $50,000. The Nov 20 Note matures on November 19, 2021, twelve months from the effective date of the Note. The Note may be extended sixty (60) months from the maturity date. The Nov 20 Note bears interest at 10% per year. The Nov 20 Note may be converted into shares of the Company’s common stock at a lesser price of $0.05 per share or (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Nov 20 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $10,047 during the year ended December 31, 2021. During the year ended December 31, 2021, the Company paid off $15,228 in cash, of the Nov 20 Note. As of December 31, 2021, the remaining balance of the Nov 20 Note was $13,772, which is short term.

The Company entered into an unsecured convertible promissory note (the “Jan 21 Note”), on January 25, 2021 in the amount of $60,000. The Company received funds in the amount of $60,000. The Jan 21 Note matures on January 25, 2022, twelve months from the effective date of the Note. The Note may be extended sixty (60) months from the maturity date. The Jan 21 Note bears interest at 10% per year. The Jan 21 Note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of (a) $0.05 per share, (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Jan 25 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $23,358 during the twelve months ended December 31, 2021. As of December 31, 2021, the balance of the Jan 21 Note was $60,000, which is short term.

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically according to the stock price fluctuations.

The derivative liability recognized in the financial statements as of December 31, 2021 was $5,738,020.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

The following table represents a disaggregation of revenue by type of good or service from contracts with customers for the year ended December 31, 2021 and 2020.

	Years Ended
	December 31,
	2021	2020
Equipment Contracts	$2,516,609	$2,393,815
Component Sales	1,149,861	1,441,251
Waste Water Treatment Systems	57,729	-
Pump Stations	285,323	144,755
Services Sales	98.033	121,310
Commission & Training	36,189	-
	$4,143,744	$4,101,131

Revenue recognition for other sales arrangements, such as sales for components, and service sales will remain materially consistent.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract asset for the years ending December 31, 2021 and 2020, was $378,932 and $148,734, respectively. The contract liability for the years ended December 31, 2021 and 2020, was $1,886,946 and $340,551, respectively.

7.	FINANCIAL ASSETS

Convertible Note Receivable

The Company purchased a 10% convertible note in the amount of $80,000, through a private placement with Water Technologies International, Inc (“WTII”). The Note is convertible into common stock of WTII at a price of 65% of the lowest trading price for the ten (10) trading days immediately prior to the conversion date. The conversion price shall not be lower than a price of $0.0001 per share. As of December 31, 2020, the note included principal of $80,000 plus accrued interest of $53,879 for a total of $133,879. The Note was considered impaired as of December 31, 2020, and an allowance was recognized in the financials in the amount of $133,879, during the year ended December 31, 2020. On November 12, 2021, the Company served a conversion notice to WTII and recorded additional interest and fees of $15,988 through that date, according to the terms of the agreement for an aggregate of $149,867. The Note was converted into 45,208,649 shares of WTII common stock. As of December 31, 2021, the investment in securities was recorded at fair value in the amount of $198,918, with an unrealized gain of $49,051.

Fair value investment in Securities

On May 15, 2018, the Company received 4,000 shares of WTII Series C convertible preferred stock for the use of OriginClear, Inc. technology associated with their proprietary electro water separation system. Each share of Series C convertible preferred stock is convertible into one thousand (1,000) shares of WTII common stock. The stock was valued at fair market value of $0.0075 for a price of $30,000 on the date of issuance. The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality was delivered immediately, the revenue was recognized in the financial statements as of June 30, 2018. As of December 31, 2021, the fair value of the preferred shares was $17,600.

8.	LOANS PAYABLE

Secured Loans Payable

The Company entered into short term loans with various lenders for capital expansion secured by the Company’s assets in the amount of $1,749,970, which included finance cost of $624,810. The finance cost was amortized over the terms of the loans, which have various maturity dates ranging from October 2018 through February 2019. As of December 31, 2020, the finance cost was fully amortized. During the year ended December 31, 2021, the Company settled the majority of the loans in the amount of $262,250, of which $157,250 was recognized on the statement of operations as a gain on write-off of loan payable. The term of the loans ranged from two months to six months. The net balance as of December 31, 2021 and 2020 was $80,646 and $342,896, respectively.

Loan Payable-Related Party

The Company’s CEO loaned the Company $248,870 as of June 28, 2018. The loans bore interest at various rates to be originally repaid over a period of three (3) years at various maturity dates. The funds were used for operating expenses. During the year ended December 31, 2021, all principal and interest payments were made in full leaving a balance of $0 as of December 31, 2021.

Small Business Administration Loans

Between April 30, 2020 and September 12, 2020, the Company received total loan proceeds in the amount of $505,000, which included an aggregate of $345,000 under the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief and Economic Security Act, an Economic Injury Disaster Loan (the “EIDL”) in the amount of $150,000, and an Economic Injury Disaster Grant in the amount of $10,000. The principal and accrued interest under the PPP was forgivable if the Company used the PPP loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and otherwise complied with PPP requirements. The Company used the full proceeds of the PPP loan specifically for eligible purposes per requirements of the PPP and during the period ending December 31, 2021, the Company submitted satisfactory documentation regarding its compliance with the applicable requirements and obtained forgiveness of the PPP loan. The Company must repay any unforgiven principal amount, with interest, on a monthly basis following the deferral period for the EIDL. For the period ended December 31, 2021, the aggregate amount of $345,000 received under the PPP, and the Economic Injury Disaster Grant in the amount of $10,000 was recognized in the statement of operations as other income due to forgiveness.

9.	CAPITAL LEASES

The Company entered into a capital lease for the purchase of equipment during the year ended December 31, 2018. The lease is for a sixty (60) month term, with monthly payments of $757 per month, and a purchase option at the end of the lease for $1.00. As of December 31, 2021, there remain a current balance of $7,985.

As of December 31, 2021, the maturities are summarized as follows:

Capital lease	$7,985
Less current portion	-
Total long-term liabilities	$7,985

10.	INCOME TAXES

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered the Company’s U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018.

The Company files income tax returns in the U.S. Federal jurisdiction, and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2018.

Included in the balance at December 31, 2021, are no tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the periods ended December 31, 2021 and 2020, the Company did not recognize interest and penalties.

At December 31, 2021, the Company had net operating loss carry-forwards of approximately $46,795,341, which expire at dates that have not been determined. No tax benefit has been reported in the December 31, 2021 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate to pretax income from continuing operations for the years ended December 31, 2021 and 2020 due to the following:

	2021	2020
Book income (loss)	$444,255	$2,784,887)
Tax to book differences for deductible expenses	9,508	9,574
Tax non-deductible expenses	1,166,218	(3,845,607)
Valuation Allowance	(1,619,981)	1,051,146
Income tax expense	$-	$-

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31,

	2021	2020
Deferred tax assets:
NOL carryover	$7,511,485	$9,827,022
Other carryovers	728,907	749,475

Deferred tax liabilities:
Depreciation	(158,296)	(102,841)
Less Valuation Allowance	(8,082,096)	(10,472,656)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.

11.	FOREIGN SUBSIDIARY

On January 22, 2020 the Company entered into a strategic partnership with Permionics Separations Solutions, Inc., a unit of India’s Permionics Group (“Permionics”) for the Asia-Pacific Region. This strategic partnership assists the Company with overcoming the typical hurdles in commercializing a technology overseas with engineering support, developing customer proposals, infrastructure to handle logistics and purchasing, inventory and shipping from and into foreign countries, customer training, startup assistance and service.

The Company believes that Permionics is best suited to accomplish all of the above for its customers in the Asia-Pacific countries and as a result, has terminated all activities of its fully owned subsidiary, OriginClear Technologies Limited, in Hong Kong, China, working instead with Permionics when applicable.

12.	ASSETS HELD FOR SALE

During the year ended December 31, 2021, the Company acquired real estate assets to be held for sale to finance their water projects, by issuing 630 shares of Series T preferred stock for a fair value of $630,000, in conjunction with common stock purchase warrants, through an asset purchase agreement. The assets held for sale consisted of residential property, plus eight (8) lots of undeveloped land. The real property has been listed actively on the market to be sold. Based on the offers received and the market conditions, the Company adjusted the fair value and recognized a loss on impairment of the residential property in the amount of $116,000.

13.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

Our Dallas based subsidiary, PWT, rents an approximately12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $7,900.

Warranty Reserve

Generally, a PWT project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. The Company has various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided under PWT based on the opinion of management and based on Company history in the amount of $20,000 for the year ending December 31, 2021.

Litigation

For the period ended December 31, 2021, all parties have fully and timely performed under the settlement agreement, and no further issues or proceedings, or fees and costs, are anticipated regarding the settlement of the dispute between OriginClear, Inc., and its developmental subsidiary, WaterChain, Inc., and RDI Financial, LLC, an alleged assignee of Interdependence, Inc., as disclosed in greater detail in the Form 10-Q for the period ended March 31, 2021, filed by OriginClear on August 4, 2021. As of December 31, 2021, the Company views the aforesaid RDI matter as closed.

Following the disclosures made in the Form 10-Q for the period ended March 31, 2021, filed by OriginClear on August 4, 2021, on December 14, 2021, the United States District Court for the Western District of New York rendered its decision on the motion to dismiss filed by GTR Source LLC and Tzvi “Steve” Reich’s (collectively, the “GTR Defendants”), and granted in part, and denied in part dismissal of certain claims set forth in the amended complaint filed by OriginClear, Inc., Progressive Water Treatment, Inc., and T. Riggs Eckelberry, individually (the “GTR Plaintiffs”). On December 16, 2021, the GTR Plaintiffs filed a Notice of Appeal to the United States Court of Appeals for the Second Circuit to the district court’s decision on the GTR Defendants’ motion to dismiss.

On March 12, 2021, OriginClear, Inc. Progressive Water Treatment, Inc. and T. Riggs Eckelberry, individually (collectively, the “C6 Plaintiffs”), and C6 Capital LLC (“C6 Capital”) agreed to settle the dispute between the parties relating to a merchant cash advance agreement entered into on July 17, 2018. Pursuant to the terms of the settlement, (i) C6 has vacated the judgment obtained by C6 Capital against the C6 Plaintiffs; (ii) C6 has released any and all bank levies, liens, security interests, powers of attorney, and other encumbrances its has against the C6 Plaintiffs; (iii) the C6 Plaintiffs have dismissed the plenary action commenced in the Supreme Court for the State of New York in and for the County of Broome against C6 Capital with prejudice and; (iv) the sister-state judgment C6 Capital obtained against the C6 Plaintiffs in California is currently in the process of being vacated by stipulation. Accordingly, the C6 Plaintiffs no longer owe any further amounts to C6 Capital with respect to the C6 Agreement.

On February 12, 2019, Auctus Fund, LLC (“Auctus”) filed a complaint against OriginClear in the United States District Court for the District of Massachusetts for numerous claims arising from two convertible promissory notes and accompanying securities purchase agreements. On March 13, 2019, Auctus and OriginClear entered into a Settlement Agreement and Mutual General Release, under which Auctus would be permitted to convert $570,000 into OriginClear securities pursuant to the terms set forth in the convertible promissory notes. On February 2, 2021, OriginClear filed a Motion to Set Aside the Settlement Agreement as Void under Section 29(b) of the Securities Exchange Act of 1934 (the “Act”) for Auctus’ violation of Section 15(a) of the Act. If granted, the Settlement Agreement would be declared void and unenforceable. As of December 31, 2021, no decision has been rendered on OriginClear’s Motion to Set Aside the Settlement Agreement.

14.	CONCENTRATIONS

Major Customers

PWT had three major customers for the year ended December 31, 2021. The customers represented 64.24% of billings for the year ending December 31, 2021. The contract receivable balance for the customers was $1,381,875 at December 31, 2021.

PWT had two major customers for the year ended December 31, 2020. The customers represented 34% of billings for the year ending December 31, 2020. The contract receivable balance for the customers was $149,070 at December 31, 2020.

Major Suppliers

PWT had three major vendors for the year ended December 31, 2021. The vendors represented 40.1% of total expenses in the year ending December 31, 2021. The accounts payable balance due to the vendors was $279,082 at December 31, 2021. Management believes no risk is present with the vendors due to other suppliers being readily available.

PWT had three major vendors for the year ended December 31, 2020. The vendors represented 45.2% of total expenses in the year ending December 31, 2020. The accounts payable balance due to the vendors was $170,963 at December 31, 2020. Management believes no risk is present with the vendors due to other suppliers being readily available.

15.	OTHER INCOME

Other Income consisted of the following as of December 31,

	2021	2020
Debt forgiveness on SBA loan	$355,000	$-
Gain on conversion of note receivable	149,867	-
Other income	4,939	16,521
Total Other Income	$509,806	$16,521

16.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between January 3, 2022 and February 14, 2022, certain holders of the Company’s Series K preferred stock exchanged an aggregate of 35 shares of Series K preferred stock for 35 shares of the Company’s Series W preferred stock.

On January 4, 2022, holders of Series W Preferred Stock converted an aggregate of 10 Series W shares into an aggregate of 694,446 shares of the Company’s common stock.

Between January 4, 2022 and February 14, 2022, holders of the Company’s Series R preferred stock converted an aggregate of 378 Series R shares into an aggregate of 27,162,453, including make-good shares, of the Company’s common stock.

Between January 4, 2022 and March 3, 2022, holders of the Company’s Series U preferred stock converted an aggregate of 432 Series U shares into an aggregate of 22,794,493 shares, including make-good shares, of the Company’s common stock.

Between January 4, 2022 and March 28, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 12.4 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $1,244,200. The Company also issued an aggregate of 9,953,600 warrants to these investors.

On January 7, 2022, holders of convertible promissory notes converted an aggregate principal and interest amount of $119,634 into an aggregate of 12,461,909 shares of the Company’s common stock.

Between January 20, 2022 and January 25, 2022, certain holders of the Company’s Series V preferred stock exchanged an aggregate of 4 shares of Series V preferred stock for 4 shares of the Company’s Series Y preferred stock.

Between January 21, 2022 and March 31, 2022, the Company issued to consultants and one employee an aggregate of 13,314,289 shares of the Company’s common stock for services.

On January 24, 2022, OriginClear, Inc., Progressive Water Treatment, Inc., OriginClear, Inc., and T. Riggs Eckelberry, individually (collectively, the “GTR Plaintiffs”), on the one hand, and GTR Source LLC and Tzvi “Steve” Reich (collectively, the “GTR Defendants”), on the other hand, settled a dispute between the parties relating to two distinct merchant funding agreements that were entered into on July 20, 2018 and August 28, 2018, and a settlement agreement entered into on December 13, 2018. Pursuant to the terms of settlement, all of which have been performed as of the filing date, (i) the GTR Defendants paid $25,000 to the GTR Plaintiffs, (ii) the parties mutually released each other from all claims, controversies, etc. that could have been asserted by any party against any other party pursuant to the aforesaid merchant funding agreements and settlement entered thereunder, and (iii) the GTR Plaintiffs dismissed with prejudice the action commenced by the GTR Plaintiffs in the Supreme Court for the State of New York in and for the County of Ontario and the appeal in the United States Court of Appeals for the Second Circuit.

On February 11, 2022, the Company filed a certificate of designation (the “Series Z COD”) of Series Z preferred stock (the “Series Z”) with the Secretary of State of Nevada. Pursuant to the Series Z COD, the Company designated 25 shares of preferred stock as Series Z. The Series Z has an original issue price of $10,000 per share. The Series Z holders will not be entitled to dividends or any voting rights except as may be required by applicable law. The Series Z will be convertible into common stock of the Company pursuant to the Series Z COD, provided that, the Series Z may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). The Company will have the right (but no obligation) to redeem the Series Z at any time at a redemption price equal to the original issue price plus any accrued but unpaid distributions of 25% of Subsidiary’s annual net profits. On February 18, 2022, the Company issued an aggregate of 25 shares of Series Z preferred stock.

On February 14, 2022, certain holders of the Company’s Series F preferred stock exchanged an aggregate of 100 shares of Series F preferred stock for 100 shares of the Company’s Series Q preferred stock.

On February 18, 2022, the Company entered into a subscription agreement with a certain accredited investor pursuant to which the Company sold an aggregate of 25 shares of the Company’s Series Z preferred stock for an aggregate purchase price of $250,000. The Company also issued an aggregate of 2,500,000 warrants to the investor.

Between February 22, 2022 and March 30, 2022, holders of the Company’s Series L preferred stock converted an aggregate of 124 Series L shares into an aggregate of 14,528,106 shares of the Company’s common stock.

Between February 23, 2022 and March 2, 2022, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 111,010,481 shares of the Company’s common stock in settlement of certain claims with such persons.

On February 25, 2022, holders of the Company’s Series T preferred stock converted an aggregate of 145 Series T shares into an aggregate of 17,193,676 shares of the Company’s common stock.

On March 31, 2022, the Company issued an aggregate of 261,707 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR NINE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$484,835	$272,470
Restricted cash	1,266,391	433,951
Contracts receivable	1,946,882	2,150,967
Fair value investment in securities	45,209	198,918
Contract assets	1,455,463	378,932
Inventory assets	18,420	2,850
Prepaid expenses	10,866	13,111

TOTAL CURRENT ASSETS	5,228,066	3,451,199

NET PROPERTY AND EQUIPMENT	185,584	213,391

OTHER ASSETS
Long term assets held for sale	514,000	514,000
Fair value investment-securities	4,000	17,600
Trademark	4,467	4,467

TOTAL OTHER ASSETS	522,467	536,067

TOTAL ASSETS	$5,936,117	$4,200,657

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts payable and other payable	$2,923,241	$1,452,229
Accrued expenses	1,591,890	1,533,404
Cumulative preferred stock dividends payable	393,228	356,728
Contract liabilities	692,570	1,886,946
Capital lease, current portion	1,169	7,985
Tax liability 83(b)	14,600	-
Customer deposit	146,453	146,453
Warranty reserve	20,000	20,000
Loan payable, merchant cash advance	30,646	80,646
Loans payable, SBA	150,000	150,000
Derivative liabilities	35,702,830	6,526,129
Series F 8% Preferred Stock, 60 and 160 shares issued and outstanding, redeemable value of $60,000 and $160,000 respectively	60,000	160,000
Series F 8% Preferred Stock, 0 and 100 shares issued and outstanding, respectively redeemable value of $0 and $100,000 respectively	-	100,000
Series G 8% Preferred Stock, 25 and 25 shares issued and outstanding, respectively, redeemable value of $25,000 and $25,000, respectively	25,000	25,000
Series I 8% Preferred Stock, 25 and 235 shares issued and outstanding, respectively, redeemable value of $25,000 and $235,000, respectively	25,000	235,000
Series K 8% Preferred Stock, 432.15 and 580.65 shares issued and outstanding, respectively, redeemable value of $432,150 and $580,650, respectively	432,150	580,650
Convertible promissory notes, net of discount of $0 and $3,743, respectively	878,283	3,016,037

Total Current Liabilities	43,087,060	16,277,207

Long Term Liabilities
Capital lease, long term portion	-	-
Convertible promissory notes, net of discount of $0 and $0, respectively	2,048,472	62,275

Total Long Term Liabilities	2,048,472	62,275

Total Liabilities	45,135,532	16,339,482

COMMITMENTS AND CONTINGENCIES (See Note 11)	-	-

Series J Convertible Preferred Stock, 210 and 215 shares of issued and outstanding, respectively, redeemable value of $210,000 and $215,000, respectively	210,000	215,000
Series L Convertible Preferred Stock, 325.75 and 609.825 shares of issued and outstanding, respectively redeemable value of 325,750 and 609.825, respectively	325,750	609,825
Series M Preferred Stock, 40,300 and 40,300 shares issued and outstanding, respectively, redeemable value of $1,007,500 and $1,007,500, respectively	1,007,500	1,007,500
Series O 8% Convertible Preferred Stock, 590 and 615 shares issued and outstanding, respectively, redeemable value of $590,000 and $615,000, respectively	590,000	615,000
Series P Convertible Preferred Stock, 30 and 57.5 shares issued and outstanding, respectively redeemable value of $30,000 and $57,500, respectively	30,000	57,500
Series Q 12% Convertible Preferred Stock, 615 and 515 shares issued and outstanding, respectively, redeemable value of $615,000 and $515,000, respectively	615,000	515,000
Series R 12% Convertible Preferred Stock,2,828 and 3,432.267 shares issued and outstanding, respectively, redeemable value of $2,828,000 and $3,432,267, respectively	2,828,000	3,432,267
Series S 12% Convertible Preferred Stock, 170 and 170 shares issued and outstanding, respectively, redeemable value of $170,000 and $170,000, respectively	170,000	170,000
Series T 10% Convertible Preferred Stock, 18 and 630, respectively, redeemable value of $18,000 and $630,000, respectively	18,000	630,000
Series U Convertible Preferred Stock, 485 and 1,066.5, respectively, redeemable value of $485,000 and $1,066,500, respectively	485,000	1,066,500
Series V Convertible Preferred Stock, 0 and 4, respectively, redeemable value of $0 and $400,000, respectively	-	400,000
Series W 12% Convertible Preferred Stock, 794.5 and 744.5, respectively, redeemable value of $794,500 and $744,500, respectively	794,500	744,500
Series X Convertible Preferred Stock, 250 and 250, respectively, redeemable value of $250,000 and $250,000, respectively	250,000	250,000
Series Y Convertible Preferred Stock, 37.09277 and 4.7, respectively, redeemable value of $3,709,277and $470,000, respectively	3,709,277	470,000
Series Z Convertible Preferred Stock, 25 and 0, respectively, redeemable value of $250,000 and $0, respectively	250,000	-
	11,283,027	10,183,092

SHAREHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 550,000,000 shares authorized 1,000 shares of Series C issued and outstanding, respectively	-	-
31,500,000 and 32,500,000 shares of Series D-1 issued and outstanding, respectively	3,150	3,150
0 and 1,537,213 shares of Series E issued and outstanding, respectively	-	154
Subscription payable to purchase	100,000	100,000
Preferred treasury stock,1,000 and 1,000 shares outstanding, respectively	-	-
Common stock, $0.0001 par value, 16,000,000,000 shares authorized 900,109,842 and 306,883,932 equity shares issued and outstanding, respectively	90,011	30,688
Additional paid in capital - Common stock	81,394,700	75,720,147
Accumulated other comprehensive loss	(132)	(132)
Accumulated deficit	(132,070,171)	(98,175,924)

TOTAL SHAREHOLDERS' DEFICIT	(50,482,442)	(22,321,917)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$5,936,117	$4,200,657

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,2022 AND 2021

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Sales	$3,366,061	$1,120,687	$7,768,133	$2,848,287

Cost of Goods Sold	2,542,887	790,336	6,484,235	2,237,282

Gross Profit	823,174	330,351	1,283,898	611,005

Operating Expenses
Selling and marketing expenses	712,420	636,481	1,825,170	2,201,045
General and administrative expenses	1,085,044	1,006,041	2,900,203	2,785,713
Depreciation and amortization expense	10,204	10,903	31,446	34,034

Total Operating Expenses	1,807,668	1,653,425	4,756,819	5,020,792

Loss from Operations	(984,494)	(1,323,074)	(3,472,921)	(4,409,787)

OTHER INCOME (EXPENSE)
Other income	-	356,438	-	359,939
Impairment of asset for sale	-	(116,000)	-	(116,000)
Gain on write of loans payable	-	151,000	75,000	157,250
Gain (Loss) on conversion of preferred stock	(188,395)	(146,382)	(434,380)	(1,265,666)
Loss on exchange of preferred stock	-	-	-	(40,000)
Unrealized gain(loss) on investment securities	(24,604)	(8,400)	(167,309)	32,000
Cash settlement for non-conversion of common stock	(13,500)	-	(13,500)	-
Gain (Loss) on net change in derivative liability and conversion of debt	(27,607,804)	19,798,080	(29,176,702)	(4,146,757)
Interest and dividend expense	(233,426)	(314,547)	(704,434)	(934,942)

TOTAL OTHER (EXPENSE) INCOME	(28,067,729)	19,720,189	(30,421,325)	(5,954,176)

NET INCOME (LOSS)	$(29,052,223)	$18,397,115	$(33,894,246)	$(10,363,963)

WARRANTS DEEMED DIVIDENDS	-	-	-	(2,037,849)

NET (LOSS) ATTRIBUTABLE TO SHAREHOLDERS INCOME	$(29,052,223)	$18,397,115	$(33,894,246)	$(12,401,812)

BASIC EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO SHAREHOLDERS'	$(0.04)	$0.09	$(0.06)	$(0.08)

DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO SHAREHOLDERS'	$(0.04)	$0.02	$(0.06)	$(0.08)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	775,597,578	197,669,804	589,675,480	147,762,596

DILUTED	775,597,578	795,174,058	589,675,480	147,762,596

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	NINE MONTHS ENDED SEPTEMBER 30, 2021
								Accumulated
	Preferred stock		Mezzanine	Common stock		Additional Paid-in-	Subscription	Other Comprehensive	Accumulated
	Shares	Amount	Equity	Shares	Amount	Capital	Payable	loss	Deficit	Total
Balance at December 31, 2020	34,038,213	$3,404	$6,331,409	65,052,688	$6,505	$64,265,217	$100,000	$(132)	$(94,020,294)	$(29,645,300)
Rounding	-	-	-	-	(1)	(1)	-	-	-	(3)
Common stock issuance for conversion of debt and accrued interest	-	-	-	13,927,622	1,393	132,312	-	-	-	133,705
Common stock issued at fair value for services	-	-		24,656,117	2,466	1,927,258	-	-	-	1,929,724
Common stock issued for conversion of Series D1 Preferred stock	(1,000,000)	(100)	-	68,571	7	5,547	-	-	-	5,454
Common stock issued for conversion of Series J Preferred stock	-	-	(47,500)	1,203,924	120	47,380	-	-	-	47,500
Common stock issued for conversion of Series L Preferred stock	-	-	(472,759)	15,265,754	1,527	471,232	-	-	-	472,759
Common stock issued for Series O Preferred stock dividends	-	-	-	495,366	50	(50)	-	-	-	-
Common stock issued for conversion of Series O Preferred stock	-	-	(1,060,000)	27,357,198	2,736	1,057,264	-	-	-	1,060,000
Common stock issued for conversion of Series P Preferred stock	-	-	(280,250)	9,086,985	909	279,341	-	-	-	280,250
Common stock issued for make good shares for Series P Preferred stock	-	-	-	633,282	63	(63)	-	-	-	-
Common stock issued for conversion of Series Q Preferred stock	-	-	(420,000)	10,668,656	1,067	418,933	-	-	-	420,000
Common stock issued for conversion of Series R Preferred stock	-	-	(1,084,900)	33,520,261	3,352	1,081,548	-	-	-	1,084,900
Common stock issued for conversion of Series S Preferred stock	-	-	(195,000)	5,495,406	550	194,450	-	-	-	195,000
Common stock issued in conjunction with the sale of Series X Preferred stock	-	-	-	1,798,562	180	(180)	-	-	-	-
Common stock issued for conversion of Series U Preferred stock	-	-	(330,000)	8,729,034	873	329,127	-	-	-	330,000
Common stock issued for conversion of Series W Preferred stock	-	-	(245,500)	7,020,764	702	244,798	-	-	-	245,500
Issuance of Series M Preferred stock through a private placement	-	-	29,425	-	-	-	-	-	-	-
Issuance of Series R Preferred stock through a private placement	-	-	2,480,750	-	-	-	-	-	-	-
Issuance of Series T Preferred stock in exchange for property	-	-	630,000	-	-	-	-	-	-	-
Issuance of Series U Preferred stock in exchange for property	-	-	965,000	-	-	-	-	-	-	-
Issuance of Series X Preferred stock through a private placement	-	-	250,000	-	-	-	-	-	-	-
Exchange of Series F Preferred Stock for Series Q Preferred stock	-	-	15,000	-	-	-	-	-	-	-
Exchange of Series G Preferred Stock for Series R Preferred stock	-	-	15,000	-	-	-	-	-	-	-
Exchange of Series G Preferred Stock for Series S Preferred stock	-	-	365,000	-	-	-	-	-	-	-
Exchange of Series I Preferred Stock for Series R Preferred stock	-	-	317,400	-	-	-	-	-	-	-
Exchange of Series I Preferred Stock for Series W Preferred stock	-	-	245,000	-	-	-	-	-	-	-
Exchange of Series K Preferred Stock for Series R Preferred stock	-	-	1,821,767	-	-	-	-	-	-	-
Exchange of Series K Preferred Stock for Series W Preferred stock	-	-	758,000	-	-	-	-	-	-	-
Exchange of Series M Preferred Stock for Series R Preferred stock	-	-	40,000	-	-	-	-	-	-	-
Warrants purchased for cash	-	-	-	1,000,000	100	49,900	-	-	-	50,000
Loss on issuance of Preferred Stock	-	-	-	-	-	125,000	-	-		125,000
Loss on conversion of Preferred Stock	-	-	-	-	-	1,140,666	-	-	-	1,140,666
Issuance of common stock warrants deemed dividends	-	-	-	-	-	2,037,849	-	-	(2,037,849)	-
Adjustment to Series L Preferred stock	-	-	500	-	-	(500)	-	-	-	(500)
Stock based compensation	-	-	-	-	-	62,480	-	-	-	62,480
Net Loss	-	-	-	-	-	-	-	-	(10,363,963)	(10,363,963)
Balance at September 30, 2021 (unaudited)	33,038,213	$3,304	10,128,342	225,980,190	$22,598	$73,869,508	$100,000	$(132)	$(106,422,106)	$(32,426,829)

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	NINE MONTHS ENDED SEPTEMBER 30, 2022
	Preferred stock		Mezzanine	Common stock		Additional	Subscription	Other Comprehensive	Accumulated
	Shares	Amount	Equity	Shares	Amount	Capital	Payable	loss	Deficit	Total

Balance at December 31, 2021	33,038,213	3,304	$10,183,092	306,883,932	30,688	75,720,147	100,000	(132)	(98,175,924)	(22,321,917)
Rounding	-	-	5	-	-	-	-	-	(1)	(1)
Common stock issuance for conversion of debt and accrued interest	-	-	-	39,900,514	3,990	266,556	-	-	-	270,546
Common stock issued at fair value for services	-	-	-	41,046,848	4,105	1,050,844	-	-	-	1,054,949
Common stock issued for conversion of Series E Preferred stock	(1,537,213)	(154)	-	76,865	7	147	-	-	-	-
Common stock issued for conversion of Series J Preferred stock	-	-	(5,000)	512,737	51	4,949	-	-	-	5,000
Common stock issued for conversion of Series L Preferred stock	-	-	(284,080)	25,145,849	2,515	281,565	-	-	-	284,080
Common stock issued for conversion of Series O Preferred stock	-		(25,000)	1,258,812	126	24,874	-	-	-	25,000
Common stock issued for conversion of Series P Preferred stock	-		(27,500)	3,527,317	353	27,147	-	-	-	27,500
Common stock issued for conversion of Series Q Preferred stock	-		(100,000)	12,642,226	1,264	98,736	-	-	-	100,000
Common stock issued for conversion of Series R Preferred stock	-	-	(604,267)	44,494,096	4,449	599,818	-	-	-	604,267
Common stock issued for conversion of Series T Preferred stock	-	-	(612,000)	83,105,450	8,311	603,689	-	-	-	612,000
Common stock issued for conversion of Series U Preferred stock	-	-	(581,500)	30,629,247	3,063	578,437	-	-	-	581,500
Common stock issued for conversion of Series W Preferred stock	-	-	(245,000)	21,489,284	2,149	242,851	-	-	-	245,000
Common stock issued for conversion of Series Y Preferred stock	-	-	(1,500,000)	108,238,078	10,824	1,489,176	-	-	-	1,500,000
Common stock issued for Series O Preferred stock dividends	-	-	-	917,821	92	(92)	-	-	-	-
Common stock issued for make good shares for Series P Preferred Stock	-	-	-	518,232	52	(52)	-	-	-	-
Common stock issued for make good shares for Series R Preferred Stock	-	-	-	1,041,662	104	(104)	-	-	-	-
Common stock issued for conversion settlement	-	-	-	179,090,390	17,909	(17,909)	-	-	-	-
Common stock returned for non conversion	-	-	-	(409,518)	(41)	(10,459)	-	-	-	(10,500)
Issuance of Series Y Preferred stock through a private placement	-	-	4,339,277	-	-	-	-	-	-	-
Issuance of Series Z Preferred stock through a private placement	-	-	250,000	-	-	-	-	-	-	-
Exchange of Series F Preferred Stock for Series Q Preferred stock	-	-	200,000	-	-	-	-	-	-	-
Exchange of Series I Preferred Stock for Series W Preferred stock	-	-	210,000	-	-	-	-	-	-	-
Exchange of Series K Preferred Stock for Series W Preferred stock	-	-	85,000	-	-	-	-	-	-	-
Exchange of Series V Preferred Stock for Series Y Preferred stock	-	-	-	-	-	-	-	-	-	-
Loss on conversion of Preferred Stock	-	-	-	-	-	434,380	-	-	-	434,380
Net Loss	-	-	-	-	-	-	-	-	(33,894,246)	(33,894,246)
Balance at September 30, 2022 (unaudited)	31,501,000	$3,150	$11,283,027	900,109,842	$90,011	$81,394,700	$100,000	$(132)	$(132,070,171)	$(50,482,442)

The accompany notes are an integral part of these audited consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(33,894,246)	$(10,363,963)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	31,446	34,034
Stock compensation expense	-	62,480
Common and preferred stock issued for services	1,054,949	1,929,724
(Gain) Loss on net change in valuation of derivative liability	29,176,702	4,146,757
Debt discount recognized as interest expense	3,743	52,288
Net unrealized (gain)loss on fair value of securities	167,309	(32,000)
Loss on exchange of preferred stock	-	40,000
Loss on issuance of preferred stock	-	125,000
SBA loan forgiven	-	(355,000)
Impairment of assets held for sale	-	116,000
(Gain) Loss on conversion of preferred stock	434,380	1,140,666
Gain on write off of payable	(50,000)	(157,250)
Change in Assets (Increase) Decrease in:
Contracts receivable	204,085	(273,576)
Contract asset	(1,076,532)	76,873
Inventory asset	(15,570)	(2,850)
Prepaid expenses and other assets	2,245	20,498
Other receivable	-	1,200
Change in Liabilities Increase (Decrease) in:
Accounts payable	1,509,505	(372,641)
Accrued expenses	173,737	53,572
Tax liability 83(b)	14,600	-
Contract liabilities	(1,194,376)	198,155

NET (CASH USED)/PROVIDED BY OPERATING ACTIVITIES	(3,458,023)	(3,560,033)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(17,138)	(13,500)

NET CASH USED IN INVESTING ACTIVITIES	(17,138)	(13,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease	(6,816)	(6,816)
Repayment of loans, net	-	(105,000)
Repayment of loans, related party, net	-	(94,883)
Net payments on cumulative preferred stock dividends payable	36,500	102,993
Proceeds on convertible promissory notes	-	60,000
Payoff on convertible promissory notes	-	(15,228)
Proceeds for the purchase of warrants	-	50,000
Return of investment and common shares	(10,500)	-
Net proceeds for issuance of preferred stock for cash - mezzanine classification	4,525,782	3,725,175

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,544,966	3,716,241

NET INCREASE IN CASH	1,044,805	142,708

CASH BEGINNING OF PERIOD	706,421	416,121

CASH END OF PERIOD	$1,751,226	$558,829

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$828,638	$3,741
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Common stock issued at fair value for conversion of debt, plus accrued interest, and other fees	$270,546	$133,705
Issuance of Series T preferred shares in exchange for property	$-	$630,000
Issuance of Series O dividends	$92	$50
Preferred stock converted to common stock - mezzanine	$3,984,347	$4,135,909
Exchange from mezzanine to liability	$495,000	$3,537,167
Issuance of warrants deemed dividends	$-	$2,037,849
Fair value of derivative at issuance	$-	$54,652
Common stock issued as settlement	$17,884	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ORIGINCLEAR, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-UNAUDITED

SEPTEMBER 30, 2022

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of OriginClear, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included.  Operating results for the nine months ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. For further information refer to the financial statements and footnotes thereto included in the Company’s Form 10-K for the year ended December 31, 2021.

The Company has implemented a new outsourced water treatment business called Water On Demand (“WOD”), which it will conduct through its wholly owned subsidiary, Water on Demand, Inc. (“WODI”). The WOD model intends to offer private businesses water self-sustainability as a service, the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. In addition to WODI, four subsidiaries have been established to house capital dedicated to this program. For efficiency, the Company is reorganizing these subsidiaries into a single WOD Subsidiary. As of the period ended September 30, 2022, the Company received aggregate funding in the amount of $2,604,639 through the sale of its Series Y Preferred Stock dedicated to the Water on Demand program. The Company is currently evaluating the first pilot opportunity to enable a commercial customer to outsource water treatment as a managed service and pay by the gallon for the treatment of its dirty water as an alternative to having to come up with significant up-front capital. The Company has announced that it plans to spin off the WOD business into its newly formed wholly owned subsidiary, Water On Demand, Inc.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2021 expressed substantial doubt about our ability to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the nine months ended September 30, 2022, the Company obtained funds from the sales of its preferred stock. Management believes this funding will continue from its’ current investors and from new investors. For the nine months ended September 30, 2022, the Company generated revenue of $7,768,133 and has standing purchase orders and open invoices with customers, which will provide funds for operations. Management believes the existing shareholders, the prospective new investors and future sales will provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of OriginClear, Inc. and its wholly owned operating subsidiaries, Progressive Water Treatment, Inc., Water On Demand, Inc. and OriginClear Technologies, Ltd. All material intercompany transactions have been eliminated upon consolidation of these entities.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted earnings per share were not the same as the basic loss per share for the nine months ended September 30, 2022 and 2021, as the inclusion of any potential shares in the nine months ended September 30, 2022 and 2021, would have an anti-dilutive effect due to the Company generating a loss.

	For the Nine Months Ended
	2022	2021
Income (Loss) to common shareholders (Numerator)	$(33,894,246)	$(12,401,812)

Basic weighted average number of common shares outstanding (Denominator)	589,675,480	147,762,596

Diluted weighted average number of common shares outstanding (Denominator)	589,675,480	147,762,596

The Company excludes issuable shares from warrants, convertible notes and preferred stock, if their impact on the loss per share is anti-dilutive and includes the issuable shares if their impact is dilutive.

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

Contract Receivable

The Company bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients’ financial condition and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $0 and $0 as of September 30, 2022 and December 31, 2021, respectively. The net contract receivable balance was $1,946,882 and $2,150,967 at September 30, 2022 and December 31, 2021, respectively.

Prepaid Expenses

The Company records expenditures that have been paid in advance as prepaid expenses. The prepaid expenses are initially recorded as assets, because they have future economic benefits, and are expensed at the time the benefits are realized. The prepaid expenses balance was $10,866 and $13,111 at September 30, 2022 and December 31, 2021, respectively.

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a qualitative assessment of indefinite lived intangibles and goodwill at September 30, 2022 and determined there was no impairment of indefinite lived intangibles and goodwill.

Property and Equipment

Property and equipment are stated at cost. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Furniture and equipment are depreciated on the straight-line method and include the following categories:

Estimated Life
Machinery and equipment	5-10 years
Furniture, fixtures and computer equipment	5-7 years
Vehicles	3-5 years
Leasehold improvements	2-5 years

	Nine Months Ended 9/30/2022	Year Ended 12/31/21
Machinery and Equipment	$383,570	$383,570
Computer Equipment	66,491	62,854
Furniture	29,810	29,810
Leasehold Improvements	26,725	26,725
Vehicles	64,277	64,277
Demo Units	36,139	36,139
	607,012	603,375
Less accumulated depreciation	(421,428)	(389,984)
Net Property and Equipment	$185,584	$213,391

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Depreciation expense during the nine months ended September 30, 2022 and 2021, was $31,446 and $34,034, respectively.

Inventory

The Company expenses inventory on a first in, first out basis, and had raw materials of $18,420 and $2,850 as of September 30, 2022 and December 31, 2021, respectively.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants vest immediately and the total stock-based compensation charge is recorded in the period of the measurement date.

Accounting for Derivatives

The Company evaluates all its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice option pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2022, the balances reported for cash, contract receivables, cost in excess of billing, prepaid expenses, accounts payable, billing in excess of cost, and accrued expenses approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s balance sheets on a recurring basis and their level within the fair value hierarchy as of September 30, 2022.

	Total	(Level 1)	(Level 2)	(Level 3)
Investment at fair value-securities	$45,209	$45,209	$-	$-
Total Assets measured at fair value	$45,209	$45,209	$-	$-

	Total	(Level 1)	(Level 2)	(Level 3)
Derivative Liability, convertible notes	$34,083,579	$-	$-	$34,083,579
Derivative Liability, warrants	$1,619,251	$-	$-	$1,619,251
Total liabilities measured at fair value	$35,702,830	$-	$-	$35,702,830

The following is a reconciliation of the derivative liability for which level 3 inputs were used in determining the approximate fair value:

Balance as of January 1, 2022	$6,526,129
Fair value at issuance	-
Loss on conversion of debt and change in derivative liability	27,557,450
Balance as of September 30, 2022	$34,083,579

For purpose of determining the fair market value of the derivative liability, the Company used Binomial lattice formula valuation model. The significant assumptions used in the Binomial lattice formula valuation of the derivative are as follows:

September 30, 2022
Risk free interest rate	2.79% - 4.22%
Stock volatility factor	20.0% - 185.0%
Weighted average expected option life	6 months - 5 years
Expected dividend yield	None

Segment Reporting

The Company’s business currently operates in one segment based upon the Company’s organizational structure and the way in which the operations are managed and evaluated.

Marketable Securities

The Company adopted ASU 2016-01, “Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 requires investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purpose, and separate presentation of financial assets and financial liabilities by measurement category and form of financial asset. It eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The Company has evaluated the potential impact this standard may have on the condensed consolidated financial statements and determined that it had a significant impact on the condensed consolidated financial statements. The Company accounts for its investment in Water Technologies International, Inc. as available-for-sale securities, and the unrealized gain on the available-for-sale securities is recognized in net income.

Licensing agreement

The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality is delivered immediately, the revenue is generally recognized when the license is delivered.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

Reclassification of Expenses and Income

Certain amounts in the 2021 financial statements have been reclassified to conform to the presentation used in the 2022 financial statements. There was no material effect on the Company’s previously issued financial statements.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

Preferred Stock

Series C

On March 14, 2017, the Board of Directors authorized the issuance of 1,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry in exchange for his continued employment with the Company. The holder of Series C preferred stock is not entitled to receive dividends, is not entitled to any liquidation preference and shares of Series C preferred stock does not have any conversion rights. The Series C Preferred Stock entitles the holder to 51% of the total voting power of our stockholders. The purchase price of the Series C preferred stock was $0.0001 per share representing a total purchase price of $0.10 for 1,000 shares. As of September 30, 2022, there were 1,000 shares of Series C preferred stock outstanding held by Mr. Eckelberry.

Series D-1

On April 13, 2018, the Company designated 50,000,000 shares of its authorized preferred stock as Series D-1 preferred stock. The shares of Series D-1 preferred stock are not entitled to dividends and do not have a liquidation preference. Each share of Series D-1 preferred stock is convertible into 0.0005 of one share of common stock. The Series D-1 preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock, which amount may be increased to 9.99% at the holders discretion upon 61 days’ written notice. As of September 30, 2022, there were 31,500,000 shares of Series D-1 preferred stock issued and outstanding.

Series E

On August 14, 2018, the Company designated 4,000,000 shares of its authorized preferred stock as Series E preferred stock. The shares of Series E preferred stock are not entitled to dividends and not have a liquidation preference. Each share of Series E preferred stock is convertible into 0.05 shares of common stock. The shares of Series E preferred stock do not carry any voting rights. The Series E preferred stock may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of our outstanding common stock which amount may be increased to 9.99% at the holder’s discretion. During the nine months ended September 30, 2022, the Company issued an aggregate of 76,865 shares of common stock upon conversion of 1,537,213 shares of Series E preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were no shares of Series E preferred stock issued and outstanding.

Series F

On August 14, 2018, the Company designated 6,000 shares as Series F preferred stock. The shares of Series F preferred stock have a liquidation preference equal to the stated value of $1,000 per share plus any accrued but unpaid dividends. The Series F preferred stock is not convertible into common stock. The holders of outstanding shares of Series F preferred stock are entitled to quarterly dividends at the annual rate of 8% of the stated value, in preference to any dividends on the common stock. The shares of Series F preferred stock do not carry any voting rights. The Company may, in its sole discretion, at any time while the Series F preferred stock is outstanding, redeem all or any portion of the outstanding Series preferred stock at a price equal to the stated value, plus any accrued but unpaid dividends. As of September 30, 2022, the Company had 60 outstanding shares of Series F preferred stock, which the Company was required to, and failed to redeem on September 1, 2020, and remains in default for an aggregate redemption price (equal to the stated value) of $60,000.

Series G

On January 16, 2019, the Company designated 6,000 shares as Series G preferred stock, each share having a stated value of $1,000 per share and holders of Series G preferred stock are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly. The Series G preferred stock does not have voting rights, except as required by law and is not convertible into common stock. The Company may, in its sole discretion, at any time while the Series G preferred stock is outstanding, redeem all or any portion of the outstanding Series G preferred stock at a price equal to the stated value plus any accrued but unpaid dividends. The Company was required to redeem such shares of Series G preferred stock on April 30, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. Pursuant to certain subscription agreements entered into with purchasers of the Series G preferred stock, each purchaser received shares of the Company’s common stock equal to an amount of, for each share of Series G preferred stock purchased, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and purchase price from such investor. As of September 30, 2022, there were 25 shares of Series G preferred stock issued and outstanding, which the Company was required to, and failed to redeem on April 30, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series I

On April 3, 2019, the Company designated 4,000 shares of preferred stock as Series I. The Series I has a stated value of $1,000 per share. Series I holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series I is not entitled to any voting rights except as may be required by applicable law, and are not convertible into common stock. The Company has the right to redeem the Series I at any time while the Series I are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series I two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series I between May 2, 2021 and June 10, 2021, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the nine months ended September 30, 2022, the Company exchanged an aggregate of 210 shares of Series I preferred stock for 210 shares of Series W preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 25 shares of Series I preferred stock issued and outstanding which the Company was required to, and failed to redeem by June 10, 2021, and was and remains in default for an aggregate redemption price (equal to the stated value) of $25,000.

Series J

On April 3, 2019, the Company designated 100,000 shares of preferred stock as Series J. The Series J has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series J preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series J COD, which includes certain make-good shares for certain prior investors. During the nine months ended September 30, 2022, the Company issued an aggregate of 512,737 shares of common stock upon conversion of 5 shares of Series J preferred stock, for a loss in the amount of $5,203. As of September 30, 2022, there were 210 shares of Series J preferred stock issued and outstanding.

Series K

On June 3, 2019, the Company designated 4,000 shares of preferred stock as Series K. The Series K has a stated value of $1,000 per share. Series K holders are entitled to cumulative dividends at the annual rate of 8% of the stated value, payable quarterly within 60 days from the end of each fiscal quarter. The Series K is not entitled to any voting rights except as may be required by applicable law, and is not convertible into common stock. The Company has the right to redeem the Series K at any time while the Series K are outstanding at a price equal to the stated value plus any accrued but unpaid dividends. The Company is required to redeem the Series K two years following the date that is the later of the (i) final closing of the tranche (as designated in the applicable subscription agreement) or (ii) the expiration date of the tranche that such shares to be redeemed were a part of. The Company was required to redeem such shares of Series K between August 5, 2021 and April 24, 2022, at a price equal to the stated value plus any accrued but unpaid dividends. The issuances of the shares were accounted for under ASC 480-10-25-4, which requires liability treatment for certain mandatorily redeemable financial instruments, and the cumulative dividends are recorded as interest expense. During the nine months ended September 30, 2022, the Company exchanged an aggregate of 85 shares of Series K preferred stock for 85 shares of Series W preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 432 shares of Series K preferred stock issued and outstanding which the Company was required to, and failed to redeem by April 24, 2022, and was and remains in default for an aggregate redemption price (equal to the stated value) of $432,150.

Series L

On June 3, 2019, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share and holders are entitled to receive dividends on an as-converted basis with the Company’s common stock. The Series L preferred stock is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series L COD, which includes certain make-good shares for certain prior investors. During the nine months ended September 30, 2022, the Company issued an aggregate of 25,145,849 shares of common stock upon conversion of 284 shares of Series L preferred stock, for a loss in the amount of $358,585. As of September 30, 2022, there were 321 shares of Series L preferred stock issued and outstanding.

Series M

On July 1, 2020, the Company designated 800,000 shares of its preferred stock as Series M. Each share of Series M has a stated value of $25. The Series M is not convertible into common stock. The holders of outstanding shares of Series M are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the common stock. The Series M is entitled to a liquidation preference in an amount equal to $25 per share plus any declared but unpaid dividends, before any payments to holders of common stock. The Series M have no pre-emptive or subscription rights, and there are no sinking fund provisions applicable to the Series M. The Series M does not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series M preferred stock. To the extent it may lawfully do so, the Company may, in its sole discretion, at any time when there are outstanding shares of Series M, redeem any or all of the then outstanding shares of Series M at a redemption price of $37.50 per share (150% of the stated value) plus any accrued but unpaid dividends. As of September 30, 2022, there were 40,300 shares of Series M preferred stock issued and outstanding.

Series O

On April 27, 2020, the Company designated 2,000 shares of preferred stock as Series O. The Series O has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends (i) in cash at an annual rate of 8% of the stated value, and (ii) in shares of common stock of the Company (valued based on the conversion price as in effect on the last trading day of the applicable fiscal quarter) at an annual rate of 4% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series O has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series O has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series O. The Series O does not have voting rights except as required by law. The Series O is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series O being converted by the conversion price, provided that, the Series O may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series O at any time while the Series O are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the nine months ended September 30, 2022, the Company issued an aggregate of 1,258,812 shares of common stock upon conversion of 25 shares of Series O preferred stock and issued an aggregate of 917,821 shares of common stock in prorated 4% annualized dividends which were recorded as interest expense. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 590 shares of Series O preferred stock issued and outstanding.

Series P

On April 27, 2020, the Company designated 500 shares of preferred stock as Series P. The Series P has a stated value of $1,000 per share, and entitles holders to receive dividends on an as-converted basis with the Company’s common stock. The Series P is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Certificate of Designation of Series P preferred stock, which includes certain make-good shares for certain prior investors, and provided that, the Series P may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Series P entitles the holders to a payment on an as-converted and pari passu basis with the common stock upon any liquidation. The Series P has no preemptive or subscription rights, and there is no sinking fund or redemption provisions applicable to the Series P. The Series P votes on an as-converted basis with the common stock, subject to the beneficial ownership limitation. During the nine months ended September 30, 2022, the Company issued an aggregate of 3,527,317 shares of common stock upon conversion of 28 shares of Series P preferred stock, for a loss in the amount of $70,592. As of September 30, 2022, there were 30 shares of Series P preferred stock issued and outstanding.

Series Q

On August 21, 2020, the Company designated 2,000 shares of preferred stock as Series Q. The Series Q has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series Q has a liquidation preference equal to the stated value plus any accrued but unpaid dividends, in preference to the common stock. The Series Q has no preemptive or subscription rights, and there is no sinking fund provision applicable to the Series Q. The Series Q does not have voting rights except as required by law. The Series Q is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series Q being converted by the conversion price, provided that, the Series Q may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series Q at any time while the Series Q are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. The cumulative dividends are recorded as interest expense. During the nine months ended September 30, 2022, the Company issued an aggregate of 12,642,226 shares of common stock upon conversion of 100 shares of Series Q preferred stock and exchanged 200 shares of Series F preferred stock for 200 shares of Series Q preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 615 shares of Series Q preferred stock issued and outstanding.

Series R

On November 16, 2020, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series R holders are not entitled to any voting rights except as may be required by applicable law. The Series R is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series R being converted by the conversion price; certain prior investors are also entitled to certain make-good shares; provided that, the Series R may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price will be equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series R at any time while the Series R are outstanding at a redemption price equal to, if paid in cash, the stated value plus any accrued but unpaid cash dividends, or, if paid in shares of common stock, in an amount of shares determined by dividing the stated value being redeemed by the conversion price. The subscribers were offered warrants with the purchase of Series R but all warrants expired as of September 30, 2022. During the nine months ended September 30, 2022, the Company issued an aggregate of 44,494,096 shares of common stock upon conversion of 604 shares of Series R preferred stock. The shares were issued and exchanged within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 2,828 shares of Series R preferred stock issued and outstanding.

Series S

On February 5, 2021, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly within 60 days from the end of such fiscal quarter. The Series S holders are not entitled to any voting rights except as may be required by applicable law. The Series S is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series S being converted by the conversion price, provided that, the Series S may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series S at any time while the Series S are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. As of September 30, 2022, there were 170 shares of Series S preferred stock issued and outstanding.

Series T

On February 24, 2021, the Company designated 630 shares of preferred stock as Series T. The Series T has a stated value of $1,000 per share, and entitles holders to receive cumulative dividends in cash at an annual rate of 10% of the stated value, payable monthly. The Series T holders are not entitled to any voting rights except as may be required by applicable law. The Series T is convertible into common stock of the Company pursuant to the Series T COD, provided that, the Series T may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company will have the right (but no obligation) to redeem the Series T at any time while the Series T are outstanding at a redemption price equal to the stated value plus any accrued but unpaid dividends. On March 1, 2021, the Company issued an aggregate of 630 shares of Series T Preferred Stock to an accredited investor (the “Purchaser’’) per terms of a Securities Purchase Agreement (the “SPA”). Per the SPA, the Company agreed to sell to Purchaser, and Purchaser agreed to purchase from the Company, 630 shares of the Company’s Series T, and two-year cashless warrants to acquire 25,200,000 shares of the Company’s common stock, valued at $0.05 per share per terms of the SPA, which may be exercised at any time in whole or in part. Per the SPA, the Series T, including any convertible shares acquired pursuant to exercise of the warrants, the Company shall pay 10% annual dividends in cash, paid monthly. Purchaser may convert any portion of the Series T, including convertible shares acquired pursuant to exercise of the warrants, at any time into shares of the Company’s common stock at an agreed upon conversion rate per terms of the SPA. The purchaser and the Company agreed that in lieu of the purchase price for the Series T, the Purchaser transferred to the Company real property, with an aggregate value agreed to be $630,000 based on an appraisal from an international independent company. The real property consists of residential real estate in Buenos Aires Argentina valued at $580,000, and eight undeveloped lots valued at $50,000 in Terralta private neighborhood development. The real property exchanged for 630 shares of Series T was recorded at $630,000 and reflected on the balance sheet as a long term asset for sale. The fair value of the warrants associated with acquiring 25,200,000 preferred shares were valued at $2,037,849, using the Black Scholes model and accounted for as deemed dividends and reflected in stockholder’s equity as accumulated paid in capital. The Company has actively listed the residential real property for sale since July 2021. On September 13, 2021, the Company received an offer for the property for $464,000, which was $116,000 below the original independent appraisal of $580,000. Based on that indicator of impairment, during the year ended December 31, 2021, the Company adjusted the original value of the long term asset for sale from $630,000 to $514,000 on the balance sheet and recorded an impairment of $116,000 in the consolidated financial statements. During the nine months ended September 30, 2022, the Company issued an aggregate of 83,105,450 shares of common stock upon conversion of 612 shares of Series T preferred stock. As of September 30, 2022, there were 18 shares of Series T preferred stock issued and outstanding.

Series U

On May 26, 2021, the Company designated 5,000 shares of preferred stock as Series U. The Series U has a stated value of $1,000 per share. The Series U holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series U is convertible into common stock of the Company in an amount determined by dividing 150% of the stated value of the Series U being converted by the conversion price; certain prior investors are also entitled to certain make-good shares; provided that, the Series U may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The conversion price is equal to the lesser of $0.20 or the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series U at any time at a redemption price equal to, if paid in cash, the stated value, or, if paid in shares of common stock, in an amount of shares determined by dividing 200% of the stated value being redeemed by the conversion price then in effect, and adding any applicable make-good shares. During the nine months ended September 30, 2022, the Company issued an aggregate of 30,629,247 shares of common stock upon conversion of 582 shares of Series U preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 485 shares of Series U preferred stock issued and outstanding, along with 5,965,000 Series A warrants (with an exercise price of $0.10), 2,500,000 Series A1 warrants (with an exercise price of $0.10), 6,246,000 Series B warrants (with an exercise price of $0.25), and 1,561,500 Series C warrants (with an exercise price of $1.00) issued and outstanding with a fair value of $23,053 on the original issuance. The warrants were valued using the Black Scholes model (See Note 4).

Series W

On April 28, 2021, the Company designated 3,390 shares of preferred stock as Series W. The Series W has a stated value of $1,000 per share, and Series W holders are entitled to cumulative dividends in cash at an annual rate of 12% of the stated value, payable quarterly. The Series W holders are not entitled to any voting rights except as may be required by applicable law. The Series W is convertible into common stock of the Company in an amount determined by dividing 200% of the stated value of the Series W being converted by the conversion price; provided that, the Series W may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The conversion price is equal to the average closing sale price of the common stock for the five trading days prior to the conversion date. The Company has the right (but no obligation) to redeem the Series W at any time at a redemption price equal to the stated value plus any accrued but unpaid dividends. During the nine months ended September 30, 2022, the Company issued 85 shares of Series W preferred stock in exchange for 85 shares of Series K preferred stock, issued 210 shares of Series W preferred stock in exchange for 210 shares of Series I preferred stock and issued an aggregate of 21,489,284 shares of common stock upon conversion of 245 shares of Series W preferred stock. The shares were issued within the terms of the agreement and no gain or loss was recognized. As of September 30, 2022, there were 795 shares of Series W preferred stock issued and outstanding.

Series X

On August 10, 2021, the Company designated 25 shares of preferred stock as Series X. The Series X has a stated value of $10,000 per share. The Series X holders are not entitled to any dividends and do not have any voting rights except as may be required by applicable law. The Series X is convertible into common stock of the Company pursuant to the Series X COD, provided that, the Series X may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). Beginning on the one year anniversary of the subscription agreement for the Series X Preferred Stock, until the two year anniversary of the subscription agreement, the holders will have the right to require the Company to redeem all of the Series X purchased by the subscriber at a price equal to 125% of the $250,000 original purchase price, or $312,500. The holders also have the right, exercisable at any time, to require the Company to redeem all of the holder’s Series X in exchange for the issuance of shares of the Company’s common stock in an amount equal to 250% of the original $250,000 purchase price, or $625,000, divided by the closing price of the Company’s common stock as of the date the holders executed the subscription agreement. On August 10, 2021, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series X preferred stock for a purchase price of $250,000. Per the Series X COD, as of March 31, 2022, $140,000 of the $250,000 was classified as restricted cash. On August 10, 2022, holder of Series X removed that restriction. As of September 30, 2022, there were 25 shares of Series X preferred stock issued and outstanding.

Series Y

On December 6, 2021, the Company designated 3,000 shares of preferred stock as Series Y. The Series Y has an original issue price of $100,000 per share, and holders are entitled to receive, on a pro rata and pari passu basis, annual distribution of up to 25% of annual net profits of newly established, wholly-owned, Water On Demand subsidiaries, designated by each holder, paid within 3 months of subsidiary’s accounting year-end. The Series Y holders are not entitled to any voting rights except as may be required by applicable law. The Series Y is convertible into common stock of the Company pursuant to the Series Y COD, provided that, the Series Y may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Y at any time at a redemption price equal to, if paid in cash, the original issue price plus any accrued but unpaid distributions of 25% of the subsidiary’s annual net profits. In addition, the Series Y holders are entitled to receive shares of Series A preferred stock in the Company’s subsidiary Water On Demand, Inc. Between January 20, 2022 and January 25, 2022, the Company issued 4 shares of Series Y preferred stock in exchange for 4 shares of Series V preferred stock for an aggregate value of $400,000, and issued an aggregate of 3,200,000 warrants with a fair value of $93,915 upon original issuance to the Series Y investors. During the nine months ended September 30, 2022, the Company issued an aggregate of 108,238,078 shares of common stock upon conversion of 15 shares of Series Y preferred stock. Per the Series Y COD, $2,604,639 of the $5,209,277 aggregate received for Series Y was classified as restricted cash. As of September 30, 2022, there were 37.1 shares of Series Y preferred stock along with 41,674,216 warrants with a fair value of $1,160,266 (with exercise prices between $0.13 and $0.25) issued and outstanding. The warrants were valued using the Black Scholes model (See Note 4).

Series Z

On February 11, 2022, the Company designated 25 shares of preferred stock as Series Z. The Series Z has an original issue price of $10,000 per share. The Series Z holders are not entitled to dividends or any voting rights except as may be required by applicable law. The Series Z is convertible into common stock of the Company pursuant to the Series Z COD, provided that, the Series Z may not be converted into common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock (which amount may be increased up to 9.99% upon 61 days’ written notice). The Company has the right (but no obligation) to redeem the Series Z at any time at a redemption price equal to the original issue price plus any accrued but unpaid distributions of 25% of Subsidiary’s annual net profits. On February 18, 2022, the Company issued and sold to an accredited investor an aggregate of 25 shares of Series Z preferred stock for a purchase price of $250,000 and issued an aggregate of 2,500,000 warrants with a fair value of $69,823 (with an exercise price of $0.10) to Series Z holders. As of September 30, 2022, there were 25 shares of Series Z preferred stock issued and outstanding.

As of September 30, 2022, the Company accrued aggregate dividends in the amount of $393,228 for all series of preferred stock.

The Series J, Series L, Series M, Series O, Series P, Series Q Series R, Series S, Series T, Series U, Series V, Series W, Series X, Series Y, and Series Z preferred stock are accounted for outside of permanent equity due to the terms of conversion at a market component or stated value of the preferred stock.

Common Stock

Nine months ended September 30, 2022

The Company issued 39,900,514 shares of common stock for the settlement of convertible promissory notes in an aggregate principal amount of $155,300, plus interest in the amount of $115,246, for a total aggregate of $270,546 based upon a conversion price of $0.00955.

The Company issued 41,046,848 shares of common stock for services at fair value of $1,054,949, at share prices ranging from $0.0134 - $0.0438.

The Company issued 917,821 shares of common stock for Series O preferred stock dividends payable.

The Company issued 179,090,390 shares of common stock for settlement of conversion agreements at a fair value of $18,065.

The Company issued 331,043,096 shares of common stock upon conversion of 3,984,347 shares of preferred stock.

Nine Months Ended September 30, 2021

The Company issued 13,927,622 shares of common stock for the settlement of convertible promissory notes in an aggregate principal amount of $81,150, plus interest in the amount of $52,555, at a conversion price of $0.00955.

The Company issued 24,656,117 shares of common stock for services at fair value of $1,931,222, at share prices ranging from $0.0351 - $0.124.

The Company issued 495,366 shares of common stock for preferred Series O stock dividends payable.

The Company issued 119,049,835 shares of common stock upon conversion of 12,086 shares of preferred stock.

The Company issued 1,000,000 shares of common stock upon exercise of 1,000,000 warrants at an exercise price of $0.05 and received $50,000 from their exercise.

The Company issued 1,798,562 shares of common stock at a price of $0.0695 in conjunction with the sale of Series X preferred stock, and recognized a loss of $125,000 in the financial statements.

4.	RESTRICTED STOCK AND WARRANTS

Restricted Stock to CEO

Between May 12, 2016, and January 1, 2022, the Company entered into Restricted Stock Grant Agreements (“the RSGAs”) with its Chief Executive Officer, Riggs Eckelberry, to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the RSGAs are performance based shares. The RSGAs provides for the issuance of up to an aggregate of 242,109,214 shares of the Company’s common stock to Mr. Eckelberry provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, the Company will issue up to an aggregate of 121,054,607 shares of its common stock; b) If the Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported in the Company’s SEC Reports, the Company will issue up to an aggregate of 121,054,607 shares of its common stock. The Company has not recognized any costs associated with the milestones, because achievement is not probable. As the performance goals are achieved, the shares shall become eligible for vesting and issuance.

Restricted Stock to the Board, Employees and Consultants

Between May 12, 2016, and August 4, 2022, the Company entered into Restricted Stock Grant Agreements (“the BEC RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the BEC RSGAs are performance based shares. The BEC RSGAs provide for the issuance of up to 296,678,542 shares of the Company’s common stock to employees and consultants provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, the Company will issue up to an aggregate of 148,339,271 shares of its common stock; b) If the Company’s consolidated operating profit Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported as reported in the Company’s SEC reports, the Company will issue up to an aggregate of 148,339,271 shares of its common stock. The Company has not recognized any costs associated with the milestones, because achievement is not probable. As the performance goals are achieved, the shares shall become eligible for vesting and issuance.

On August 14, 2019, the Board of Directors approved an amendment to the RSGAs and BEC RSGAs to include an alternative vesting schedule for the Grantees and on January 26, 2022, the Company amended the procedures for processing the RSGAs and BEC RSGAs. Once a Grantee is eligible to participate in alternate vesting, then they will be added to the list of alternate vestees, enlarging the pool of vestees among which, 10% of stock sales that are allowed under the agreement is divided for the next year. The Company then (i) calculates the value of the Company common stock traded in the year immediately prior to the vesting year, using daily adjusted close and volume, as quoted on the public securities trading market on which the Company’s common stock is then traded (ii) determines the cost basis of the shares, which shall be the closing price quoted on the public securities trading market, quoted on the first trading day of the vesting year which will be the grantee’s cost basis, and (iii) applies the 10% calculation and divides it into the number of qualifying alternate vestees, giving the gross number of shares available to each Grantee. For each alternate vestee for each year in which there occurs a vesting or a potential vesting, the Company (i) does a 90-day lookback from the first day of the latest vesting month, to limit cumulative vesting of shares for each alternate vestee for the 90-day period to 1% of total Company shares of common stock outstanding for the period, using the then current figure for shares outstanding at the time of the lookback; (ii) places the excess shares (the “Overlimit Shares”) in suspense for issuance in the next 90-day period so that in each future 90-day period they may be issued, and (iii) if on the 90-day lookback, cumulative issuances are less than 1% of shares outstanding, the Company will add the shares from previous 90-day lookback, if any. For the avoidance of doubt, the Company will not record any Overlimit Shares as vested until such as time as they have been finally issued. If the fair market value of the Company’s common stock on the date the shares are vested is less than the fair market value of the Company’s common stock on the effective date of the RSGA or BEC RSGA, then the number of vested shares issuable (assuming all conditions are satisfied) shall be increased so that the aggregate fair market value of vested shares issuable on the vesting date equals the aggregate fair market value that such number of shares would have had on the effective date. Upon the occurrence of a Company performance goal, the right to participate in the alternate vesting schedule will terminate, and the vesting of the remaining unvested shares will be as set forth under the restricted stock award agreement.

During the nine months ended September 30, 2022, upon qualifying under the alternative vesting schedule, the Company issued an aggregate of 632,327 shares relating to the RSGAs and an aggregate of 390,865 shares relating to the BEC RSGAs.

Warrants

During the nine months ended September 30, 2022, the Company granted 40,414,216 common stock purchase warrants, associated with the issuance of preferred stock. A summary of the Company’s warrant activity and related information follows for the nine months ended September 30, 2022:

	September 30, 2022
	Number of Warrants	Weighted average exercise price
Outstanding - beginning of period	217,085,783	$0.0868
Granted	40,414,216	$0.1234
Exercised	-	-
Expired/Exchanged	(162,526,010)	$0.0723
Outstanding - end of period	94,973,989	$0.1201

At September 30, 2022, the weighted average remaining contractual life of warrants outstanding:

	September 30, 2022
			Weighted Average
			Remaining
Exercisable	Warrants	Warrants	Contractual
Prices	Outstanding	Exercisable	Life (years)
$0.02	600,000	600,000	3.92
$0.05	25,200,000	25,200,000	0.42
$0.10	10,965,000	10,965,000	0.21- 4,39
$0.25	10,006,000	10,006,000	1.25 - 4.50
$0.0275	8,727,273	8,727,273	8.66
$0.125	37,914,216	37,914,216	4.22 - 4.99
$1.00	1,561,500	1,561,500	1.75 - 2.21
	94,973,989	94,973,989

At September 30, 2022, the aggregate intrinsic value of the warrants outstanding was $0.

5.	CONVERTIBLE PROMISSORY NOTES

As of September 30, 2022, the outstanding convertible promissory notes are summarized as follows:

Convertible Promissory Notes	$2,926,755
Less current portion	878,283
Total long-term liabilities	$2,048,472

Maturities of long-term debt for the next three years are as follows:

Year Ending September 30,	Amount
2023	878,283
2024	2,034,700
2025	13,772
$2,926,755

On various dates from November 2014 through April 2015, the Company issued unsecured convertible promissory notes (the “2014-2015 Notes”), that matured on various dates and were extended for an additional sixty (60) months from the effective date of each Note. The 2014-2015 Notes bear interest at 10% per year. The maturity dates were extended to November 2023 through April 2024. The 2014-2015 Notes may be converted into shares of the Company’s common stock at conversion prices ranging from the lesser of $4,200 to $9,800 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2014-2015 Notes. In addition, for as long as the 2014-2015 Notes or other convertible notes in effect between the purchaser and the Company are outstanding, if the Company issues any security with terms more favorable than the terms of the 2014-2015 Notes or such other convertible notes or a term was not similarly provided to the purchaser of the 2014-2015 Notes or such other convertible notes, then such more favorable or additional term shall, at the purchaser’s option, become part of the 2014-2015 Notes and such other convertible notes. The conversion feature of the 2014-2015 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2014-2015 Notes. During the nine months ended September 30, 2022, the Company issued 39,900,514 shares of common stock, upon conversion of $153,300 in principal, plus accrued interest of $115,247. As of September 30, 2022, the 2014-2015 Notes had an aggregate remaining balance of $774,700, which are short term.

The unsecured convertible promissory notes (the “OID Notes”) had an aggregate remaining balance of $184,124, plus accrued interest of $13,334. The OID Notes included an original issue discount and one-time interest, which has been fully amortized. The OID Notes matured on December 31, 2017, which were extended to June 30, 2023. The OID Notes were convertible into shares of the Company’s common stock at a conversion price initially of $30,620. After the amendment, the conversion price changed to the lesser of $5,600 per share, or b) fifty percent (50%) of the lowest trade price of common stock recorded since the original effective date of this note, or c) the lowest effective price per share granted to any person or entity after the effective date. The conversion feature of the OID Notes was considered a derivative in accordance with current accounting guidelines, because of the reset conversion features of the OID Notes. As of September 30, 2022, the remaining balance on the OID Notes was $62,275, which is long term.

The Company issued various, unsecured convertible promissory notes (the “2015 Notes”), on various dates with the last of the 2015 Notes being issued in August 2015. The 2015 Notes matured and were extended from the date of each tranche through maturity dates ending on February 2024 through March 2024, and April 2024 through August 2024. The 2015 Notes bear interest at 10% per year. The 2015 Notes are convertible into shares of the Company’s common stock at conversion prices ranging from the lesser of $1,400 to $5,600 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the 2015 Notes. The conversion feature of the 2015 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the 2015 Notes. As of September 30, 2022, the 2015 Notes had an aggregate remaining balance of $1,200,000, of which $1,200,000 is long term.

The Company issued a convertible note (the “Dec 2015 Note”) in exchange for accounts payable in the amount of $432,048, which could be converted into shares of the Company’s common stock after December 31, 2015. The Dec 2015 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Dec 2015 Note did not meet the criteria of a derivative, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Dec 2015 Note and recognized as interest expense in the financial statements. On January 1, 2016, the Dec 2015 Note met the criteria of a derivative and was accounted for under ASC 815. The Dec 2015 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. As of September 30, 2022, the remaining balance on the Dec 2015 Note was $167,048, which is short term.

The Company issued a convertible note (the “Sep 2016 Note”) in exchange for accounts payable in the amount of $430,896, which could be converted into shares of the Company’s common stock after September 15, 2016. The Sep 2016 Note was accounted for under ASC 470, whereby, a beneficial conversion feature was recorded at time of issuance. The Sep 2016 Note met the criteria of a derivative and was accounted for under ASC 815. The Sep 2016 Note has zero stated interest rate, and the conversion price shall be equal to 75% of the average three lowest last sale prices traded during the 25 trading days immediately prior to conversion. The Sep 2016 Note did not meet the criteria of a derivative at the date of the issuance, and was accounted for as a beneficial conversion feature, which was amortized over the life of the Sep 2016 Note and recognized as interest expense in the financial statements. The conversion feature of the Sep 2016 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion feature of the Sep 2016 Note. As of September 30, 2022, the remaining balance on the Sep 2016 Note was $430,896, which is short term.

The Company issued two (2) unsecured convertible promissory notes (the “Apr & May 2018 Notes”), in the aggregate amount of $300,000 on April 2, 2018 and May 31, 2018. The Apr & May 2018 Notes had maturity dates of April 2, 2019 and May 31, 2019, respectively. The Apr & May 2018 Notes bear interest at 10% per year. The Apr & May 2018 Notes may be converted into shares of the Company’s common stock at a variable conversion price of 50% of the lesser of the lowest trading price twenty-five (25) trading days prior to conversion. The conversion feature of the Apr & May 2018 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Notes. On March 13, 2019, the Company entered into a settlement agreement with the investor in the amount of $570,000, based on the outstanding balance due and payable under the Apr & May 2018 Notes. The Company set up a reserve of 2,630,769 shares of common stock of the Company for issuance upon conversion by the investor of the amounts owed under the Notes, in accordance with the terms of the Notes, including, but not limited to the beneficial ownership limitations contained in the Notes. In addition to the foregoing, upon the sale by the investor of the settlement shares as delivered to the investor by the Company, resulting in total net proceeds less than the settlement value, the investor is entitled to additional settlement shares of the Company’s common stock. If after the investor has sold all settlement shares, the investor delivers a written notice to the Company certifying that the investor is entitled to additional settlement shares of the Company’s common stock (the “Make-Whole Shares”). The number of make-whole shares being equal to the greater of ((i) zero and (ii) the quotient of (1) the difference of (x) the settlement value with respect to each sale of shares by the Investor after the delivery of the Settlement Shares, minus (y) the aggregate net consideration received by the Investor from the resale of all shares of common stock issued by the Company, divided by (2) the average trailing closing price for ten (10) trading days for the shares immediately preceding the date of delivery of the make-whole shares. As of September 30, 2022, the remaining balance on the May 2018 Note was $218,064, which is short term.

The Company entered into an unsecured convertible promissory note (the “Nov 20 Note”), on November 19, 2020 in the amount of $50,000. The Company received funds in the amount of $50,000. The Nov 20 Note had an original maturity date of November 19, 2021 and was extended for an additional sixty (60) months from the maturity date. The Nov 20 Note bears interest at 10% per year. The Nov 20 Note may be converted into shares of the Company’s common stock at a lesser price of $0.05 per share or (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Nov 20 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. As of September 30, 2022, the remaining balance on the Nov 20 Note was $13,772, which is long term.

The Company entered into an unsecured convertible promissory note (the “Jan 21 Note”), on January 25, 2021 in the amount of $60,000. The Company received funds in the amount of $60,000. The Jan 21 Note had an original maturity date of January 25, 2022 and was extended for an additional sixty (60) months from the maturity date. The Jan 21 Note bears interest at 10% per year. The Jan 21 Note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of (a) $0.05 per share, (b) fifty percent (50%) of the lowest trade price of common stock recorded on any trade after the effective date, or (c) the lowest effective price per share granted. In addition, for each conversion, in event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the third business day until the shares are delivered. The conversion feature of the Jan 25 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $3,743 during the nine months ended September 30, 2022. As of September 30, 2022, the balance of the Jan 21 Note was $60,000, which is long term.

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically according to the stock price fluctuations.

The derivative liability recognized in the financial statements as of September 30, 2022 was $35,702,830.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

The following table represents a disaggregation of revenue by type of good or service from contracts with customers for the September 30, 2022 and 2021.

	Nine Months Ended
	September 30,
	2022	2021
Equipment Contracts	$5,829,960	$1,662,869
Component Sales	1,390,243	841,203
Waste Water Treatment Systems	325,005	57,729
Pump Stations	179,005	182,591
Rental Income	19,719	21,260
Services Sales	24,201	82,635
	$7,768,133	$2,848,287

Revenue recognition for other sales arrangements, such as sales for components, and service sales will remain materially consistent.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract asset for the nine months ended September 30, 2022 and the year ended December 31, 2021, was $1,455,464 and $378,932, respectively. The contract liability for the nine months ended September 30, 2022, and the year ended December 31, 2021, was $692,570 and $1,886,946, respectively.

7.	FINANCIAL ASSETS

Fair value investment in Securities

On November 12, 2021, the Company served a conversion notice to WTII and recorded additional interest and fees of $15,988 through that date, according to the terms of the securities purchase agreement for an aggregate of $149,867. The Note was converted into 45,208,649 shares of WTII common stock. As of September 30, 2022, the investment in securities was recorded at fair value in the amount of $45,209, with an unrealized loss of $153,709.

On May 15, 2018, the Company received 4,000 shares of Water Technologies International, Inc. (“WTII”) Series C convertible preferred stock for the use of OriginClear, Inc. technology associated with their proprietary electro water separation system. Each share of Series C convertible preferred stock is convertible into one thousand (1,000) shares of WTII common stock. The stock was valued at fair market value of $0.0075 for a price of $30,000 on the date of issuance. The Company analyzed the licensing agreement using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality was delivered immediately, the revenue was recognized in the financial statements as of June 30, 2018. As of September 30, 2022, the fair value of the preferred shares was $6,000.

8.	LOANS PAYABLE

Secured Loans Payable

The Company entered into short term loans with various lenders for capital expansion secured by the Company’s assets in the amount of $1,749,970, which included finance cost of $624,810. The finance cost was amortized over the terms of the loans, which have various maturity dates ranging from October 2018 through February 2019. As of December 31, 2020, the finance cost was fully amortized. During the year ended December 31, 2021, the Company settled the majority of the loans in the amount of $262,250, of which $157,250 was recognized on the statement of operations as a gain on write-off of loan payable. The term of the loans ranged from two months to six months. During the period ended September 30, 2022, the Company received $25,000 as a settlement and wrote off $50,000 of secured loans payable. The net balance as of September 30, 2022 was $30,646.

Small Business Administration Loans

Between April 30, 2020 and September 12, 2020, the Company received total loan proceeds in the amount of $505,000, which included an aggregate of $345,000 under the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief and Economic Security Act, an Economic Injury Disaster Loan (the “EIDL”) in the amount of $150,000, and an Economic Injury Disaster Grant in the amount of $10,000. The principal and accrued interest under the PPP was forgivable if the Company used the PPP loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and otherwise complied with PPP requirements. The Company used the full proceeds of the PPP loan specifically for eligible purposes per requirements of the PPP and during the period ending December 31, 2021, the Company submitted satisfactory documentation regarding its compliance with the applicable requirements and obtained forgiveness of the PPP loan. The Company must repay any unforgiven principal amount, with interest, on a monthly basis following the deferral period for the EIDL. For the period ended December 31, 2021, the aggregate amount of $345,000 received under the PPP, and the Economic Injury Disaster Grant in the amount of $10,000 was recognized in the statement of operations as other income due to forgiveness.

9.	CAPITAL LEASES

The Company entered into a capital lease for the purchase of equipment during the year ended December 31, 2018. The lease is for a sixty (60) month term, with monthly payments of $757 per month, and a purchase option at the end of the lease for $1.00. As of September 30, 2022, there remain a current balance of $1,169.

10.	FOREIGN SUBSIDIARY

On January 22, 2020 the Company entered into a strategic partnership with Permionics Separations Solutions, Inc., a unit of India’s Permionics Group (“Permionics”) for the Asia-Pacific Region. This strategic partnership assists the Company with overcoming the typical hurdles in commercializing a technology overseas with engineering support, developing customer proposals, infrastructure to handle logistics and purchasing, inventory and shipping from and into foreign countries, customer training, startup assistance and service.

The Company believes that Permionics is best suited to accomplish all of the above for its customers in the Asia-Pacific countries and as a result, has terminated all activities of its fully owned subsidiary, OriginClear Technologies Limited, in Hong Kong, China, working instead with Permionics when applicable.

11.	ASSETS HELD FOR SALE

The Company acquired real estate assets to be held for sale to finance their water projects, by issuing 630 shares of Series T preferred stock for a fair value of $630,000, in conjunction with common stock purchase warrants, through an asset purchase agreement. The assets held for sale consisted of residential property, plus eight (8) lots of undeveloped land. The real property has been listed actively on the market to be sold. Based on the offers received and the market conditions, the Company adjusted the fair value by $116,000 leaving a fair value of $514,000.

12.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

Our Dallas based subsidiary, PWT, rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $7,900.

Warranty Reserve

Generally, a PWT project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. The Company has various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided under PWT based on the opinion of management and based on Company history in the amount of $20,000 for the nine months ended September 30, 2022.

Litigation

There are no material updates to the litigation matters with C6 Capital, LLC nor Auctus Fund, LLC as previously disclosed in the Form 10-Q filed on August 15, 2022.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between October 7, 2022 and October 28, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1.8 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $177,000. The Company also issued an aggregate of 1,416,000 warrants to these investors.

Between October 18, 2022 and November 2, 2022, the Company issued to consultants an aggregate of 7,067,670 shares of the Company’s common stock for services.

On October 19, 2022, OriginClear, Inc. (the “Company”) entered into an Equity Financing Agreement (“Financing Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, through puts made from time to time by the Company, up to $25,000,000 worth of the shares (“Shares”) of the Company’s common stock, par value $0.0001 per share. In accordance with the terms of the Financing Agreement and the Registration Rights Agreement dated October 20, 2022 between the Company and GHS (“Registration Agreement”), the Company is required to register the Shares on Form S-1 with the Securities and Exchange Commission (“SEC”) as a condition precedent to GHS’s obligation to close on the purchase of the Shares.

On October 20, 2022, holders of the Company’s Series Y preferred stock converted an aggregate of 3 Series Y shares into an aggregate of 20,204,082 shares, including make-good shares, of the Company’s common stock.

On October 25, 2022, holders of the Company’s Series U preferred stock converted an aggregate of 100 Series U shares into an aggregate of 5,868,545 shares of the Company’s common stock.

On November 3, 2022, holders of the Company’s Series T preferred stock converted an aggregate of 18 Series T shares into an aggregate of 3,176,471 shares of the Company’s common stock.

ORIGINCLEAR, INC.

909,090,909 Shares of Common Stock

PROSPECTUS

NOVEMBER 30, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$2,755
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$0
Total	$47,755

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained into Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Exchange of Preferred Shares

On January 25, 2022 certain holders of the Company’s Series V preferred stock exchanged an aggregate of 4 shares of Series V preferred stock for 4 shares of the Company’s Series Y preferred stock.

Between January 3, 2022 and November 1, 2022, certain holders of the Company’s Series K preferred stock exchanged an aggregate of 110 shares of Series K preferred stock for 110 shares of the Company’s Series W preferred stock.

Between May 10, 2022 and June 22, 2022, certain holders the Company’s Series I preferred stock exchanged an aggregate of 210 shares of Series I preferred stock for 210 shares of the Company’s Series W preferred stock.

Between February 14, 2022 and June 22, 2022, certain holders of the Company’s Series F preferred stock exchanged an aggregate of 200 shares of Series F preferred stock for 200 shares of the Company’s Series Q preferred stock.

Sales of Preferred Shares

Between January 4, 2022 and November 4, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 46.2 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $4,616,277. The Company also issued an aggregate of 36,930,216 warrants to these investors.

On February 18, 2022, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 25 shares of the Company’s Series Z preferred stock for an aggregate purchase price of $250,000. The Company also issued an aggregate of 2,500,000 warrants to these investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Notes

Between January 7, 2022 and July 29, 2022, holders of convertible promissory notes converted an aggregate principal and interest amount of $270,547 into an aggregate of 39,900,514 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Preferred Shares

Between January 4, 2022 and September 30, 2022, holders of the Company’s Series R preferred stock converted an aggregate of 604 Series R shares into an aggregate of 45,535,758 shares of the Company’s common stock.

Between January 4, 2022 and October 25, 2022, holders of the Company’s Series U preferred stock converted an aggregate of 682 Series U shares into an aggregate of 36,497,792 shares of the Company’s common stock.

Between January 4, 2022 and September 6, 2022, holders of the Company’s Series W preferred stock converted an aggregate of 245 Series W shares into an aggregate of 21,489,284 shares of the Company’s common stock.

Between February 22, 2022 and September 26, 2022, holders of the Company’s Series L preferred stock converted an aggregate of 284 Series L shares into an aggregate of 25,145,849 shares, including make-good shares, of the Company’s common stock.

Between February 25, 2022 and November 3, 2022, holders of the Company’s Series T preferred stock converted an aggregate of 630 Series T shares into an aggregate of 86,281,921 shares of the Company’s common stock.

Between April 19, 2022 and September 29, 2022, holders of the Company’s Series P preferred stock converted an aggregate of 28 Series P shares into an aggregate of 4,045,549 shares of the Company’s common stock.

Between April 25, 2022 and November 15, 2022, holders of the Company’s Series Y preferred stock converted an aggregate of 19 Series Y shares into an aggregate of 135,976,407 shares of the Company’s common stock.

On May 11, 2022, holders of the Company’s Series J preferred stock converted an aggregate of 5 Series J shares into an aggregate of 512,737 shares of the Company’s common stock.

On July 8, 2022, holders of the Company’s Series E preferred stock converted an aggregate of 1,537,213 Series E shares into an aggregate of 76,865 shares of the Company’s common stock.

On July 20, 2022, holders of the Company’s Series Q preferred stock converted an aggregate of 100 Series Q shares into an aggregate of 12,642,226 shares of the Company’s common stock.

On September 6, 2022, holders of the Company’s Series O preferred stock converted an aggregate of 25 Series O shares into an aggregate of 1,258,812 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Restricted Stock Grant Agreement Issuances

On August 8, 2022, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to Mr. T. Riggs Eckelberry and one consultant an aggregate of 1,023,192 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Issuance of Common Stock

Between January 21, 2022 and November 2, 2022, the Company issued to consultants and one employee an aggregate of 47,091,326 shares of the Company’s common stock for services.

Between February 23, 2022 and August 29, 2022, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 179,090,390 shares of the Company’s common stock in settlement of certain claims with such persons.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Dividends in Shares of Common Stock

Between March 31, 2022 and September 30, 2022, the Company issued an aggregate of 917,821 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 16. Exhibits and Financial Statement Schedules

SEC Ref. No.

3.1	Articles of Incorporation of OriginOil, Inc. filed with the Secretary of State of Nevada on June 1, 2007 (1)
3.2	Certificate of Change of OriginOil, Inc. filed with the Secretary of State of Nevada on July 19, 2011 (2)
3.3	Certificate of Amendment of OriginOil, Inc. filed with the Secretary of State of Nevada on June 14, 2012 (3)
3.4	By-laws of OriginOil, Inc. (1)
3.5	Form of Certificate of Amendment of OriginOil, Inc. filed with the Secretary of State of Nevada on August 14, 2014 (4)
3.6	Certificate of Amendment of OriginOil, Inc. (5)
3.7	Series A Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on October 1, 2015 (6)
3.8	Certificate of Designation of Series A Preferred Stock (6)
3.8	Series B Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on October 1, 2015 (6)
3.9	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on March 29, 2016 (7)
3.10	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on August 12, 2016 (8)
3.11	Series C Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on March 15, 2017 (9)
3.12	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock of OriginClear, Inc. filed with the Secretary of State of Nevada on March 30, 2017 (10)
3.13	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on April 7, 2017 (11)
3.14	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on June 30, 2017 (12)
3.15	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on December 1, 2017 (13)
3.16	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on April 13, 2018 (21)
3.17	Series D Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on April 13, 2018 (21)
3.18	Series D-1 Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on April 13, 2018 (21)
3.19	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on August 13, 2018 (23)
3.20	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series E Convertible Preferred Stock (24)
3.21	Certificate of Designation Establishing the Designations, Preferences, Limitations and Relative Rights of its Series F Preferred Stock (24)
3.22	Certificate of Designation of Series G Preferred Stock (25)
3.23	Certificate of Designation of Series I Preferred Stock (27)
3.24	Certificate of Designation of Series J Preferred Stock (27)
3.25	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada on April 23, 2019 (35)
3.26	Certificate of Amendment of OriginClear, Inc. filed with the Secretary of State of Nevada and effective October 25, 2019 (28)
3.27	Certificate of Designations of Series K Preferred Stock (29)
3.28	Certificate of Designations of Series L Preferred Stock (29)
3.29	Amended and Restated Certificate of Designations of Series M Preferred Stock (30)

3.30	Certificate of Designations of Series O Preferred Stock (31)
3.31	Certificate of Designations of Series P Preferred Stock (31)
3.32	Certificate of Designation of Series Q Preferred Stock (32)
3.33	Certificate of Designation of Series R Preferred Stock (33)
3.34	Certificate of Designation of Series S Preferred Stock (34)
3.35	Certificate of Designation of Series T Preferred Stock (14)
3.36	Certificate of Designation of Series U Preferred Stock (15)
3.37	Fourth Amended and Restated Certificate of Designation of Series V Preferred Stock (36)
3.38	Certificate of Designation of Series W Preferred Stock (16)
3.39	Certificate of Amendment to Articles of Incorporation (35)
3.40	Certificate of Designation of Series X Preferred Stock (37)
3.41	Certificate of Designation of Series Y Preferred Stock (40)
5.1	Form of Opinion of Kunzler Bean & Adamson
10.1	Form of Restricted Stock Award between OriginClear, Inc. and T. Riggs Eckelberry (18)***
10.2	Form of Restricted Stock Award between OriginClear, Inc. and T. Riggs Eckelberry (19)***
10.3	Settlement Agreement between the Company and Auctus Fund, LLC (26)
10.4	Equity Financing Agreement by and between OriginClear, Inc. and GHS Investments, LLC dated October 20, 2022(39)
10.5	Registration Rights Agreement by and between OriginClear, Inc. and GHS Investments, LLC dated October 20, 2022(39)
14.1	Code of Ethics (38)
23.1	Consent of Auditor
23.2	Consent of Kunzler Bean & Adamson (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document.*
101.SCH	Inline XBRL Taxonomy Extension Schema Document.*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).*
107	Filing Fee Table.*

*	Filed herewith

**	Furnished herewith

***	Management compensation agreement

(1)	Incorporated by reference to the Company’s Form SB-2 filed with the SEC on December 11, 2007.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2011.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2012.
(4)	Incorporated by reference to the Company’s Current Report on Form 10-Q filed with the SEC on August 14, 2014.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2015.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015.
(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 4, 2016.
(8)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016 filed with the SEC on August 15, 2016.
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2017.
(10)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2017.
(11)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2017.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2017.
(14)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2021.
(15)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2021.
(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2021.
(17)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2016.
(18)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2016 filed with the SEC on May 16, 2016.
(19)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016 filed with the SEC on August 15, 2016.
(20)	In accordance with Item 601of Regulation S-K, this Exhibit is hereby furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

(21)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed for the Fiscal Year ended December 31, 2017 filed with the SEC on April 17, 2018.
(22)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2018 and filed with the SEC on May 21, 2018.
(23)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2018 and filed with the SEC on August 14, 2018.
(24)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2018.
(25)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2019.
(26)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2019.
(27)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2019.
(28)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2019.
(29)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2019 filed with the SEC on August 19, 2019.
(30)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2020 filed with the SEC on July 6, 2020.
(31)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2020.
(32)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2020.
(33)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2020 filed with the SEC on November 23, 2020.
(34)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2021.
(35)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the Year ended December 31, 2018 filed with the SEC on April 25, 2019.
(36)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2021.
(37)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2021.
(38)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the Year ended December 31, 2020 filed with the SEC on May 21, 2021.
(39)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2022.
(40)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the Year ended December 31, 2021 filed with the SEC on April 7, 2022.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized in the City of New York, State of New York.

ORIGINCLEAR, INC.

Date: November 30, 2022	By:	/s/ T Riggs Eckelberry
T Riggs Eckelberry
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T Riggs Eckelberry	Director and Chief Executive Officer	November 30, 2022
Riggs Eckelberry

/s/ Prasad Tare	Chief Financial Officer	November 30, 2022
Prasad Tare

/s/ Anthony Fidaleo	Director	November 30, 2022
Anthony Fidaleo

/s/ Jean-Louis Kindler	Director	November 30, 2022
Jean-Louis Kindler

/s/ Byron Elton	Director	November 30, 2022
Byron Elton